       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16 2001
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        ARCADIA RECEIVABLES FINANCE CORP.
                   (Originator of the Trusts Described Herein)
             (Exact name of registrant as specified in its charter)

              DELAWARE                                9999                               41-1743653
    (State or other jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
  of incorporation or organization         Classification Code Number)               Identification No.)

                      290 EAST CARPENTER FREEWAY 7 DECKER
                              IRVING, TEXAS 75062
                                 (972) 652-4000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                             MICHAEL J. FORDE, ESQ.
                           ASSISTANT GENERAL COUNSEL
                      ASSOCIATES FIRST CAPITAL CORPORATION
                           250 EAST CARPENTER FREEWAY
                              IRVING, TEXAS 75062
                                 (972) 652-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   COPIES TO:

        CHARLES F. SAWYER, ESQ.                   MICHAEL TARPLAY, ESQ.
         Dorsey & Whitney LLP                         Citibank N.A.
         220 South Sixth Street                      425 Park Avenue
      Minneapolis, Minnesota 55402              New York, New York 10043
             (612) 340-2600                           (212) 559-9583

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.

                                   ----------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                            ---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                           ---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    ----------

                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE         REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED          PER UNIT         OFFERING PRICE           FEE
Automobile Receivables-Backed
 Securities...........................         *(1)                *(1)                *(1)                *(1)

(1) This registration statement registers an indeterminate amount of Asset-Backed Securities that are to be offered and sold in market-making activities by one or more broker-dealer affiliates of Arcadia Receivables Finance Corp. in respect of $2,500,000,000 of Asset-Backed Securities previously registered under Registration Statement No. 333-82281. A registration fee of $695,000 was previously paid with respect to this amount. No additional fee is required to register this indeterminate amount of Asset-Backed Securities that are to be offered and sold in market-making activities.

                                   ----------

     In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to $434,588,424 of unissued Asset-Backed Securities previously registered under Registration Statement No. 333-82281. A registration fee of $120,816 was previously paid with respect to this amount.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to Completion, dated February 16, 2001

          Prospectus Supplement to Prospectus Dated February __, 2001

               $              Automobile Receivables-Backed Notes

                 ASSOCIATES AUTOMOBILE RECEIVABLES TRUST

                       ARCADIA RECEIVABLES FINANCE CORP.
                                     Seller

                             ARCADIA FINANCIAL LTD.
                                    Servicer
                          a wholly owned subsidiary of

                    ASSOCIATES CORPORATION OF NORTH AMERICA
                         ------------------------------

     Payment of the interest on, and principal of, the        Notes is
unconditionally and irrevocably guaranteed to the extent described herein under a note guaranty insurance policy issued by:

                        [SECURITY INSURER, IF ANY, LOGO]

     The Trust will issue five classes of notes, of which are being offered and sold under this prospectus supplement and are listed below. [The notes are not being offered or sold under this prospectus supplement.] The trust will pay interest monthly on the 15th of the month, or if that day is not a business day, the following business day. The first interest payment will be
made on                  . The notes represent obligations of the trust only and
do not represent obligations of or interests in Arcadia Receivables Finance Corp., Arcadia Financial Ltd., Associates Corporation of North America or any of their affiliates. This prospectus supplement and the accompanying prospectus may be used by Arcadia Receivables Finance Corp., Arcadia Financial Ltd., Associates Corporation of North America or any of their affiliates in connection with offers and sales of the notes in market-making transactions.

     INVESTING IN THE NOTES INVOLVES CERTAIN RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-10 OF THIS PROSPECTUS SUPPLEMENT.

                            Principal      Interest      Price to       Underwriting      Proceeds to
                              Amount         Rate        Public(1)        Discounts      Seller(1)(2)
                            ---------      --------      ---------      ------------     ------------
Per Class A-1 Note......
Per Class A-2 Note......
Per Class A-3 Note......
Per Class A-4 Note......
Per Class A-5 Note......

Total...................

---------------

(1) Plus accrued interest, if any, from                   .

(2) Before deducting expenses, estimated to be           .

     Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System against payment in immediately available funds on or about
                  .

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 [UNDERWRITERS]

          The date of this Prospectus Supplement is

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
IMPORTANT NOTICE............................................   S-1
REPORTS TO NOTEHOLDERS......................................   S-1
WHERE YOU CAN FIND MORE INFORMATION.........................   S-2
SUMMARY OF THE TERMS OF THE NOTES...........................   S-3
RISK FACTORS................................................  S-10
USE OF PROCEEDS.............................................  S-15
THE TRUST...................................................  S-15
THE TRUST PROPERTY..........................................  S-16
THE RECEIVABLES POOL........................................  S-17
WEIGHTED AVERAGE LIFE OF THE NOTES..........................  S-24
ARCADIA FINANCIAL LTD. .....................................  S-28
DESCRIPTION OF THE [SECURITY INSURER, IF ANY]...............  S-28
DESCRIPTION OF THE NOTES....................................  S-29
DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST
  DOCUMENTS.................................................  S-32
DESCRIPTION OF THE NOTE POLICY..............................  S-40
FEDERAL INCOME TAX CONSEQUENCES.............................  S-42
ERISA CONSIDERATIONS........................................  S-44
UNDERWRITING................................................  S-45
LEGAL MATTERS...............................................  S-46
EXPERTS.....................................................  S-47
FORWARD-LOOKING STATEMENTS..................................  S-47
ANNEX I.....................................................   I-1

                            PROSPECTUS

IMPORTANT NOTICE............................................     2
THE TRUSTS..................................................     2
THE SELLER..................................................     3
ARCADIA FINANCIAL LTD. .....................................     3
THE RECEIVABLES.............................................     4
YIELD AND PREPAYMENT CONSIDERATIONS.........................     7
POOL FACTOR.................................................     8
USE OF PROCEEDS.............................................     8
THE CERTIFICATES............................................     8
THE NOTES...................................................    10
INFORMATION REGARDING THE SECURITIES........................    15
DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST
  DOCUMENTS.................................................    20
LEGAL ASPECTS OF THE RECEIVABLES............................    34
FEDERAL INCOME TAX CONSEQUENCES.............................    38
ERISA CONSIDERATIONS........................................    38
WHERE YOU CAN FIND MORE INFORMATION.........................    39
PLAN OF DISTRIBUTION........................................    40
LEGAL MATTERS...............................................    40
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
  PROCEDURES................................................   I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     If the terms of your series of notes described in this prospectus supplement vary from the prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement provides the pages on which these captions are located.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Arcadia Receivables Finance Corp., Arcadia Financial Ltd. or an underwriter by asking for it.

                             REPORTS TO NOTEHOLDERS

     After the notes are issued, unaudited monthly and annual reports, which contain information concerning the trust prepared by Arcadia Financial Ltd., will be sent on behalf of the trust to [Indenture Trustee] and Cede & Co. You can find a more detailed description of this in the accompanying prospectus under the heading "Description of the Purchase Agreements and the Trust Documents" and under the heading "Information Regarding the Securities -- Statements to Securityholders."

     Owners of the notes may receive the reports by submitting a written request to [Indenture Trustee]. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. [Indenture Trustee] will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via [Indenture Trustee]'s internet website, which is presently located at [Indenture Trustee]. If the reports are not accessible on this website, Bank One will forward a hard copy of the reports to each noteholder immediately after [Indenture Trustee] becomes aware that the reports are not accessible on its internet website. Assistance in using this internet website may be obtained by calling [Indenture Trustee]'s customer service desk at [Indenture Trustee]. [Indenture Trustee] shall notify the noteholders in writing of any change in the address or means of access to the internet website where the reports are accessible.

     The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Arcadia Receivables Finance Corp., Arcadia Financial Ltd. and Associates Corporation of North America do not intend to send any of their financial reports to noteholders. The trust will file with the Securities and Exchange Commission periodic reports concerning the trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the seller with the SEC (Registration No. 333-82281). You may request a free copy of any of the above filings by writing or calling:

                             Arcadia Financial Ltd.
                  c/o Associates Corporation of North America
                           250 East Carpenter Freeway
                              Irving, Texas 75062
              Attention: Senior Vice President -- Capital Markets
                                 (972) 652-4000

     The seller, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement referenced above shall be deemed to be a new registration statement relating to the notes offered under this prospectus supplement, and the offering of the notes at that time shall be deemed to be the initial bona fide offering thereof.

     You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                       SUMMARY OF THE TERMS OF THE NOTES

     This summary highlights selected information regarding the notes, and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the notes, you should read this entire prospectus supplement and the accompanying prospectus.

     This summary uses some capitalized terms. Some of these capitalized terms are defined in this summary, but some of them are merely described in this summary. If you want to see a complete definition of those capitalized terms, look in the section of the prospectus supplement or in the prospectus referred to in this prospectus supplement.

Trust or the Issuer........  Associates Automobile Receivables Trust        will
                             issue the notes and be liable for their payment.
                             The trust's principal asset will be a pool of non-prime automobile loans.

Seller.....................  Arcadia Receivables Finance Corp. is a wholly owned special-purpose subsidiary of Arcadia Financial Ltd. Arcadia Financial was acquired by Associates First Capital Corporation in April 2000 and is a subsidiary of Associates Corporation of North America, which in turn is a wholly owned subsidiary of Associates First Capital Corporation. Arcadia Receivables Finance Corp. will sell the automobile loans to the trust. The seller is located at 290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062, telephone number (972) 652-4000.

Servicer...................  Arcadia Financial Ltd. will service the automobile loans held by the trust.

The Indenture Trustee......

The Owner Trustee..........  Wilmington Trust Company.

Note Insurer...............  [Security Insurer, if any].

Cutoff Date................  Close of business on or about         .

The Notes..................  The trust will issue the following five classes of notes:

                             -          Class A-1 automobile
                                 receivables-backed notes;

                             -          Class A-2 automobile
                                 receivables-backed notes;

                             -          Class A-3 automobile
                                 receivables-backed notes;

                             -          Class A-4 automobile
                                 receivables-backed notes; and

                             -          Class A-5 automobile
                                 receivables-backed notes.

                             [The Class A-1 notes are not being offered or sold under this prospectus supplement. Arcadia Financial or one of its affiliates initially will retain the Class A-1 notes, but may sell any or all of them at a later date.]

                             The notes will be issued in minimum denominations of $1,000 and multiples of $1,000 for amounts greater than that. You may hold your notes through The Depository Trust Company in the United States, or through Clearstream or Euroclear in Europe.

TERMS OF THE NOTES

-  Distribution Date.......  The 15th day of each month, or the next following
                             business day, beginning on                  .

-  Record Date.............  The business day just before the related distribution date. Payments will be made to noteholders of record as of the business day preceding the distribution date.

-  Interest................  Interest on the notes will accrue at the interest rate specified on the cover of this prospectus supplement from and including the prior distribution date to the day before the applicable distribution date. In the case of the first distribution date, interest begins to accrue on the day of the closing. Interest on the Class A-1 notes will be calculated on the basis of the actual days elapsed and a 360-day year. Interest on the Class A-2, Class A-3, Class A-4 and Class A-5 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

-  Principal...............  Principal will be paid on the notes on each distribution date. The notes will be sequential pay classes, and payments of principal on the notes will generally be allocated among the classes on each distribution date as follows:

                             -  to the Class A-1 notes until retired, then

                             -  to the Class A-2 notes until retired, then

                             -  to the Class A-3 notes until retired, then

                             -  to the Class A-4 notes until retired, and then

                             -  to the Class A-5 notes until retired.

-  Final Scheduled
   Distribution Dates......  If they have not already been paid in full, the outstanding principal amount of each class of notes will be payable on the date specified for each class below:

                             -  Class A-1 notes:              distribution
                             date;

                             -  Class A-2 notes:              distribution date;

                             -  Class A-3 notes:              distribution
                             date;

                             -  Class A-4 notes:              distribution date;
                             and

                             -  Class A-5 notes:              distribution date.

-  Mandatory Redemption....  If the pre-funding account is not depleted The trust will have a pre-funding period, which is scheduled to begin on the day of the closing and
                             end on the       distribution date. On the
                             distribution date, the indenture trustee will use any funds remaining in the trust's pre-funding account to redeem the notes as follows:

                             - if the amount to be redeemed is $100,000 or less, the indenture trustee will pay such amount to the notes in accordance with their sequential pay feature and not pro rata to each class of notes to reduce the outstanding principal balance of the class of notes then entitled to receive distributions of principal, or

                             - if the amount to be redeemed is greater than $100,000, the indenture trustee will use the money to redeem each class of notes in an amount equal to that class's pro rata share, based on the respective current principal amount of each class of notes, of the redemption amount. If the redemption amount is greater than $100,000, you will also be entitled to a redemption premium.

                             Upon Event of Default

                             If an event of default under the indenture occurs, the notes may be accelerated and subject to immediate payment at par. So long as no insurer default has occurred, only [Security Insurer, if any] can declare an event of default and acceleration, except in unusual circumstances. See "Description of the Note Policy" in this prospectus supplement. The note policy issued by [Security Insurer, if any] does not guarantee payment of any amounts that become due on an accelerated basis, unless [Security Insurer, if any] elects, in its sole discretion, to pay such amounts in whole or in part. However, following an acceleration of the notes, the note policy will continue to cover payments of principal and interest in accordance with its terms. See "Description of the Note Policy" in this prospectus supplement.

-  Optional Redemption.....  The servicer has the option to purchase the receivables owned by the trust on any distribution date on which the aggregate principal balance of the notes declines to 10% or less of the original aggregate principal balance of the notes. If the servicer exercises this option, all of the outstanding notes will be redeemed. The redemption price is equal to the unpaid principal amount of the notes plus any accrued and unpaid interest.

The Receivables............  The trust will own a pool of retail installment sales contracts and promissory notes purchased from motor vehicle dealers by Arcadia Financial in the ordinary course of business. These receivables are secured by new and used automobiles and light trucks.

-  Initial Receivables and
   Subsequent
   Receivables.............  On the day of the closing, we will transfer an initial group of automobile receivables to the trust. We expect these initial receivables to have an aggregate principal balance of approximately
                             $            as of the cutoff date. We will also
                             transfer one or more additional groups of
                             subsequent automobile receivables to the trust on
                             or prior to the          distribution date. We
                             expect these subsequent receivables to have an aggregate principal balance of approximately
                             $           .

-  Characteristics of the
   Preliminary Initial
   Receivables.............  The initial receivables and the subsequent receivables will be selected (subject to rating agency approval) from automobile loans in Arcadia Financial's portfolio based on the criteria described in this prospectus supplement under "The Receivables Pool." In this prospectus supplement, we are giving you information about the portion of the initial receivables that we had identified on
                                             . This group of automobile loans is
                             called the preliminary initial receivables. Here is some information about the preliminary initial
                             receivables, as of                 (the
                             "preliminary cutoff date"):

                             - the weighted average annual percentage rate (the "APR") of the preliminary initial receivables
                                was approximately     %;

                             - the weighted average original maturity of the preliminary initial receivables was
                                approximately     months; and

                             - the weighted average remaining maturity of the preliminary initial receivables was
                                approximately     months.

Pre-Funding Account........  Contingent upon the written consent of [Security
                             Insurer, if any] and the satisfaction of certain other conditions, we will sell additional automobile loans to the trust during a period beginning on the closing date and ending not later
                             than the            distribution date. The
                             indenture trustee will deposit about $          of
                             the proceeds from the sale of the notes into the pre-funding account. We expect to sell subsequent receivables to the trust with an aggregate
                             principal amount approximately equal to $         .
                             Arcadia Financial expects that the funds on deposit in the pre-funding account will be reduced to less than $100,000 by the distribution date. Any pre-funded amount remaining at the end of the pre-funding period will be distributed in the manner described under "Mandatory Redemption" above. Prior to being used to purchase subsequent receivables or paid to you, the pre-funded amount will be invested from time to time in eligible investments.

                             Subsequent receivables may be originated using credit criteria different from the criteria applied with respect to the initial receivables and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the trust, the characteristics of the entire pool of receivables included in the trust may vary from those of the preliminary initial receivables. See "Risk Factors" and "The Receivables Pool."

Capitalized Interest
Account....................  On the day of the closing, Arcadia Financial will establish a capitalized interest account to
                             increase available funds on the payment dates in
                                                        and             . To
                             establish the account, Arcadia Financial will deposit from the proceeds of the sale of the notes an amount that is agreed upon by Arcadia Financial and [Security Insurer, if any] and approved by the rating agencies, which may be zero. Immediately prior to the distribution dates in
                             or             , the indenture trustee will
                             withdraw a formula amount from the capitalized interest account and deposit it in the collection account for distribution in accordance with the priority of distributions detailed under "Description of the Purchase Agreements and the Trust Documents -- Distributions." The indenture trustee will release any funds remaining in the capitalized interest account after the distribution
                             to noteholders in              to an affiliate of
                             Arcadia Financial.

Credit Enhancement.........  The credit enhancement described below provides some protection for the notes against losses and delays in payment.

-  Overcollateralization...  Each class of notes will have the benefit of overcollateralization as credit enhancement. The overcollateralization amount represents the amount by which (a) the principal balance of the receivables exceeds (b) the principal balance of the notes less any amounts in the pre-funding account. Initially, the principal balance of the notes, less the amount deposited in the pre-funding
                             account, will equal approximately      % of the
                             principal balance of the receivables. To maintain the required overcollateralization amount, the noteholders will receive on each distribution date as a distribution of principal an amount equal to the lesser of (1) the amount necessary to reduce the principal balance of the notes such that the overcollateralization will
                             equal the greater of (a)      % of the Pool Balance
                             or (b) the minimum required overcollateralization amount or (2) the principal balance of the outstanding notes. The minimum required overcollateralization amount will generally be
                                  % of the initial principal balance of all
                             receivables sold to the trust as of such date. The level of overcollateralization may increase upon breach of certain asset performance tests or upon certain other events, including certain servicer defaults, as described herein. For a more detailed description of the application of funds and the calculation of the minimum overcollateralization amount, see "Description of the Purchase Agreements and the Trust Documents -- Distributions" in this prospectus supplement.

-  Reserve Account.........  Each class of notes will have the benefit of the reserve account as credit enhancement. On the day of the closing, the seller will deposit from the proceeds of the sale of the notes an amount equal
                             to      % of the initial principal balance of the
                             initial receivables sold to the trust in the
                             reserve account. The required balance of the
                             reserve account on any distribution date will be an
                             amount equal to      % of the initial principal
                             balance of all receivables sold to the trust on or prior to that date.

                             On each distribution date, the trust will deposit into the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after distributions with respect to the first six items listed under "-- Priority of Distributions" below. On each distribution date, if collections on the receivables are insufficient to pay the first six items listed under "-- Priority of Distributions" below, the indenture trustee will, prior to any draw on the note policy, withdraw funds from the reserve account to pay these amounts in the same order of priority.

                             On the final scheduled distribution date for any class of notes, if any principal amount of that class remains outstanding, the indenture trustee will, prior to any draw on the note policy, withdraw funds from the reserve account to reduce the principal amount of that class to zero.

                             On each distribution date, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the priority of payments. See "Description of the Purchase Agreements and the Trust
                             Documents -- Reserve Account" in this prospectus supplement.

-  Note Policy.............  On the day of the closing, [Security Insurer, if any] will issue an unconditional and irrevocable note policy. Subject to the terms of the note policy, the note policy will guarantee the payment of monthly interest, any overcollateralization deficit, and payment of principal on the final scheduled distribution date for each class of notes. In addition, subject to terms of the note policy, the note policy will cover any amount paid or required to be paid by the trust to the noteholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of Arcadia Financial or the seller under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction. See "Description of the Note Policy" in this prospectus supplement. If the insurer fails to make a payment due under the note policy, you will directly bear the risk of loss.

Priority of
Distributions..............  On each distribution date, the indenture trustee will withdraw the available funds from the collection account, and amounts available from the reserve account (for clauses 1-6 below to the extent available funds are insufficient), and apply the funds in the following order of priority:

                              1. to the servicer, the amount the servicer is entitled to be reimbursed for prior monthly advances,

                              2.  to the owner trustee and the indenture
                                  trustee, any trustee fees and other similar fees not paid by the servicer,

                              3. to the servicer, the basic servicing fee for the related monthly period and any overdue servicing fees,

                              4. to the noteholders, the noteholders' interest distributable amount,

                              5. to the noteholders, the noteholders' principal distributable amount,

                              6. to [Security Insurer, if any], the monthly premium amount and any overdue premium amounts, and so long as no insurer default has occurred and is continuing, any unreimbursed amounts due under the insurance agreement, together with interest thereon,

                              7. to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount,

                              8. to the noteholders, the additional principal amount required to reduce the balance of the notes to achieve the required overcollateralization amount,

                              9. if neither Arcadia Financial nor any of its affiliates is the servicer, to pay any additional servicing fee (up to a capped amount) for the related monthly period, to the extent not paid in (3) above,

                             10. to [Security Insurer, if any], whether or not an insurer default has occurred and is continuing, any amounts not paid under clause
                                  (6) above, and

                             11.  to the certificateholder, any amounts
                                  remaining after the above distributions.

                             See "Description of the Purchase Agreements and the Trust Documents -- Distributions" in this prospectus supplement.

Tax Status.................  In the opinion of counsel to Arcadia Financial, for federal income tax purposes, the notes will be characterized as debt and the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the notes as debt. See "Federal Income Tax Consequences."

State Tax Considerations...  You should contact your individual tax adviser regarding potential state tax consequences of an investment in the notes.

ERISA Considerations.......  The notes may be eligible for purchase by employee benefit plans, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended. Any benefit plan fiduciary considering the purchase of the notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for considerations regarding which notes will be available for purchase.

Rating of the Notes........  The notes must receive at least the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. in order to be issued:

                                                                                        RATING
                                                                                     -------------
                                     CLASS                                           S&P   MOODY'S
                                     -----                                           ---   -------
                                     A-1...........................................  AAA     Aaa
                                     A-2...........................................  AAA     Aaa
                                     A-3...........................................  AAA     Aaa
                                     A-4...........................................  AAA     Aaa
                                     A-5...........................................  AAA     Aaa

                             You must not assume that the ratings initially assigned to the notes will not subsequently be lowered or withdrawn by the rating agencies. See "Risk Factors -- The ratings on your notes could change, which may adversely affect the liquidity and market price of your notes."

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the notes.

WE MAY NOT BE ABLE TO SELL SUFFICIENT RECEIVABLES TO THE TRUST DURING THE PRE-FUNDING PERIOD.

     On the closing date, we will sell approximately $            of initial
receivables to the trust, and the trust will deposit approximately $ in the pre-funding account. Our ability to convey the subsequent receivables is completely dependent upon Arcadia Financial's ability to generate additional receivables. We cannot assure you that Arcadia Financial will be able to continue to generate receivables that satisfy the criteria for subsequent receivables.

     If the principal amount of eligible receivables originated by Arcadia
Financial prior to the              distribution date is less than $           ,
we will not have sufficient receivables to sell to the trust. Even if Arcadia Financial originates enough eligible receivables, we may not be able to transfer these loans to the trust, because each transfer must satisfy all of the following conditions:

          1. [Security Insurer, if any] must approve the transfer of the subsequent receivables to the trust;

          2. As of the applicable subsequent cutoff date, the receivables in the trust, together with the subsequent receivables being transferred, must meet the following criteria:

         - the weighted average APR of the receivables cannot be lower than one percentage point below the weighted average APR of the initial receivables on the initial cutoff date,

         - the weighted average remaining term of the receivables cannot be
           greater than    months nor less than    months,

         - not more than   % of the aggregate principal balance of the
           receivables can be attributable to loans for the purchase of used financed vehicles,

         - the receivables cannot be more than 30 days past due as of the applicable subsequent cutoff date, and

         - the trust, the indenture trustee, the owner trustee and [Security Insurer, if any] will have received written confirmation from a firm of independent certified public accountants as to the satisfaction of the above criteria; and

          3. The rating agencies must notify [Security Insurer, if any] that the rating on the notes (without regard to the note policy) by S&P and by Moody's (together, the "Rating Agencies") will not be downgraded, suspended or withdrawn after giving effect to the transfer.

     If we do not transfer receivables equal to the full amount in the
pre-funding account by the              distribution date, the remaining funds
in the pre-funding account will be paid as principal on your notes, which will result in a prepayment and shorten the weighted average life of your notes. If you purchased your notes at a premium, this prepayment would reduce the yield on your notes.

THE TRUST'S LIMITED ASSETS MAY RESTRICT THE SOURCE OF FUNDS AVAILABLE FOR PAYMENTS ON YOUR NOTES.

     The trust's primary assets are the receivables. For repayment, you must rely upon payments on the receivables. The trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the receivables. Although the note policy issued by [Security Insurer, if any] will be available to the extent described herein to cover certain shortfalls in distributions each month, if [Security Insurer, if any] fails to make a payment under the note policy, the trust will depend on current distributions on the receivables to make payments on the notes. To the extent these sources of funds are insufficient, you will bear the risk of loss on your investment. See "Description of the Insurer" and "Description of the Note Policy" in this prospectus supplement.

THE NATURE OF THE OBLIGORS MAY INCREASE THE RISK OF DELINQUENCIES AND LOSSES.

     Arcadia Financial focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. These borrowers may have greater difficulty in making, or be less likely to make, their scheduled payments. The number of delinquencies and amount of losses on the receivables owned by the trust probably will be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the receivables bear higher interest rates than the interest rates that more traditional lenders charge lower risk borrowers. We cannot assure you, however, that the interest rates on the receivables will be sufficient to cover losses on the receivables. If the insurer fails to make a payment due under the note policy, you will bear the risk of loss on the receivables. You should consider the credit quality of the receivables when analyzing an investment in the notes.

THE INDENTURE TRUSTEE MAY BE UNABLE TO LIQUIDATE RECEIVABLES AFTER AN EVENT OF DEFAULT.

     Although the trust will be obligated to sell the receivables if directed to do so by the indenture trustee (with the prior written consent of [Security Insurer, if any] if no insurer default has occurred and is continuing) in accordance with the indenture following an acceleration of the notes upon an event of default, there is no assurance that the market value of the receivables will at any time be equal to or greater than the aggregate outstanding principal balance of the notes. Therefore, upon an event of default with respect to the notes and if an insurer default has occurred, there can be no assurance that sufficient funds will be available to repay the noteholders in full. You will bear the risk of loss on your investment. In addition, the amount of principal required to be distributed to noteholders under the indenture is generally limited to amounts available to be deposited in the note distribution account. Therefore, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the final scheduled distribution date for that class of notes.

NOTEHOLDERS MAY NOT DECLARE EVENTS OF DEFAULT UNDER THE INDENTURE OR DECIDE THE CONSEQUENCES OF AN EVENT OF DEFAULT.

     An event of default under the indenture will occur upon the occurrence of certain events of default specified thereunder, unless otherwise waived in writing by [Security Insurer, if any]. If there is an event of default under the indenture, [Security Insurer, if any], so long as no insurer default has occurred and is continuing, will have certain remedies including the right to cause the liquidation of the trust property and cause the redemption of the notes. Following an event of default, the indenture trustee will continue to submit claims under the note policy to enable the trust to make payment to the extent described herein of your distributable amount each month. However, following an event of default under the indenture, [Security Insurer, if any] may elect to pay all or any portion of the outstanding notes, plus accrued interest.

THE WEIGHTED AVERAGE LIVES OF THE NOTES ARE UNPREDICTABLE.

     The rate at which principal is paid on the receivables will influence the weighted average lives of the notes. In general, the weighted average lives of the notes will be shortened if the level of prepayments of principal of the receivables increases. The weighted average lives will also depend on other factors, such as the timing of any changes in the rate of principal prepayments on the receivables. As a result, we cannot give you any assurance as to the weighted average life of any class of notes. If you purchase a note at a premium, faster than expected prepayments on the receivables will reduce the yield on your note. If you purchase a note at a discount, slower than expected prepayments on the receivables will reduce the yield on your note.

THE FINAL DISTRIBUTION DATE FOR YOUR NOTES MAY OCCUR SIGNIFICANTLY EARLIER THAN SCHEDULED.

     The final scheduled distribution date for each class of notes, which is specified on page S-4 of this prospectus supplement, is the date by which the principal is required to be fully paid. The final scheduled distribution date for each class of notes has been determined so that distributions on the underlying receivables will be sufficient to retire each class on or before its final scheduled distribution date. However, the actual payment of any class of notes likely will occur earlier (and could occur significantly earlier) than a class's final scheduled distribution date for the following reasons:

     - some prepayments of the receivables are likely,

     - excess interest is being used to pay principal on the notes and to attain or maintain the required overcollateralization amount,

     - the breach of specified asset performance tests or the occurrence of certain other events, including certain servicer defaults, could result in increases in the required overcollateralization amount and faster payment of principal on your notes, and

     - some of the receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's final scheduled distribution date.

     Prepayments may result from payments by obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Arcadia Financial as a result of uncured breaches of the representations and warranties made by it about the receivables, purchases by the servicer as a result of certain uncured breaches of the covenants made by it with respect to the receivables in the related agreement, or if the servicer exercises its option to purchase all of the remaining receivables. As a result of the uncertainty of these factors, the final distribution of principal of any or all classes of notes may be earlier than such class's final scheduled distribution date. You will bear all reinvestment risk resulting from the timing of payments of principal on the notes.

GEOGRAPHIC CONCENTRATION OF THE RECEIVABLES MAY RESULT IN GREATER RISK.

     As of the preliminary cutoff date, the billing addresses of the obligors of the preliminary initial receivables were concentrated in the following states:

                                                         PERCENTAGE OF
                                                           AGGREGATE
                                                       PRINCIPAL BALANCE
                                                       -----------------
              .......................................            %
              .......................................            %
              .......................................            %
              .......................................            %

     No other state, by billing address, constituted more than 5% of the aggregate principal balance of the preliminary initial receivables as of the preliminary cutoff date. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss or repossession experience of the trust.

RISK OF LOSS MAY OCCUR AS A RESULT OF THE COMMINGLING OF COLLECTIONS BY THE SERVICER.

     So long as Arcadia Financial is the servicer, the servicer may commingle collections held by it and its affiliates and may use such funds for its own purposes prior to two business days preceding each distribution date if all of the following conditions are satisfied:

     - there exists no event of default under the indenture,

     - there exists no servicer termination event,

     - Arcadia Financial remains a wholly owned subsidiary of Associates First Capital Corporation or any successor (directly or indirectly),

     - Associates Corporation of North America (or any successor to, or guarantor of, certain of its obligations or the obligations of Arcadia Financial with respect to the receivables) maintains a short-term senior unsecured debt rating of not less than A-1 from Standard & Poor's and P-1 from Moody's and neither rating is suspended or withdrawn, and

     - any Level 2 Trigger (defined in "Description of the Purchase Agreements and the Trust Documents -- Overcollateralization") is not breached.

     If all the conditions contained in the preceding sentence are not met, the servicer will deposit all payments on receivables (from whatever source) and all proceeds of receivables collections during each monthly period into the collection account not later than the second business day after receipt. In the event that the servicer commingles collections and [Security Insurer, if any] defaults in its obligations under the note policy, the noteholders will be subject to the risk of loss of these collections, including as a result of the bankruptcy or insolvency of the servicer.

BANKRUPTCY PROCEEDINGS INVOLVING US AS SELLER OR ARCADIA FINANCIAL COULD DELAY DISTRIBUTIONS ON YOUR NOTES.

     Arcadia Financial intends that the transfer of the receivables to us, as seller, will constitute a sale, rather than a pledge of the receivables to secure indebtedness of Arcadia Financial. In addition, we intend that the transfer of the receivables to the trust will constitute a sale, rather than a pledge of the receivables to secure our indebtedness. However, if we or Arcadia Financial were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of us or Arcadia Financial or we or Arcadia Financial as debtor-in-possession might argue that the sale of receivables by Arcadia Financial to us or by us to the trust was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could cause the trust to experience a delay in or reduction of collections on the receivables if [Security Insurer, if any] defaults in its obligations under the note policy.

     In addition, if Arcadia Financial were to become a debtor under any insolvency law, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that our assets and liabilities should be consolidated with the assets and liabilities of Arcadia Financial. We have taken and will take steps in structuring this transaction that are intended to make it unlikely that any attempt to consolidate us and Arcadia Financial would succeed. Nevertheless, if these positions -- that our assets and liabilities should be consolidated with those of Arcadia Financial, and that we treat the receivables that were transferred to a trust as having been pledged rather than sold -- were presented to or accepted by a court, the trust could experience, among other things, a delay in or reduction of collections on the receivables.

     A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Arcadia Financial were to become a debtor under any insolvency law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply this reasoning to chattel paper, you could experience a delay in or reduction of collections on the receivables.

THE SALE OF THE RECEIVABLES TO THE TRUST WILL NOT BE NOTED ON THE RECEIVABLES FILES, WHICH IN SOME CASES COULD MAKE THE TRUST'S SECURITY INTEREST INEFFECTIVE.

      The transfer of the receivables to the trust will be subject to the requirements of the Uniform Commercial Code as in effect in New York, Texas and Minnesota. As seller, we will take or cause to be taken any action that is required to perfect the trust's rights in the receivables. The receivable files will not, however, be stamped or otherwise marked to indicate their sale to the trust, but the electronic ledger relating to the receivables will be marked to show that the receivables constitute part of the trust property and are owned by the trust. Accordingly, there is a risk that, through fraud or negligence, a subsequent purchaser could acquire an interest in the receivables superior to the interest of the trust or that the trust's security interest in the receivables could be released.

     Due to the administrative burden and expense, the certificates of title for the financed vehicles will not be amended to reflect the assignment of the security interests in the financed vehicles by Arcadia Financial to us or by us to the trust. In the absence of this kind of amendment, the trust may not have a perfected security interest in some financed vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the financed vehicles.

     Furthermore, if Arcadia Financial were no longer the servicer of the receivables, and the trust had to begin enforcing contracts in its own name, either directly or through a replacement servicer, there is a risk that the trust would be unable to repossess a financed vehicle following a default on the related receivable, which could result in higher losses on the receivables pool. If the loss experience of the receivables owned by the trust is worse than expected and [Security Insurer, if any] is in default, you could suffer a loss on your investment.

THIS PROSPECTUS SUPPLEMENT PROVIDES INFORMATION REGARDING ONLY A PORTION OF THE RECEIVABLES, AND SUBSEQUENT RECEIVABLES ADDED TO THE RECEIVABLES POOL COULD HAVE DIFFERENT CHARACTERISTICS.

     This prospectus supplement describes only the characteristics of the preliminary initial receivables. The other initial receivables, and any subsequent receivables transferred to the trust during the pre-funding period, will have characteristics that differ somewhat from the characteristics of the preliminary initial receivables described in this prospectus supplement. We do not expect the characteristics of the other initial receivables or the subsequent receivables to differ materially from the preliminary initial receivables, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. However, you should be aware that the other initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the preliminary initial receivables and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the preliminary initial receivables disclosed in this prospectus supplement.

THE RATINGS ON YOUR NOTES COULD CHANGE, WHICH MAY ADVERSELY AFFECT THE LIQUIDITY AND MARKET PRICE OF YOUR NOTES.

     The trust cannot issue the notes unless the notes are assigned the ratings specified on page S-9. You should be aware that a rating is not a recommendation to purchase, hold or sell the notes. Instead, the ratings address the likelihood of the timely payment of interest and ultimate payment of principal for each class of notes on the final scheduled distribution date for that class. Ratings are primarily based on the financial strength of [Security Insurer, if any].

     The rating agencies can lower or entirely withdraw a rating. If a rating agency lowers a rating initially assigned to the notes, nothing obligates any person or entity to provide additional credit enhancement for the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.

A SECONDARY MARKET FOR THE SECURITIES MAY NOT DEVELOP, WHICH MEANS YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES.

     There is currently no market for the notes. We cannot assure you that any market will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of the notes. The notes will not be listed on any securities exchange. There have been times in the past where there have been very few buyers of asset-backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

     The notes will be issued in book-entry, rather than physical form. As a result, in some circumstances, the liquidity of the securities in the secondary market and the ability of the note owners to pledge them may be adversely affected.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.

     The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the notes to pay Arcadia Financial Ltd. the purchase price for the receivables and to make the deposit of the pre-funded amount into the pre-funding account and to fund the initial deposits into the reserve account and the capitalized interest account. Arcadia Financial will use those proceeds for its general corporate purposes. Neither we nor Arcadia Financial nor any of our affiliates will receive any proceeds from the sale of the notes in market-making transactions. See "Underwriting" in this prospectus supplement and "Arcadia Financial Ltd." in the accompanying prospectus.

                                   THE TRUST

     The following information supplements the information contained in the accompanying prospectus. You should consider, in addition to the information below, the information under "The Trusts" in the accompanying prospectus.

GENERAL

     Associates Automobile Receivables Trust           is a business trust
formed under the laws of the State of Delaware under a trust agreement, dated as
of             , for the transactions described in this prospectus supplement.
After its formation, the trust will not engage in any activity other than:

          (1) acquiring, holding and managing the pool of retail installment sales contracts and promissory notes and the other assets of the trust;

          (2) issuing the notes and certificates;

          (3) making payments on the notes and certificates; and

          (4) engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are incidental or connected to those activities.

     The trust will be capitalized by the issuance of the notes and the certificates. The Class A-1 notes and the certificates will initially be retained by an affiliate of the seller. The trust will use the proceeds of the sale of the notes to purchase the initial receivables from us under the sale and servicing agreement. We will use the net proceeds from the sale of the notes to purchase the receivables from Arcadia Financial and to fund the deposits into the pre-funding account, the reserve account and the capitalized interest account. See "Description of the Purchase Agreements and the Trust
Documents -- Accounts" in this prospectus supplement.

     If the protection provided to the noteholders by the note policy, the overcollateralization amount, the capitalized interest account and the reserve account is insufficient, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and this may reduce the proceeds which the trust can distribute to the noteholders.

     The trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed below under "-- The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the approximate capitalization of the trust as of the initial cutoff date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 notes......................................  $
Class A-2 notes......................................  $
Class A-3 notes......................................  $
Class A-4 notes......................................  $
Class A-5 notes......................................  $
Overcollateralization................................  $
                                                       --------------
Total................................................  $

THE OWNER TRUSTEE

     Wilmington Trust Company is the owner trustee under the trust agreement. Wilmington Trust Company's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. We or our affiliates may maintain commercial banking relations with the owner trustee and its affiliates. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee outlined in the trust agreement and the sale and servicing agreement.

                               THE TRUST PROPERTY

     The trust's property will include, among other things:

          (1) a pool of receivables consisting of the initial receivables and the subsequent receivables;

          (2) all monies paid or payable under the initial receivables after the initial cutoff date and under the subsequent receivables after the respective dates designated by us as subsequent cutoff dates and all proceeds from the liquidation of the receivables, excluding certain insurance premiums, late fees and other servicing charges;

          (3) all amounts that from time to time may be held in the collection account established and maintained by the servicer under the sale and
     servicing agreement, dated as of                    , as described below
     (including all investments in the collection account and other accounts, all income from the investment of funds in those accounts and all proceeds);

          (4) monies on deposit in the pre-funding account, the reserve account and the capitalized interest account, including all investments in the pre-funding account, the reserve account and the capitalized interest account and all income from the investment of the funds and all proceeds;

          (5) an assignment of the security interests of Arcadia Financial in the new and used automobiles and light trucks securing retail installment contracts and promissory notes relating to each receivable purchased from motor vehicle dealers by Arcadia Financial in the ordinary course of business;

          (6) an assignment of the right to receive proceeds from the exercise of rights against dealers under agreements between Arcadia Financial and dealers and the assignment of rights to each receivable from the applicable dealer to Arcadia Financial;

          (7) an assignment of the right to receive proceeds from claims on insurance policies covering the financed vehicles or persons who are obligated to make payments under those policies;

          (8) an assignment of our rights under the purchase agreement between us and Arcadia Financial on or before the date of issuance of the notes and the certificates and any one or more purchase agreements between us and Arcadia Financial on or before the dates specified as subsequent transfer dates, including rights against Arcadia Financial upon a breach of representations and warranties under that agreement;

          (9) all items contained in the receivables files and any other documents that Arcadia Financial keeps on file in accordance with its customary procedures relating to the receivables;

          (10) any property or interest which at any time is part of or included in the proceeds of any of the above items; and

          (11) other rights under the trust documents.

See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections" in the accompanying prospectus.

     Under the indenture, the trust will grant a security interest in the trust property in favor of the indenture trustee on behalf of holders of record of the notes and for the benefit of [Security Insurer, if any] in support of the obligations owing to it under an insurance agreement, among the trust, the indenture trustee, the servicer, the seller and [Security Insurer, if any]. Any proceeds of such security interest in the trust property would be distributed according to the indenture, as described below under "Description of the Purchase Agreements and the Trust Documents -- Distributions." [Security Insurer, if any] would be entitled to these distributions only after payment of amounts owing to, among others, holders of the notes.

     Arcadia Financial, as custodian for the indenture trustee on behalf of the noteholders and [Security Insurer, if any], unless [Security Insurer, if any] exercises its right to have the receivable files transferred to a third party custodian following a servicer termination, will hold the original installment sales contract and promissory note, if any, as well as copies of documents and instruments relating to each receivable and evidencing the security interest in the financed vehicle securing each receivable. In order to protect the trust's ownership interest in the receivables, Arcadia Financial and we, as the seller, will each file UCC-1 financing statements in Minnesota and Texas to give notice of the trust's ownership of the receivables and the related trust property.

                              THE RECEIVABLES POOL

GENERAL

     The receivables will include receivables and all amounts due after the initial cutoff date, and any subsequent receivables and all amounts due after the applicable subsequent cutoff date. The seller does not believe that the characteristics of the initial receivables or the subsequent receivables will vary materially from the characteristics of the preliminary initial receivables. Information about the receivables is set forth under the heading "The Receivables" in the accompanying prospectus.

     All of the receivables are retail installment sales contracts or promissory notes purchased in the ordinary course of business by Arcadia Financial from dealers who regularly originate and sell these contracts or notes to Arcadia Financial. In this prospectus supplement, we refer to retail installment sales contracts and promissory notes individually as a "loan" or collectively as "loans." The initial receivables and the subsequent receivables were or will be selected from Arcadia Financial's portfolio for inclusion in the receivables pool in compliance with several criteria, some of which are described below under "-- Selection Criteria." No selection procedures believed by Arcadia Financial or by us to be adverse to noteholders were used in selecting the receivables.

     The obligation of the trust to purchase the subsequent receivables on the dates specified by us will be subject to the receivables in the trust, together with the subsequent receivables to be conveyed to the trust on a subsequent transfer date, meeting the following criteria, computed based on the characteristics of the initial receivables on the initial cutoff date and any subsequent receivables as of the related subsequent cutoff date:

          (1) the weighted average APR of receivables will not be lower than one percentage point below the weighted average APR of the initial receivables;

          (2) the weighted average remaining term of receivables will not be
     greater than     months nor less than     months;

          (3) not more than    % of the aggregate principal balance of
     receivables will be attributable to loans for the purchase of used financed vehicles; and

          (4) the receivables will not be more than    days past due as of the
     initial cutoff date or subsequent cutoff dates, as applicable.

     A firm of independent certified public accountants shall have confirmed the satisfaction of the above criteria.

DELINQUENCY, CREDIT LOSS AND REPOSSESSION INFORMATION

     The following tables set forth information relating to Arcadia Financial's delinquency, credit loss and repossession experience for each period indicated with respect to all loans it has purchased and continues to service. This information includes the experience with all loans in Arcadia Financial's portfolio of loans serviced during each period, including loans which do not meet the criteria for selection as a receivable.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                               AT DECEMBER 31,
                        ---------------------------------------------------------------------------------------------
                                1997                    1998                    1999                    2000
                        ---------------------   ---------------------   ---------------------   ---------------------
                         NUMBER                  NUMBER                  NUMBER                  NUMBER
                        OF LOANS    BALANCES    OF LOANS    BALANCES    OF LOANS    BALANCES    OF LOANS    BALANCES
                        --------   ----------   --------   ----------   --------   ----------   --------   ----------
Servicing Portfolio at
 End of Period........  411,429    $4,956,090   450,635    $5,096,222   468,726    $5,120,721
Delinquencies:
 31-60 days...........    8,297       100,161    12,176       135,633    13,822       148,913
 61-90 days...........    3,635        45,485     4,161        47,599     4,693        50,778
 91 days or more......    3,019        34,047     5,165        60,591     7,955        84,722
Total Automobile Loans
 Delinquent 31 or More
 Days.................   14,951    $  179,693    21,502    $  243,823    26,470    $  284,413
Delinquencies as a
 Percentage of Number
 of Loans and Amount
 Outstanding at end of
 Period(2)............     3.63%         3.63%     4.77%         4.78%     5.65%         5.55%
Amount in
 Repossession(3)......    6,083    $   55,300     5,686    $   32,676     6,761    $   36,125
Total Delinquencies
 and Amount in
 Repossession(2)......   21,034    $  234,993    27,188    $  276,499    33,231    $  320,538

---------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each loan. The information in the table includes previously sold loans which Arcadia Financial continues to service.

(2) Amounts shown do not include loans which are less than 31 days delinquent.

(3) Amount in Repossession represents financed vehicles which have been repossessed but not yet liquidated.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                       -------------------------------------------------
                                                          1997         1998         1999        2000
                                                       ----------   ----------   ----------   ----------
Average Servicing Portfolio Outstanding During the
 Period..............................................  $4,458,977   $5,071,996   $5,176,078
Average Number of Loans Outstanding During the
 Period..............................................     362,626      435,712      465,517
Number of Charge-Offs................................      24,616       33,441       34,668
Gross Charge-Offs(2).................................  $  165,233   $  255,853   $  251,442
Recoveries(3)........................................       9,855       21,614       34,106
Net Losses...........................................  $  155,378   $  234,239   $  217,336
Gross Charge-Offs as a Percentage of Average
 Servicing Portfolio.................................        3.71%        5.04%        4.86%
Net Losses as a Percentage of Average Servicing
 Portfolio...........................................        3.48%        4.62%        4.20%

---------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each loan. The information in the table includes previously sold loans which Arcadia Financial continues to service.

(2) Gross charge-offs represent principal amounts which Arcadia Financial estimated to be uncollectible after the consideration of anticipated proceeds from the disposition of repossessed assets and selling expenses.

(3) Includes post-disposition amounts received on previously charged off loans.

     As illustrated in the tables above, Arcadia Financial experienced an increase in delinquency rates during the year ended December 31, 1999. Management believes that this increase in delinquency rates is attributable to staffing levels during the summer lagging portfolio growth, collectors having to adjust to a new servicing system implemented in the fall, and greater than expected seasonality in the winter months. Management believes the impact of these circumstances to have been temporary. The increase in delinquency rates as of December 31, 1999 resulted in increased losses in the six months ended June 30, 2000. Delinquency rates at June 30, 2000 decreased significantly from their level at December 31, 1999, but remain slightly above the delinquency rates at June 30, 1999.

     Arcadia Financial experienced an increase in delinquency, gross charge-off and net loss rates during the year ended December 31, 1998. Management believes that these increases were primarily due to changes in Arcadia Financial's portfolio mix to the extent that it included a larger proportion of loans with higher credit risk characteristics.

     In 1997, Arcadia Financial implemented a risk-based pricing strategy, tightened its credit and underwriting standards, and expanded its use of computerized credit scoring and behavioral analytics to better service its portfolio and identify improvements when necessary. As a result of those analytic enhancements, management decided to de-emphasize the purchase of loans which score within certain risk tiers as the rate of return historically realized on these loans had not been commensurate with the related risk.

     Net losses as a percentage of average servicing portfolio increased for the six months ended June 30, 2000 as compared to the year ended December 31, 1999, due to a significant reduction in the repossessed vehicle inventory during the period. Net losses are recognized at the time vehicles are actually sold and removed from the repossessed vehicle inventory. The inventory of repossessed vehicles decreased from 6,761 cars at December 31, 1999 to 2,878 at June 30, 2000. This reduction occurred after Associates First Capital Corporation purchased Arcadia Financial. Arcadia Financial plans to continue to dispose of repossessed cars quickly and manage its repossession inventory efficiently. At June 30, 2000, the average days that vehicles were held in inventory had fallen to approximately 28 days compared to 40 days at December 31, 1999, 46 days at December 31, 1998 and 105 days at December 31, 1997. The change in the number and net realizable value of repossessed vehicles at June 30, 2000 and December 31, 1999, reflects the reduction in the average number of days in inventory and the lower anticipated recovery rates resulting from the change in Arcadia Financial's liquidation strategy.

     Annualized gross charge-offs and net losses during 1998 and 1997 include non-recurring charges of 0.42% and 0.57%, respectively, due to the impact of write-downs of repossessed inventory due to revisions to Arcadia Financial's inventory valuation policy.

     The loans in Arcadia Financial's servicing portfolio include loans other than the receivables, including loans which do not meet the criteria for selection as a receivable. We cannot assure you that the delinquency, loan loss or repossession experience of the trust with respect to the receivables will be better than, worse than or comparable to the experience described above.

PRIOR POOL SUMMARIES

     We have included performance data as of               on the pools of loans
included in Arcadia Financial's most recent securitizations in the tables attached as Annex I to this prospectus supplement. Annex I contains the following information on these past securitizations:

     - Pool summaries (including the initial receivables balance, original pool balance, current pool balance, initial weighted average annual percentage rate, initial weighted average original term, and initial weighted average remaining term);

     - Cumulative losses as a percentage of original pool balance;

     - Outstanding pool balance in dollars;

     - ABS prepayment speed life-to-date;

     - Principal balance of 30+ day delinquent loans as a percentage of current pool balance; and

     - Cumulative defaults as a percentage of original pool balance.

     We cannot assure you that the performance of the receivables will be better than, worse than or comparable to the experience of the past pools of receivables described in the tables attached as Annex I.

SELECTION CRITERIA

     The preliminary initial receivables:

          (1) were not more than 30 days past due as of the preliminary cutoff date;

          (2) did not have a remaining principal balance as of the preliminary cutoff date of less than $500;

          (3) did not have a final maturity date before                  ;

          (4) did not have a final maturity date after                ; and

          (5) were otherwise eligible under criteria established by Arcadia Financial.

OTHER CHARACTERISTICS

     The preliminary initial receivables:

          (1) had a remaining maturity, as of the preliminary cutoff date, of at
     least 12 months, but not more than     months;

          (2) had an original maturity of at least     months, but not more than
     84 months;

          (3) had an original principal balance of at least $      and not more
     than $      ;

          (4) had a remaining principal balance, as of the preliminary cutoff
     date, of at least $500 and not more than $      ; and

          (5) had an APR of at least     % and not more than      %.

     As of the preliminary cutoff date, approximately      % of the aggregate
principal balance of the preliminary initial receivables was attributable to
loans for the purchase of new financed vehicles, and approximately      % of the
aggregate principal balance was attributable to loans for the purchase of used financed vehicles. The preliminary initial receivables were purchased from
dealers. Not more than     % of the aggregate principal balance of the
preliminary initial receivables as of the preliminary cutoff date was originated by any single dealer. The ten most significant dealers, collectively, originated
approximately     % of the aggregate principal balance as of the preliminary
cutoff date, each of whom individually accounted for at least     % of the
aggregate principal balance as of the preliminary cutoff date. As of the
preliminary cutoff date,      % of the aggregate principal balance of the
receivables are simple interest obligations, and interest on the remaining     %
of the aggregate principal balance of the receivables is computed on an actuarial basis, with prepayment rebates computed according to the Rule of 78's.

     The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the preliminary initial receivables as of the preliminary cutoff date. Prior to the closing date, certain additional receivables will be added to the pool of receivables. Regularly scheduled payments and prepayments of the receivables (which are prepayable at any time) between the preliminary cutoff date and the initial cutoff date will affect the balances and percentages shown below.

     While the statistical distribution of the final characteristics of all receivables transferred to the trust on the closing date and each subsequent transfer date will vary from the statistical information presented in this prospectus supplement, the seller does not believe that the characteristics of the receivables on the closing date and each subsequent transfer date will vary materially.

     The composition and distribution by APR, the geographic concentration, the distribution by principal balance, and the distribution by original maturity and remaining maturity of the preliminary initial receivables pool as of the preliminary cutoff date are set forth in the following tables:

               COMPOSITION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                               NUMBER OF                 WEIGHTED
                              PRELIMINARY                 AVERAGE     WEIGHTED
   WEIGHTED      AGGREGATE      INITIAL      AVERAGE     ORIGINAL      AVERAGE
 AVERAGE APR     PRINCIPAL    RECEIVABLES   PRINCIPAL    SCHEDULED    REMAINING
OF RECEIVABLES    BALANCE       IN POOL      BALANCE      TERM(1)      TERM(1)
--------------  ------------  -----------   ---------   -----------  -----------


---------------

(1) Based on scheduled payments due after the preliminary cutoff date (in the case of the weighted average remaining term) and assuming no prepayments on the receivables.

           DISTRIBUTION OF THE PRELIMINARY INITIAL RECEIVABLES BY APR
                       AS OF THE PRELIMINARY CUTOFF DATE

                                         NUMBER OF PRELIMINARY   AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
APR RANGE                                 INITIAL RECEIVABLES          BALANCE         PRINCIPAL BALANCE(1)
---------                                ---------------------   -------------------   --------------------
 7.000% to  7.999%....................
 8.000% to  8.999%....................
 9.000% to  9.999%....................
10.000% to 10.999%....................
11.000% to 11.999%....................
12.000% to 12.999%....................
13.000% to 13.999%....................
14.000% to 14.999%....................
15.000% to 15.999%....................
16.000% to 16.999%....................
17.000% to 17.999%....................
18.000% to 18.999%....................
19.000% to 19.999%....................
20.000% to 20.999%....................
21.000% to 21.999%....................
22.000% to 22.999%....................
23.000% to 23.999%....................
24.000% to 24.999%....................
25.000% to 25.999%....................
26.000% to 26.999%....................
27.000% to 27.999%....................
28.000% to 28.999%....................

Totals................................                                                        100.00%
                                                ======             ===============            ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

        GEOGRAPHIC CONCENTRATION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                            NUMBER OF PRELIMINARY   AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
STATE                                        INITIAL RECEIVABLES          BALANCE         PRINCIPAL BALANCE(1)
-----                                       ---------------------   -------------------   --------------------
Alabama...................................                                                             %
Alaska....................................
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
District of Columbia......................
Florida...................................
Georgia...................................
Hawaii....................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
Wyoming...................................
Unknown...................................
                                                                                                 ------
Totals....................................                                                       100.00%
                                                   ======             ===============            ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

    DISTRIBUTION OF THE PRELIMINARY INITIAL RECEIVABLES BY PRINCIPAL BALANCE
                       AS OF THE PRELIMINARY CUTOFF DATE

                                         NUMBER OF PRELIMINARY   AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
PRINCIPAL BALANCE RANGE                   INITIAL RECEIVABLES          BALANCE         PRINCIPAL BALANCE(1)
-----------------------                  ---------------------   -------------------   --------------------
Less than or equal to $5,000.00........                                                             %
$ 5,000.01 to $10,000.00...............
$10,000.01 to $15,000.00...............
$15,000.01 to $20,000.00...............
$20,000.01 to $25,000.00...............
$25,000.01 to $30,000.00...............
Greater than $30,000.00................
                                                ------             ---------------            ------
Totals.................................                                                       100.00%
                                                ======             ===============            ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

    DISTRIBUTION OF THE PRELIMINARY INITIAL RECEIVABLES BY ORIGINAL MATURITY
                       AS OF THE PRELIMINARY CUTOFF DATE

                                         NUMBER OF PRELIMINARY   AGGREGATE PRINCIPAL   PERCENT OF AGGREGATE
ORIGINAL MATURITY RANGE                   INITIAL RECEIVABLES          BALANCE         PRINCIPAL BALANCE(1)
-----------------------                  ---------------------   -------------------   --------------------
13 to 24 Months........................                                                             %
25 to 36 Months........................
37 to 48 Months........................
49 to 60 Months........................
61 to 72 Months........................
73 to 84 Months........................
                                                ------             ---------------            ------
Totals.................................                                                       100.00%
                                                ======             ===============            ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

   DISTRIBUTION OF THE PRELIMINARY INITIAL RECEIVABLES BY REMAINING MATURITY
                       AS OF THE PRELIMINARY CUTOFF DATE

                                        NUMBER OF PRELIMINARY   AGGREGATE PRINCIPAL    PERCENT OF AGGREGATE
REMAINING MATURITY RANGE                 INITIAL RECEIVABLES          BALANCE          PRINCIPAL BALANCE(1)
------------------------                ---------------------   --------------------   --------------------
Less than 13 Months...................                                                              %
13 to 24 Months.......................
25 to 36 Months.......................
37 to 48 Months.......................
49 to 60 Months.......................
61 to 72 Months.......................
73 to 84 Months.......................
                                               ------             ---------------             ------
Totals................................                                                        100.00%
                                               ======             ===============             ======

---------------

(1) The sum of the individual aggregate principal balance percentages may not total 100.00% due to rounding.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables in a pool are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.

     As the rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than such class's final scheduled distribution date. The noteholders will exclusively bear any reinvestment risk associated with early payment of the notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the assumed characteristics of the receivables as described below. The ABS Table assumes that:

          (1) the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses, delinquencies or repurchases;

          (2) each scheduled monthly payment on the receivables is made on the last day of each month, and each month has 30 days;

          (3) prepayments are received on the last day of the month and include 30 days of interest;

          (4) all funds in the pre-funding account are used to purchase subsequent receivables;

          (5) the servicer exercises its option to purchase the receivables on the earliest distribution date on which that option may be exercised;

          (6) amounts are released from the capitalized interest account on or
     before the              distribution date;

          (7) payments on the Class A-1 notes are made on each distribution date
     commencing                   and on the fifteenth calendar day of each
     subsequent month or, if such day is not a business day, on the next business day;

          (8) payments on the notes (other than the Class A-1 notes) are made on each distribution date and each of these dates is assumed to be the fifteenth day of each applicable month;

          (9) the interest rates for the notes are as follows:

Class A-1 notes.............................................      %
Class A-2 notes.............................................      %
Class A-3 notes.............................................      %
Class A-4 notes.............................................      %
Class A-5 notes.............................................      %

          (10) the closing date will be                   ; and

          (11) the insurance premium amount is paid from cash flows from the receivables as required under the note policy.

     The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

     The ABS Table also assumes that the receivables have been aggregated, with all of the receivables having the following characteristics and that the level scheduled monthly payment, which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the applicable cutoff date, will be such that the receivables will be fully amortized by the end of their remaining term to maturity.

                                                     ORIGINAL      REMAINING
                                                      TERM TO       TERM TO
                           AGGREGATE                 MATURITY      MATURITY
POOL                   PRINCIPAL BALANCE    APR     (IN MONTHS)   (IN MONTHS)      CUTOFF DATE
----                   -----------------   ------   -----------   -----------   ------------------
 1...................
 2...................
 3...................
 4...................
 5...................
 6...................
 7...................
 8...................
 9...................
10...................
11...................
12...................
13...................

     The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the weighted average original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                           AT VARIOUS ABS PERCENTAGES

                                                                     CLASS A-2 NOTES                     CLASS A-3 NOTES
                                                            ---------------------------------   ---------------------------------
DISTRIBUTION DATE                                           0.00%    1.00%    1.50%    2.00%    0.00%    1.00%    1.50%    2.00%
-----------------                                           ------   ------   ------   ------   ------   ------   ------   ------
Closing Date..............................................   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%































































Weighted Average Life (years)(1)..........................

---------------

(1) The weighted average life of a note is determined by:
   (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;
   (b) adding the results; and
   (c) dividing the sum by the related initial principal amount of the note.

   THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCES) AND SHOULD BE READ IN CONJUNCTION WITH THOSE ASSUMPTIONS.

                    PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                           AT VARIOUS ABS PERCENTAGES

                                                                     CLASS A-4 NOTES                     CLASS A-5 NOTES
                                                            ---------------------------------   ---------------------------------
DISTRIBUTION DATE                                           0.00%    1.00%    1.50%    2.00%    0.00%    1.00%    1.50%    2.00%
-----------------                                           ------   ------   ------   ------   ------   ------   ------   ------
Closing Date..............................................   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%































































Weighted Average Life (years)(1)..........................

---------------

(1) The weighted average life of a note is determined by:
   (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date;
   (b) adding the results; and
   (c) dividing the sum by the related initial principal amount of the note.

   THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCES) AND SHOULD BE READ IN CONJUNCTION WITH THOSE ASSUMPTIONS.

                             ARCADIA FINANCIAL LTD.

     Arcadia Financial acquired loans totaling approximately $2,750.6 million,
$2,862.8 million and $2,193.4 million, and $         for the calendar years
ended December 31, 1996, 1997, 1998, 1999 and 2000, respectively, and
maintained, as of       , a servicing portfolio of approximately $ million,
consisting of approximately $      million of loans owned and held for sale, $
million of loans held for investment and approximately $ million of loans
serviced in connection with securitization transactions. As of        , Arcadia
Financial had total assets of approximately $      million and shareholders'
equity of approximately $      million.

RECENT DEVELOPMENTS

     On April 3, 2000, pursuant to an Agreement and Plan of Merger, by and among Arcadia Financial, AFCC and a wholly owned subsidiary of AFCC, AFCC acquired 100% of the outstanding voting securities of Arcadia Financial. As a result of the merger, Arcadia Financial is now a wholly owned subsidiary of Associates Corporation of North America, which in turn is a wholly owned subsidiary of AFCC.

     On November 30, 2000, a wholly-owned subsidiary of Citigroup Inc. ("Citigroup") merged with and into AFCC, with the result that Citigroup acquired 100% of the outstanding voting securities of AFCC. Immediately following the merger, Citicorp (an indirect wholly-owned subsidiary of Citigroup) became the parent of AFCC.

    [DESCRIPTION OF THE SECURITY INSURER, IF ANY, TO BE ADDED IF NECESSARY]

                            DESCRIPTION OF THE NOTES

     The trust will issue the notes under an indenture to be dated as of       ,
between the trust and [the Indenture Trustee] as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following summary describes certain terms of the notes and the indenture. The summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth under the heading "The Notes" in the prospectus.

PAYMENTS OF INTEREST

     Interest on the principal balance of each class of notes will accrue at the following rates:

     -     % per year for the Class A-1 notes,

     -     % per year for the Class A-2 notes,

     -     % per year for the Class A-3 notes,

     -     % per year for the Class A-4 notes, and

     -     % per year for the Class A-5 notes.

Interest will be payable to the noteholders on each distribution date. The trust will make payments to the noteholders as of each record date.

     Calculation of Interest. Interest will accrue during each interest period and will be calculated on the various classes of notes as follows:

     - Actual/360. Interest on the Class A-1 notes will be calculated on the basis of the actual days elapsed and a 360-day year.

     - 30/360. Interest on the Class A-2, Class A-3, Class A-4 and Class A-5 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     - Unpaid Interest Accrues. Interest accrued as of any distribution date but not paid on such distribution date will be due on the next distribution date, together with interest on such amount at the applicable interest rate (to the extent lawful).

     Priority of Interest Payments. The trust will generally derive the interest payments it makes on the notes on any distribution date from the funds deposited into the collection account with respect to the preceding monthly period after the payment of any unreimbursed monthly advances by the servicer, any unpaid trustee fees and the servicing fee. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" described in this prospectus supplement.

PAYMENTS OF PRINCIPAL

     Monthly Principal. Principal payments will be made to the noteholders on each distribution date from collections on receivables, including full and partial principal prepayments received during the monthly period, in an amount equal to the Noteholders' Principal Distributable Amount. See "Description of the Purchase Agreements and Trust Documents -- Distributions" described in this prospectus supplement.

     Additional Principal. In addition to the Noteholders' Principal Distributable Amount, noteholders will also be entitled to receive on each distribution date an Additional Principal Distribution Amount if the overcollateralization amount is less than the Required Overcollateralization Amount. The Required Overcollateralization Amount will increase in the event of worse than expected performance of the receivables or upon certain other events, including certain servicer defaults, as described under "Description of the Purchase Agreements and the Trust Documents -- Overcollateralization" in this prospectus supplement.

     The Additional Principal Distribution Amount, if any, on each distribution date will be paid from the available funds after reimbursement of the servicer for prior monthly advances, payment of any unpaid trustees' fees, payment of the servicing fee, distribution of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distribution Amount, payment of the monthly premium to the insurer, payment of amounts to [Security Insurer, if any] owing to [Security Insurer, if any] under the insurance agreement and payment of any required reserve amounts. See "Description of the Purchase Agreements and the Trust Documents -- Distributions" described in this prospectus supplement.

     Allocation of Principal Payments. The notes will be sequential pay classes, and principal payments on the notes will be applied on each distribution date as follows:

     - first, to the Class A-1 notes until the principal balance is reduced to zero,

     - then to the Class A-2 notes until the principal balance is reduced to zero,

     - then to the Class A-3 notes until the principal balance is reduced to zero,

     - then to the Class A-4 notes until the principal balance is reduced to zero, and

     - then to the Class A-5 notes until the principal balance is reduced to zero.

The principal balance of the Class A-1 notes, to the extent not previously paid, will be due on the distribution date, the principal balance of the Class A-2 notes, to the extent not previously paid, will be due on the distribution date, the principal balance of the Class A-3 notes, to the extent not previously paid, will be due on the distribution date, the principal balance of the Class A-4 notes, to the extent not previously paid, will be due on the distribution date and the principal balance on the Class A-5 notes, to the extent not previously paid, will be due on the distribution date. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for a class, depending on a variety of factors.

MANDATORY REDEMPTION

     Each class of notes will be redeemed in part on the distribution date on the last day of the pre-funding period in the event that any portion of the pre-funded amount remains on deposit in the pre-funding account after giving effect to the purchase of all subsequent receivables, including a purchase on that distribution date. The pre-funding period is scheduled to begin on the
closing date and end on the         distribution date. If the amount to be
redeemed is greater than $100,000, the aggregate principal amount of each class of notes to be redeemed will be an amount equal to a class's pro rata share, based on the current principal balance of each class of notes, of the remaining pre-funded amount on a distribution date. If the amount to be redeemed is less than $100,000, the aggregate principal amount of each class of notes to be redeemed will be in accordance with their sequential pay feature and not pro rata to each class of notes to reduce the outstanding principal balance of each class of notes then entitled to receive distributions of principal.

     A mandatory prepayment premium will be payable by the trust to the noteholders of each class if the pre-funded amount at the end of the pre-funding period exceeds $100,000. The note prepayment premium for each class of notes will equal the excess, if any, discounted as described below, of:

          (1) the amount of interest that would have accrued on such class's note prepayment amount at the interest rate borne by such class of notes during the period commencing on and including the distribution date on which such class's note prepayment amount is required to be distributed to
     the noteholders of such class to but excluding          in the case of the
     Class A-1 notes,             in the case of the Class A-2 notes,
     in the case of the Class A-3 notes,               in the case of the Class
     A-4 notes and               in the case of the Class A-5 notes, over

          (2) the amount of interest that would have accrued on a class's note prepayment amount over the same period at an annual rate of interest equal to the bond equivalent yield to maturity on the determination date
     preceding a distribution date on the        month Eurodollar Synthetic
     Forward, in the case of the Class A-1 notes,        month Eurodollar
     Synthetic Forward, in the
     case of the Class A-2 notes, on the      % United States Treasury Note due
                       , in the case of the Class A-3 notes, on the      %
     United States Treasury Note due , in the case of the Class A-4 notes and on the % United States Treasury Note due , in the case of the Class A-5 notes.

This excess will be discounted to present value to such distribution date at the applicable yield described in clause (2) above. The trust's obligation to pay the note prepayment premiums shall be limited to funds which are received from us, as seller, under the sale and servicing agreement as liquidated damages for the failure to deliver subsequent receivables. No other assets of the trust will be available for the purpose of making this payment. The note policy does not guarantee payment of the note prepayment premiums or the note prepayment amount. In addition, the ratings assigned to the notes by the rating agencies do not address the likelihood that the note prepayment amount or the note prepayment premiums will be paid.

OPTIONAL REDEMPTION

     The Class A-5 notes, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the aggregate principal balance of the notes has declined to 10% or less of the original aggregate principal balance of the notes, as more fully described in the accompanying prospectus under "Description of the Purchase Agreements and the Trust Documents -- Termination." Any optional redemption will effect early retirement of the Class A-5 notes. The redemption price will be equal to the unpaid principal amount of the Class A-5 notes, plus accrued and unpaid interest due to noteholders and any amounts then owed to [Security Insurer, if any].

EVENTS OF DEFAULT

     Unless [Security Insurer, if any] is in continuing default on its obligations under the note policy or certain insolvency events shall have occurred and are continuing with respect to [Security Insurer, if any], certain events under the indenture will constitute an event of default unless [Security Insurer, if any] shall have delivered to the trust and the indenture trustee, and not rescinded, a written waiver with respect to such event of default under the indenture. "Events of Default" under the indenture include:

          (1) a demand for payment being made under the note policy;

          (2) events of bankruptcy, insolvency, receivership or liquidation of the trust;

          (3) the trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

          (4) any failure to observe or perform any other covenants or agreements in the indenture, or any representation or warranty of the trust made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the trust and the indenture trustee by [Security Insurer, if any]; and

          (5) the occurrence of a servicer termination event.

     Upon the occurrence of an event of default, so long as an insurer default shall not have occurred and be continuing, [Security Insurer, if any] shall have the right, but not the obligation, to cause the indenture trustee to liquidate the trust property in whole or in part, on any date or dates following the acceleration of the notes due to an event of default as [Security Insurer, if any], in its sole discretion, shall elect, and to deliver the proceeds of the liquidation for distribution in accordance with the terms of the indenture. [Security Insurer, if any] may not, however, cause the indenture trustee to liquidate the trust property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim being made on the note policy or from various events of bankruptcy, insolvency, receivership or liquidation of the trust. Following the occurrence of any event of default, the indenture trustee will continue to submit claims under the note policy for any shortfalls covered under the note policy to the extent described herein. Following any event of default under the indenture, [Security Insurer, if any] may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest. See "Description of the Note Policy" described in this prospectus supplement.

     If an insurer default has occurred and is continuing, events of default under the indenture will consist of the events of default described in the accompanying prospectus under "The Notes -- The Indenture," and the indenture trustee and the noteholders will have the rights under the indenture described therein.

     Under the indenture, so long as an insurer default shall not have occurred and be continuing, [Security Insurer, if any] will be entitled to exercise the voting rights of the noteholders under the indenture, with the exception of certain matters which require the consent of 100% of the noteholders.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes various terms of the purchase agreement and any subsequent purchase agreements (the "purchase agreements"), and the sale and servicing agreement, any subsequent transfer document and the trust agreement (together, the "trust documents"). Forms of the purchase agreements and the trust documents have been filed as exhibits to the registration statement. A copy of the purchase agreements and the trust documents will be filed with the SEC following the issuance of the notes. The summary is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of the purchase agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the purchase agreements and the trust documents described in the accompanying prospectus.

     The sale and servicing agreement will not permit modifications of receivables to avoid prepayments by obligors. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Procedures" in the accompanying prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

     Some of the information about the sale of the initial receivables by Arcadia Financial to us, as the seller, under the purchase agreement and the conveyance of the initial receivables from us to the trust on the closing date under the sale and servicing agreement is described under "Description of the Purchase Agreements and the Trust Documents -- Sale and Assignment of the Receivables" in the accompanying prospectus. In addition, during the pre-funding period, under the sale and servicing agreement, we will be obligated to sell to the trust subsequent receivables having an aggregate principal balance equal to
approximately $          , to the extent that subsequent receivables are
available.

     During the pre-funding period, on each subsequent transfer date, subject to the conditions described below, we will sell and assign to the trust, without recourse, our entire interest in the subsequent receivables designated by us as of the related subsequent cutoff date and identified in a schedule attached to a subsequent purchase agreement relating to such subsequent receivables executed on that date by us. Upon the conveyance of subsequent receivables to the trust on a subsequent transfer date:

          (1) the aggregate principal balance of the receivables will increase in an amount equal to the aggregate principal balances of the subsequent receivables;

          (2) an amount equal to      % multiplied by the aggregate principal
     balance of the subsequent receivables will be withdrawn from the pre-funding account and will be paid either to us or upon our order; and

          (3) an amount equal to     % multiplied by the aggregate principal
     balance of the subsequent receivables will be deposited in the reserve account. See "-- Reserve Account" in this prospectus supplement.

The pre-funding period is the period from and including the closing date until the earlier of:

          (1) the determination date on which (a) the pre-funded amount is less than $100,000, (b) an event of default has occurred under the sale and servicing agreement, or (c) certain events of insolvency have occurred with respect to us or the servicer; or

          (2) the close of business on the              distribution date.

     Any conveyance of subsequent receivables is subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions, among others:

          (1) each such subsequent receivable satisfies the eligibility criteria specified in the sale and servicing agreement;

          (2) [Security Insurer, if any] (so long as no insurer default shall have occurred and is continuing) shall in its absolute and sole discretion have approved the transfer of subsequent receivables to the trust;

          (3) as of each applicable subsequent cutoff date, the receivables in the trust together with the subsequent receivables to be conveyed by us as of the subsequent cutoff date, meet the following criteria (computed based on the characteristics of the initial receivables on the initial cutoff date and any subsequent receivables on the related subsequent cutoff date):

             (a) the weighted average APR of the receivables will not be lower than one percentage point below the weighted average APR of the initial receivables on the initial cutoff date,

             (b) the weighted average remaining term of the receivables cannot
        be greater than    months nor less than   months,

             (c) not more than   % of the aggregate principal balance of the
        receivables can be attributable to loans for the purchase of used financed vehicles,

             (d) the receivables will not be more than    days past due as of
        the applicable subsequent cutoff date; and

             (e) the trust, the indenture trustee, the owner trustee and [Security Insurer, if any] shall have received written confirmation from a firm of independent certified public accountants as to the satisfaction of the criteria in clauses (a) through (d) above;

          (4) we shall have executed and delivered to the trust, with a copy to the indenture trustee, a subsequent transfer agreement conveying the subsequent receivables to the trust, including a schedule identifying the subsequent receivables;

          (5) we shall have delivered opinions of counsel to the indenture trustee, the owner trustee, [Security Insurer, if any] and the Rating Agencies about the validity of the conveyance of the subsequent receivables; and

          (6) the Rating Agencies shall have each notified [Security Insurer, if any] that, following the addition of all the subsequent receivables, the rating on the notes without regard to the note policy by S&P and by Moody's will not be downgraded, suspended or withdrawn.

     Subsequent receivables may have been originated by Arcadia Financial at a later date using credit criteria different from the criteria applied with respect to the initial receivables. See "Risk Factors" and "The Receivables Pool" in this prospectus supplement.

CAPITALIZED INTEREST ACCOUNT

     Arcadia Financial will establish a capitalized interest account to increase
available funds on the payment dates in                            and
    . A capitalized interest account will be established on the closing date with a deposit of an amount from the proceeds of the sale of the notes approved by [Security Insurer, if any] and the Rating Agencies. Funds on deposit in the capitalized interest account will be invested in eligible investments. Immediately prior to the distribution dates in or

            , the indenture trustee will withdraw a formula amount and deposit it in the collection account to be distributed as available funds. The capitalized interest account will be part of the trust. Any funds remaining on deposit in the capitalized interest account after the distribution to
noteholders in           will be released to an affiliate of Arcadia Financial.

ACCOUNTS

     The servicer will establish and maintain one or more collection accounts, in the name of the indenture trustee on behalf of the noteholders, into which all payments made on or with respect to the receivables will be deposited. In general, the servicer will be permitted to retain collections on the receivables, and to commingle those collections with its general funds and funds of its affiliates until two business days preceding any distribution date. However, the servicer will be required to remit to the collection account any collections received with respect to the receivables not later than the second business day after receipt if:

          (1) an Event of Default under the Indenture has occurred and is continuing;

          (2) a Servicer Termination Event occurs;

          (3) Arcadia Financial is no longer the servicer;

          (4) any Level 2 Trigger (as defined below under
     "-- Overcollateralization") is breached; or

          (5) (a) Arcadia Financial is no longer a wholly owned direct or indirect subsidiary of AFCC or any successor; or

              (b) the short-term senior unsecured debt rating of Associates Corporation of North America (or any successor to, or guarantor of, certain of its obligations or the obligations of Arcadia Financial with respect to the receivables) is not rated at least A-1 by Moody's and P-1 by S&P or any such rating is suspended or withdrawn.

The collection account and the note distribution account are collectively referred to in this prospectus supplement as the designated accounts. See "Description of the Purchase Agreements and the Trust Documents -- Collections" in the accompanying prospectus.

     In addition to the designated accounts, the servicer will also establish and will maintain the pre-funding account, the reserve account and the capitalized interest account in the name of the indenture trustee on behalf of the noteholders.

     Funds in the designated accounts, the pre-funding account, the reserve account and the capitalized interest account will be invested in eligible investments, and investment earnings will be added to available funds on each distribution date.

OVERCOLLATERALIZATION

     The overcollateralization amount represents the amount by which the aggregate principal balance of the receivables exceeds the principal balance of the notes less the amounts on deposit in the pre-funding account. Initially, the principal balance of the notes less the amounts on deposit in the pre-funding
account will equal approximately     % of the aggregate principal balance of the
receivables. This overcollateralization amount will be maintained on each distribution date, so long as the available funds are sufficient to permit the distribution to noteholders of the full Noteholders' Principal Distributable Amount.

     Generally, the Required Overcollateralization Amount will be the greater of
    % of the Pool Balance or     % of the initial principal balance of all
receivables sold to the trust; however, the Required Overcollateralization Amount will be subject to increase based upon breach of certain asset performance tests, including delinquency, cumulative net loss and annualized net loss levels specified in the trust documents, with respect to the receivables as well as certain other events, including certain servicer defaults. An increase in the Required Overcollateralization Amount will have the effect of accelerating the rate of payment of principal on the notes, and such increase will occur upon the breach of the following trigger events:

     - Level 1 Trigger Amount -- Upon the breach of the delinquency and net loss tests with respect to the receivables specified in the trust documents (the "Level 1 Trigger"), the Required Overcollateralization Amount will
       increase to      % of the Pool Balance; provided that, such amount will
       not be less than     % of the initial principal balance of all
       receivables sold to the trust (the "Level 1 Trigger Amount"). A Level 1 Trigger will be deemed cured if for a period of three consecutive months following a Level 1 Trigger there shall be no further breach of any Level 1 Trigger.

     - Level 2 Trigger Amount -- Upon the further breach of the delinquency and net loss tests with respect to the receivables or upon the occurrence of certain other events, including certain servicer defaults, specified in the trust documents (the "Level 2 Trigger"), the Required Overcollateralization Amount will increase to 100% of the Pool Balance (the "Level 2 Trigger Amount"). Upon the occurrence of a Level 2 Trigger, which shall also constitute a servicer termination event, [Security Insurer, if any] will have the right to direct the servicer to cause the receivables files to be transferred to a third party custodian acceptable to [Security Insurer, if any]. A Level 2 Trigger will be deemed cured if for a period of three consecutive months following a Level 2 Trigger there shall be no breach of any delinquency or net loss tests.

     If a Level 1 Trigger or a Level 2 Trigger has occurred but is subsequently cured, the Required Overcollateralization Amount will return to its prior level, and no Additional Principal Distribution Amounts will be paid until the overcollateralization amount falls below the Required Overcollateralization Amount.

DISTRIBUTIONS

     On or before the second business day prior to each distribution date, the servicer will deliver to the indenture trustee, the owner trustee, [Security Insurer, if any] and each rating agency a certificate setting forth, among other things, the following amounts with respect to the preceding monthly period and the related distribution date:

          (1) the amount of funds in the collection account allocable to collections on the receivables in the preceding monthly period, excluding any monthly advances and any purchase amounts;

          (2) the purchase amount of all receivables repurchased by Arcadia Financial or the servicer as of the related distribution date;

          (3) the monthly advances made by the servicer and the amounts which the servicer is entitled to be reimbursed for prior monthly advances;

          (4) the amount of available funds;

          (5) the Noteholders' Interest Distributable Amount;

          (6) the Noteholders' Principal Distributable Amount;

          (7) the Additional Principal Distribution Amount;

          (8) the amount in the reserve account and the Specified Reserve
     Balance;

          (9) the pool balance as of the end of the preceding monthly period;
     and

          (10) the servicing fee.

     On each distribution date, the servicer shall instruct the indenture trustee to distribute the Available Funds, and amounts available from the reserve account (for clauses 1-6 below to the extent Available Funds are insufficient), in the following order of priority:

          (1) to the servicer, the amount the servicer is entitled to be reimbursed for prior monthly advances;

          (2) to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the custodian or administrator (in each case, to the extent fees have not been previously paid by the servicer or Arcadia Financial);

          (3) to the servicer, the basic servicing fee for the related monthly period and any overdue servicing fees;

          (4) to the noteholders, the Noteholders' Interest Distributable
     Amount;

          (5) to the noteholders, the Noteholders' Principal Distributable
     Amount;

          (6) to [Security Insurer, if any], the monthly premium amount and any overdue premium amounts, and so long as no insurer default has occurred and is continuing, any amounts owing to [Security Insurer, if any] under the insurance agreement and not paid, together with interest thereon;

          (7) to the reserve account, the amount required to reinstate the amount in the reserve account up to the Specified Reserve Balance;

          (8) to the noteholders, the Additional Principal Distribution Amount;

          (9) if neither Arcadia Financial nor any of its affiliates is the servicer, to the servicer, any additional servicing fee for the related monthly period to the extent not paid pursuant to (3) above, subject to a capped amount;

          (10) to [Security Insurer, if any], whether or not an insurer default is then existing, any amounts not paid pursuant to (6) above; and

          (11) to the certificateholder, any amounts remaining after the above distributions.

     If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

RESERVE ACCOUNT

     The servicer will establish and maintain the reserve account. It will be held in the name of the indenture trustee for the benefit of the noteholders and [Security Insurer, if any]. To the extent that amounts on deposit in the reserve account are depleted, the noteholders will have no recourse to the assets of the seller or the servicer as a source of payment.

     Deposits to the Reserve Account. The reserve account will be funded by a deposit on the closing date from the proceeds of the sale of the notes in an
amount equal to      % of the initial principal balance of the receivables sold to the trust on the closing date. The required balance of the reserve account on
any distribution date will be an amount equal to     % of the initial principal
balance of all receivables sold to the trust as of such date.

     Withdrawals from the Reserve Account. The amount on deposit in the reserve account may decrease:

     - on each distribution date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such distribution date; and

     - on each distribution date by withdrawal of any shortfall between the Available Funds and the amounts described in clauses 1-6 of the paragraph describing the distribution of Available Funds under "-- Distributions" above on such distribution date.

     In addition, the indenture trustee will withdraw amounts from the reserve account on any distribution date to the extent that such amounts together with the Available Funds for such distribution date would be sufficient to pay the sum of the servicing fee and all outstanding notes in full.

     Investment. Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the seller in eligible investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the reserve account. Eligible investments are generally limited to obligations or securities that mature on or before the next distribution date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes without regard to the note policy, and [Security Insurer, if any] provides its prior written consent, funds in the reserve account may be invested in obligations or securities that will not mature prior to the next distribution date.

     For the purposes described above, the following terms shall have the following meanings:

     "Additional Principal Distribution Amount" means the amount equal to the Required Overcollateralization Amount plus (i) the note balance (reduced by the Noteholders' Principal Distributable Amount paid on such date) less the amount in the pre-funding account less (ii) the Pool Balance.

     "Available Funds" means, with respect to any distribution date, the sum of the collected funds, any purchase amounts, all monthly advances, amounts released from the capitalized interest account and all earnings from the investment of funds in the collection account, the pre-funding account, the reserve account and the capitalized interest account during the related monthly period.

     "Liquidated Receivable" means a receivable as to which:

          (1) 91 days have elapsed since the servicer repossessed the related financed vehicle;

          (2) the servicer has determined in good faith that all amounts it expects to recover have been received; or

          (3) all or some portion of a scheduled payment has become more than 180 days past due.

     "Minimum Overcollateralization Amount" means an amount equal to     % of
the initial principal balance of all receivables sold to the trust as of such date, except that following a Level 1 Trigger Event and until such Level 1
Trigger Event is deemed cured, this amount shall equal     % of the initial
principal balance of all receivables sold to the trust.

     "Noteholders' Distributable Amount" means, with respect to any distribution date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any distribution date and a class of notes, the excess of (1) the Noteholders' Interest Distributable Amount for that class for the preceding distribution date, over (2) the amount in respect of interest that was actually deposited in the note distribution account with respect to that class on the preceding distribution date, plus interest on the amount of interest due but not paid to noteholders of the class on the preceding distribution date, to the extent permitted by law, at the interest rate borne by that class of notes from the preceding distribution date to but excluding the current distribution date.

     "Noteholders' Interest Distributable Amount" means, with respect to any distribution date, the sum of (1) the Noteholders' Monthly Interest Distributable Amount for each class of notes for that distribution date and (2) the Noteholders' Interest Carryover Shortfall for each class of notes for that distribution date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any distribution date, the sum of the interest amounts payable on each class of notes. The interest amount payable with respect to the Class A-1 notes shall equal the product of the outstanding principal balance of such class and the interest rate on such class multiplied by a fraction whose numerator is the actual number of days in the interest period and whose denominator is 360. The interest amounts payable with respect to the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class A-5 notes shall equal the product of the outstanding principal balance of such class and the interest rate on the class multiplied by a fraction whose numerator is the number of days in the interest period (assuming each month is composed of 30 days) and whose denominator is 360. The outstanding principal balance for each interest period is measured as of the preceding distribution date (after giving effect to all payments of principal to the noteholders on or prior to such distribution date) or, in the case of the initial interest period, as of the closing date.

     "Noteholders' Principal Distributable Amount" means, with respect to any distribution date (other than the final scheduled distribution date for any class of notes), the amount necessary to reduce the outstanding principal balance of the notes, less amounts on deposit in the pre-funding account, to 95.50% of the Pool Balance. The Noteholders' Principal Distributable Amount on the final scheduled distribution date for any class of notes will equal the sum of:

          (1) the amount necessary to reduce the outstanding principal balance of the notes, less amounts on deposit in the pre-funding account, to 95.50% of the Pool Balance; and

          (2) the excess of the outstanding principal balance of such class of notes, if any, over the amount described in clause (1).

     "Overcollateralization Deficit" means an amount equal to the positive excess, if any, of (1) the aggregate outstanding principal balance of all notes, less the amount on deposit in the pre-funding account on such date, as of the distribution date, after giving effect to all payments on the notes on such distribution date, over (2) the Pool Balance as of the end of the related monthly period.

     "Pool Balance" means the aggregate of any unpaid principal balance of the receivables as of the end of the related monthly period, after giving effect to any previous partial prepayments and to the payment of principal on the receivables.

     "Purchased Receivable" means a receivable:

          (1) (A) that Arcadia Financial or we have become obligated to repurchase (or, under certain circumstances, have elected to repurchase) as a result of an uncured breach by Arcadia Financial or us of a representation or warranty made by Arcadia Financial or us with respect to such receivable or (B) that the servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such receivable; and

          (2) as to which the related purchase amount has been deposited in the collection account by Arcadia Financial, us or the servicer, as the case may be, on or before the related deposit date.

     "Required Overcollateralization Amount" means:

          (1) if there is no Level 1 Trigger or Level 2 Trigger in effect, the
     greater of (1) an amount equal to     % of the Pool Balance or (2) the
     Minimum Overcollateralization Amount, provided that the Required Overcollateralization Amount shall not exceed the aggregate outstanding principal balance of the notes;

          (2) if there is a Level 1 Trigger in effect, the Level 1 Trigger Amount; or

          (3) if there is a Level 2 Trigger in effect, the Level 2 Trigger
     Amount.

     "Reserve Account Excess Amount," with respect to any distribution date, means an amount equal to the excess, if any, of:

     - the amount of cash or other immediately available funds in the reserve account on the distribution date, after giving effect to any withdrawals from the reserve account relating to that distribution date, over

     - the Specified Reserve Balance with respect to that distribution date.

     "Specified Reserve Balance" means as of any distribution date an amount
equal to     % of the aggregate of the initial principal balance of all receivables sold to the trust prior to and including such distribution date.

STATEMENTS TO NOTEHOLDERS

     On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on the distribution date. This statement will be based on the information in the related servicer's certificate setting forth certain information required under the trust documents. Each statement to be delivered to noteholders will include the following information as to the notes, with respect to the distribution date or the period since the previous distribution date, as applicable:

          (1) the amount of the distribution allocable to interest on or with respect to each class of notes;

          (2) the amount of the distribution allocable to principal on or with respect to each class of notes;

          (3) the aggregate outstanding principal balance and the note pool factor for each class of notes after giving effect to all payments reported under (2) above on the distribution date;

          (4) the amount of the servicing fee paid to the servicer with respect to the related monthly period or periods, as the case may be;

          (5) for each distribution date during the pre-funding period, the remaining pre-funded amount, the amount in the pre-funding account, and all investment earnings on such funds; and

          (6) for the first distribution date that is on or immediately following the end of the pre-funding period, the amount of any remaining pre-funded amount that has not been used to fund the purchase of subsequent receivables and is being passed through as payments of principal on the notes.

     Each amount set forth pursuant to subclauses (1) through (4) with respect to the notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the notes.

     Unless and until definitive notes are issued, these reports will be sent on behalf of the trust to Cede & Co., as registered holder of the notes and the nominee of The Depository Trust Company ("DTC"). Noteholders may receive copies of these reports upon written request, together with a certification that they are noteholders and payment of any expenses associated with the distribution of these reports, from the indenture trustee. These reports will also be available at the indenture trustee's website. See "Reports to Noteholders" in this prospectus supplement and "Information Regarding the Securities" in the accompanying prospectus.

     Within the required period of time after the end of each calendar year, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder, a statement as to the aggregate amounts of interest and principal paid to the noteholder, information regarding the amount of servicing compensation received by the servicer and other information as we deem necessary to enable the noteholder to prepare its tax returns. See "Federal Income Tax Consequences" in this prospectus supplement.

RELATIONSHIP WITH INDENTURE TRUSTEE

     We and some of our affiliates maintain banking and other business relationships in the ordinary course of business with the indenture trustee. In addition, the indenture trustee and some of its affiliates may serve as trustee for other securities issued by us or our affiliates.

                        [DESCRIPTION OF THE NOTE POLICY

     The following information has been supplied by [Security Insurer, if any] for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the note policy and the insurer set forth under the headings "Description of the Note Policy" and "Description of the Insurer" herein. Additionally, the insurer makes no representation regarding the notes or the advisability of investing in the notes.

     The insurer, in consideration of the payment of a premium and subject to the terms of the note policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the insurer by the indenture trustee or its successors, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment.

     The insurer's obligations under the note policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the note policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the insurer.

     Notwithstanding the foregoing paragraph, the note policy does not cover any note prepayment amounts, note prepayment premiums or shortfalls, if any, attributable to the liability of the trust, or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

     The insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the insurer's fiscal agent of the following:

     - a certified copy of the order requiring the return of a preference payment;

     - an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

     - an assignment in a form that is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     - appropriate instruments to effect the appointment of the insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

     The insurer will pay any other amount payable under the note policy no later than 12:00 p.m., New York time, on the later of the distribution date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the note policy, it will be deemed not to have been received by the insurer's fiscal agent for the purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Insured Payments due under the note policy, unless otherwise stated therein, will be disbursed by the insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the note policy.

     Subject to the terms of the indenture, the insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the insurer under the note policy.

     As used in the note policy, the following terms shall have the following meanings:

     "Deficiency Amount" means (a) for any distribution date, the excess of (i) the sum of (x) the Noteholders' Interest Distributable Amount and (y) any Overcollateralization Deficit over (ii) amounts available in the note distribution account, the capitalized interest account and the reserve account as of such distribution date to pay such amounts and (b) on the final distribution date with respect to a class of notes, the excess of (i) the outstanding note principal balance with respect to such class over (ii) the amount available in the note distribution account and the reserve account as of such distribution date to pay such amount.

     "Insured Payment" means (a) as of any distribution date, any Deficiency Amount and (b) any Preference Amount.

     "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the note policy and not otherwise defined in the note policy shall have the meanings set forth in the sale and servicing agreement as of the date of execution of the note policy, without giving effect to any subsequent amendment or modification to the sale and servicing agreement unless such amendment or modification has been approved in writing by the insurer.

     The note policy is not cancelable for any reason. The premium on the note policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

     The note policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     THE INSURANCE PROVIDED BY THE NOTE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

                         FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the material federal income tax consequences relating to the purchase, ownership, and disposition of the notes. The discussion is based upon the current provisions of the Internal Revenue Code, the treasury regulations promulgated under the Internal Revenue Code and judicial or ruling authority, all of which are subject to change, which under the Internal Revenue Code may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue service rulings on similar transactions involving a trust issuing debt with terms similar to those of the notes. As a result, the service may disagree with all or a part of the discussion below. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the notes.

     The trust will be provided with an opinion of Dorsey & Whitney LLP, our counsel, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the service or the courts. No ruling on any of the issues discussed below will be sought from the service.

TAX CHARACTERIZATION OF THE TRUST

     Dorsey & Whitney LLP will deliver its opinion that the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, with the result that the trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. This sort of corporate income tax could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO NOTEHOLDERS

     Treatment of the Notes as Indebtedness. The owner trustee, on behalf of the trust, will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Dorsey & Whitney LLP will deliver its opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes that this characterization of the notes is correct.

     Interest Income on the Notes. As a general rule, interest paid or accrued on the notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to the noteholders. A noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the notes in ordinary income as this interest accrues, while a noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include this interest in ordinary income when payments are received, or made available for receipt, by the noteholder. It is anticipated that the notes will not be issued with original issue discount within the meaning of section 1273 of the Internal Revenue Code, and that the trust will not take any original issue discount deduction with respect to the notes.

     Market Discount. The notes, whether or not issued with original issue discount, will be subject to the market discount rules of section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder purchases the note at a market discount, such as a discount from its original issue price plus any accrued original issue discount, that exceeds a de minimis amount specified in the Internal Revenue Code, and after that recognizes gain upon a disposition, the lesser of such gain or the accrued market discount will be taxed as ordinary interest income.

     Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days after the date the noteholder acquired the note until and including its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Internal Revenue Service.

     Limitations imposed by the Internal Revenue Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder makes this an election, is exempt from this rule. The adjusted basis of a note subject to this election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service.

     Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium, for example, an amount in excess of the amount payable upon the maturity, the noteholder will be considered to have purchased the note with amortizable bond premium equal to the excess amount. The noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the note. The noteholder's tax basis in the note will be reduced by the amount of the amortizable bond premium deducted. Any election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the noteholder at the beginning of the first taxable year to which the election applies or after that acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on a note held by a noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

     Sale or Other Disposition. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder's cost for the note, increased by any market discount, original issue discount and gain previously included by the noteholder in income with respect to the note and decreased by principal payments previously received by the noteholder and the amount of bond premium previously amortized with respect to the note. Any such gain or loss will be a capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain would be taxed at long-term rates if the note is held for more than 12 months and at short-term rates if held for not more than 12 months. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Generally, interest paid to a noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the note in connection with a United States trade or business will be treated as portfolio interest and therefore will be exempt from the 30% withholding tax. This noteholder will be entitled to receive interest payments on the notes free of United States federal income tax, provided that the noteholder periodically provides the indenture trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that the noteholder is not a United States person and providing the name and address of the noteholder and will not be subject to federal income tax on gain from the disposition of a note unless the noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

     Tax Administration and Reporting. The indenture trustee will furnish to each noteholder with each distribution a statement setting forth the amount of the distribution allocable to principal and to interest. Reports will be made annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements regarding the information as may be required with respect to interest and original issue discount, if any, with respect to the notes.

     Backup Withholding. Under certain circumstances, a noteholder may be subject to backup withholding at a 31% rate. Backup withholding may apply to a noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the indenture trustee. Backup withholding may apply, under some circumstances, to a noteholder who is a foreign person if the noteholder fails to provide the indenture trustee or the noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the note. Backup withholding, however, does not apply to payments on a note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you on a note.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Dorsey & Whitney LLP, the IRS successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of Dorsey & Whitney LLP, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. The servicer has indemnified the trust for any liability asserted against the trust for any withholding or other tax liability.

     The federal tax discussion above is included for general information only and may not be applicable depending upon your particular tax situation. Prospective purchasers should consult their tax advisors about the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA, and/or Section 4975 of the Internal Revenue Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh plans from engaging in some transactions with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to a benefit plan. A violation of these prohibited transaction rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the securities might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (the "plan assets regulation"), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. In this case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     - prohibited transaction class exemption 90-1, regarding investments by insurance company pooled separate accounts;

     - prohibited transaction class exemption 95-60, regarding investments by insurance company general accounts;

     - prohibited transaction class exemption 91-38, regarding investments by bank collective investment funds;

     - prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers; and

     - prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

     Employee benefit plans that are governmental plans and some church plans are not subject to ERISA requirements; however, these plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary considering the purchase of notes, you should consult your tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each purchaser or transferee of a note that is a benefit plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or other applicable exemption providing substantially similar relief has been satisfied.

                                  UNDERWRITING

     The underwriters named below have agreed, severally and not jointly, and subject to the terms and conditions in the underwriting agreement and the pricing agreement dated , to purchase from the trust the respective principal amounts of the notes shown opposite their names below:

                             PRINCIPAL         PRINCIPAL         PRINCIPAL         PRINCIPAL         PRINCIPAL
                             AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF
                          CLASS A-1 NOTES   CLASS A-2 NOTES   CLASS A-3 NOTES   CLASS A-4 NOTES   CLASS A-5 NOTES
                          ---------------   ---------------   ---------------   ---------------   ---------------








                            ============      ============      ============      ============      ============

     [The Class A-1 notes are not being sold by the underwriters pursuant to this prospectus supplement. An affiliate of Arcadia Financial initially will retain the Class A-1 notes, but may sell any or all of these notes at a later date.]

     The underwriters have advised us, as seller, that the underwriters propose to offer the notes to the public initially at the public offering prices shown on the cover page of this prospectus supplement and to some dealers at those prices less a concession not in excess of:

     - 0.   % per Class A-1 note,

     - 0.   % per Class A-2 note,

     - 0.   % per Class A-3 note,

     - 0.   % per Class A-4 note, and

     - 0.   % per Class A-5 note.

     The underwriters may allow, and those dealers may reallow, a discount not in excess of:

     - 0.   % per Class A-1 note,

     - 0.   % per Class A-2 note,

     - 0.   % per Class A-3 note,

     - 0.   % per Class A-4 note, and

     - 0.   % per Class A-5 note.

     After the initial public offering, the public offering prices of the notes and concessions and discounts may be changed by the underwriters.

     The underwriting agreement provides that the obligations of the underwriters are subject to various conditions precedent and that the underwriters will be obligated to purchase all of the notes, if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriter may be increased or the underwriting agreement may be terminated.

     The notes are new issues of securities with no established trading market. The underwriters have advised us that they intend to act as market makers for the notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for the notes.

     Together with Arcadia Financial and Associates Corporation of North America, we have agreed jointly and severally to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make with respect to those liabilities.

     In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

     This prospectus supplement and the accompanying prospectus may be used by broker-dealer affiliates of Arcadia Receivables Finance Corp. or Arcadia Financial Ltd. in connection with offers and sales related to market-making transactions in the notes. In these market-making transactions, Arcadia Receivables Finance Corp., Arcadia Financial Ltd. or another affiliate may act as a principal or an agent, and the sales will be at negotiated prices related to prevailing market prices at the time of the sale. No such broker-dealer affiliate has any obligation to make a market in any of the notes, and any broker-dealer affiliate may discontinue its market-making activities at any time without notice, at its sole discretion.

     In the ordinary course of business, the underwriters and their affiliates have provided, and in the future may provide, investment banking and commercial banking services to us and Arcadia Financial.

     We estimate that our expenses in connection with the sale of the notes will
be $         .

                                  LEGAL MATTERS

     There are some matters concerning the validity of the notes and about the federal income tax matters discussed under "Federal Income Tax Consequences" in this prospectus supplement that will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the notes will be passed upon for the underwriters by Dechert, New York, New York.

                                     EXPERTS

     The consolidated balance sheets of [the Security Insurer, if any] and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of [accountant], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described in "Risk Factors" and elsewhere in this prospectus supplement.

                                                                           ANNEX
I
This Annex I contains performance data as of               on the pools of loans
included in Arcadia Financial's most recent securitizations. In particular, this Annex I includes the following information on these past securitizations:

          (1) Pool summaries (including the initial receivables balance, original pool balance, current pool balance, initial weighted average annual percentage rate (APR), initial weighted average original term, and initial weighted average remaining term);

          (2) Cumulative losses as a percentage of original pool balance;

          (3) Outstanding pool balance in dollars;

          (4) ABS prepayment speed life-to-date;

          (5) Principal balance of 30+ day delinquent loans as a percentage of current pool balance; and

          (6) Cumulative defaults as a percentage of original pool balance.

                                 POOL SUMMARIES

                                                                                                 INITIAL WTD. AVG.
                       INITIAL RECEIVABLES    ORIGINAL POOL     CURRENT POOL     INITIAL WTD.      ORIGINAL TERM
                             BALANCE           BALANCE(1)          BALANCE         AVG. APR          (MONTHS)
                       -------------------   ---------------   ---------------   -------------   -----------------
1995-A...............
1995-B...............
1995-C...............
1995-D...............
1995-E...............
1996-A...............
1996-B...............
1996-C...............
1996-D...............
1997-A...............
1997-B...............
1997-C...............
1997-D...............
1998-A...............
1998-B...............
1998-C...............
1998-D...............
1998-E...............
1999-A...............
1999-B...............
1999-C...............
2000-1...............
2000-2...............
                       INITIAL WTD. AVG.
                        REMAINING TERM
                           (MONTHS)
                       -----------------
1995-A...............
1995-B...............
1995-C...............
1995-D...............
1995-E...............
1996-A...............
1996-B...............
1996-C...............
1996-D...............
1997-A...............
1997-B...............
1997-C...............
1997-D...............
1998-A...............
1998-B...............
1998-C...............
1998-D...............
1998-E...............
1999-A...............
1999-B...............
1999-C...............
2000-1...............
2000-2...............

---------------

(1) Initial Receivables Balance plus prefunding account deposit on closing date.

           CUMULATIVE LOSSES AS A PERCENTAGE OF ORIGINAL POOL BALANCE

MONTH                    1995-A   1995-B   1995-C   1995-D   1995-E   1996-A   1996-B   1996-C   1996-D   1997-A   1997-B   1997-C
-----                    ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
 1.....................
 2.....................
 3.....................
 4.....................
 5.....................
 6.....................
 7.....................
 8.....................
 9.....................
 10....................
 11....................
 12....................
 13....................
 14....................
 15....................
 16....................
 17....................
 18....................
 19....................
 20....................
 21....................
 22....................
 23....................
 24....................
 25....................
 26....................
 27....................
 28....................
 29....................
 30....................
 31....................
 32....................
 33....................
 34....................
 35....................
 36....................
 37....................
 38....................
 39....................
 40....................
 41....................
 42....................
 43....................
 44....................
 45....................
 46....................
 47....................
 48....................
 49....................
 50....................
 51....................
 52....................
 53....................
 54....................
 55....................
 56....................
 57....................
 58....................
 59....................
 60....................
 61....................
 62....................

MONTH                    1997-D   1998-A   1998-B   1998-C   1998-D   1998-E   1999-A   1999-B   1999-C   2000-1   2000-2
-----                    ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
 1.....................
 2.....................
 3.....................
 4.....................
 5.....................
 6.....................
 7.....................
 8.....................
 9.....................
 10....................
 11....................
 12....................
 13....................
 14....................
 15....................
 16....................
 17....................
 18....................
 19....................
 20....................
 21....................
 22....................
 23....................
 24....................
 25....................
 26....................
 27....................
 28....................
 29....................
 30....................
 31....................
 32....................
 33....................
 34....................
 35....................
 36....................
 37....................
 38....................
 39....................
 40....................
 41....................
 42....................
 43....................
 44....................
 45....................
 46....................
 47....................
 48....................
 49....................
 50....................
 51....................
 52....................
 53....................
 54....................
 55....................
 56....................
 57....................
 58....................
 59....................
 60....................
 61....................
 62....................

                      OUTSTANDING POOL BALANCE IN DOLLARS

MONTH        1995-A        1995-B        1995-C        1995-D        1995-E        1996-A        1996-B        1996-C
-----      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
1........
2........
3........
4........
5........
6........
7........
8........
9........
10.......
11.......
12.......
13.......
14.......
15.......
16.......
17.......
18.......
19.......
20.......
21.......
22.......
23.......
24.......
25.......
26.......
27.......
28.......
29.......
30.......
31.......
32.......
33.......
34.......
35.......
36.......
37.......
38.......
39.......
40.......
41.......
42.......
43.......
44.......
45.......
46.......
47.......
48.......
49.......
50.......
51.......
52.......
53.......
54.......
55.......
56.......
57.......
58.......
59.......
60.......
61.......
62.......

MONTH        1996-D        1997-A        1997-B        1997-C        1997-D        1998-A        1998-B        1998-C
-----      -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
1........
2........
3........
4........
5........
6........
7........
8........
9........
10.......
11.......
12.......
13.......
14.......
15.......
16.......
17.......
18.......
19.......
20.......
21.......
22.......
23.......
24.......
25.......
26.......
27.......
28.......
29.......
30.......
31.......
32.......
33.......
34.......
35.......
36.......
37.......
38.......
39.......
40.......
41.......
42.......
43.......
44.......
45.......
46.......
47.......
48.......
49.......
50.......
51.......
52.......
53.......
54.......
55.......
56.......
57.......
58.......
59.......
60.......
61.......
62.......

MONTH        1998-D        1998-E        1999-A        1999-B        1999-C        2000-1          2000-2
-----      -----------   -----------   -----------   -----------   -----------   -----------    ------------
1........
2........
3........
4........
5........
6........
7........
8........
9........
10.......
11.......
12.......
13.......
14.......
15.......
16.......
17.......
18.......
19.......
20.......
21.......
22.......
23.......
24.......
25.......
26.......
27.......
28.......
29.......
30.......
31.......
32.......
33.......
34.......
35.......
36.......
37.......
38.......
39.......
40.......
41.......
42.......
43.......
44.......
45.......
46.......
47.......
48.......
49.......
50.......
51.......
52.......
53.......
54.......
55.......
56.......
57.......
58.......
59.......
60.......
61.......
62.......

                       ABS PREPAYMENT SPEED LIFE-TO-DATE

MONTH                         1995-A   1995-B   1995-C   1995-D   1995-E   1996-A   1996-B   1996-C   1996-D   1997-A   1997-B
-----                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  1.........................
  2.........................
  3.........................
  4.........................
  5.........................
  6.........................
  7.........................
  8.........................
  9.........................
 10.........................
 11.........................
 12.........................
 13.........................
 14.........................
 15.........................
 16.........................
 17.........................
 18.........................
 19.........................
 20.........................
 21.........................
 22.........................
 23.........................
 24.........................
 25.........................
 26.........................
 27.........................
 28.........................
 29.........................
 30.........................
 31.........................
 32.........................
 33.........................
 34.........................
 35.........................
 36.........................
 37.........................
 38.........................
 39.........................
 40.........................
 41.........................
 42.........................
 43.........................
 44.........................
 45.........................
 46.........................
 47.........................
 48.........................
 49.........................
 50.........................
 51.........................
 52.........................
 53.........................
 54.........................
 55.........................
 56.........................
 57.........................
 58.........................
 59.........................
 60.........................
 61.........................
 62.........................

MONTH                         1997-C   1997-D   1998-A   1998-B   1998-C   1998-D   1998-E   1999-A   1999-B   1999-C
-----                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  1.........................
  2.........................
  3.........................
  4.........................
  5.........................
  6.........................
  7.........................
  8.........................
  9.........................
 10.........................
 11.........................
 12.........................
 13.........................
 14.........................
 15.........................
 16.........................
 17.........................
 18.........................
 19.........................
 20.........................
 21.........................
 22.........................
 23.........................
 24.........................
 25.........................
 26.........................
 27.........................
 28.........................
 29.........................
 30.........................
 31.........................
 32.........................
 33.........................
 34.........................
 35.........................
 36.........................
 37.........................
 38.........................
 39.........................
 40.........................
 41.........................
 42.........................
 43.........................
 44.........................
 45.........................
 46.........................
 47.........................
 48.........................
 49.........................
 50.........................
 51.........................
 52.........................
 53.........................
 54.........................
 55.........................
 56.........................
 57.........................
 58.........................
 59.........................
 60.........................
 61.........................
 62.........................

 PRINCIPAL BALANCE OF 30+ DAY DELINQUENT LOANS AS A PERCENTAGE OF CURRENT POOL
                                    BALANCE

MONTH                  1995-A   1995-B   1995-C   1995-D   1995-E   1996-A   1996-B   1996-C   1996-D   1997-A   1997-B   1997-C
-----                  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
 1...................
 2...................
 3...................
 4...................
 5...................
 6...................
 7...................
 8...................
 9...................
 10..................
 11..................
 12..................
 13..................
 14..................
 15..................
 16..................
 17..................
 18..................
 19..................
 20..................
 21..................
 22..................
 23..................
 24..................
 25..................
 26..................
 27..................
 28..................
 29..................
 30..................
 31..................
 32..................
 33..................
 34..................
 35..................
 36..................
 37..................
 38..................
 39..................
 40..................
 41..................
 42..................
 43..................
 44..................
 45..................
 46..................
 47..................
 48..................
 49..................
 50..................
 51..................
 52..................
 53..................
 54..................
 55..................
 56..................
 57..................
 58..................
 59..................
 60..................
 61..................
 62..................

MONTH                  1997-D   1998-A   1998-B   1998-C   1998-D   1998-E   1999-A   1999-B   1999-C   2000-1   2000-2
-----                  ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
 1...................
 2...................
 3...................
 4...................
 5...................
 6...................
 7...................
 8...................
 9...................
 10..................
 11..................
 12..................
 13..................
 14..................
 15..................
 16..................
 17..................
 18..................
 19..................
 20..................
 21..................
 22..................
 23..................
 24..................
 25..................
 26..................
 27..................
 28..................
 29..................
 30..................
 31..................
 32..................
 33..................
 34..................
 35..................
 36..................
 37..................
 38..................
 39..................
 40..................
 41..................
 42..................
 43..................
 44..................
 45..................
 46..................
 47..................
 48..................
 49..................
 50..................
 51..................
 52..................
 53..................
 54..................
 55..................
 56..................
 57..................
 58..................
 59..................
 60..................
 61..................
 62..................

          CUMULATIVE DEFAULTS AS A PERCENTAGE OF ORIGINAL POOL BALANCE

MONTH                   1995-A   1995-B   1995-C   1995-D   1995-E   1996-A   1996-B   1996-C   1996-D   1997-A   1997-B   1997-C
-----                   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
 1...................
 2...................
 3...................
 4...................
 5...................
 6...................
 7...................
 8...................
 9...................
 10..................
 11..................
 12..................
 13..................
 14..................
 15..................
 16..................
 17..................
 18..................
 19..................
 20..................
 21..................
 22..................
 23..................
 24..................
 25..................
 26..................
 27..................
 28..................
 29..................
 30..................
 31..................
 32..................
 33..................
 34..................
 35..................
 36..................
 37..................
 38..................
 39..................
 40..................
 41..................
 42..................
 43..................
 44..................
 45..................
 46..................
 47..................
 48..................
 49..................
 50..................
 51..................
 52..................
 53..................
 54..................
 55..................
 56..................
 57..................
 58..................
 59..................
 60..................
 61..................
 62..................

MONTH                  1997-D   1998-A   1998-B   1998-C   1998-D   1998-E   1999-A   1999-B   1999-C   2000-1  2000-2
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

PROSPECTUS

                    ASSOCIATES AUTOMOBILE RECEIVABLES TRUSTS

                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                         ARCADIA RECEIVABLES FINANCE CORP.
                                       Seller
                               ARCADIA FINANCIAL LTD.
                                      Servicer
                            a wholly owned subsidiary of
                      ASSOCIATES CORPORATION OF NORTH AMERICA

                             ----------------------

     We are offering automobile receivables-backed certificates and automobile receivables-backed notes under this prospectus and a prospectus supplement. We, Arcadia Receivables Finance Corp., a wholly owned subsidiary of Arcadia Financial Ltd., will form a new trust to issue each new series of securities, and each trust will issue the securities of that series. The securities of any series may be composed of several different classes.

     The assets of each trust will include a pool of retail installment sales contracts and promissory notes purchased by Arcadia Financial from motor vehicle dealers. The trust property will be secured by new and used automobiles and light trucks, monies paid or payable after a cutoff date, an assignment of Arcadia Financial's security interests in the financed vehicles, and other property, as more fully described in this prospectus and in the prospectus supplement. The trust property may also include monies in accounts to be established with an indenture trustee or an owner trustee. If specified in the prospectus supplement, Arcadia Financial may use some of these monies to purchase subsequent receivables from time to time during a pre-funding period specified in the prospectus supplement.

     Each class of securities of any series will represent the right to payments in the amounts and at the times described in the prospectus supplement. The right of each class of securities to receive payments may be senior or subordinate to the rights of one or more other classes in that series. Payments on certificates will be subordinated in priority to payments on notes as described in this prospectus and in the prospectus supplement.
                             ----------------------

     THE SECURITIES WILL REPRESENT OBLIGATIONS OF THE RELATED TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ARCADIA RECEIVABLES FINANCE CORP., ARCADIA FINANCIAL, LTD., ASSOCIATES CORPORATION OF NORTH AMERICA OR ANY AFFILIATE OF ANY OF THESE ENTITIES.
                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities unless accompanied by a Prospectus Supplement.
                             ----------------------

                The date of this Prospectus is February   , 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the securities in two separate documents that progressively provide more detail:

          (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and

          (2) the prospectus supplement for the particular terms of your series of securities.

     You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                   THE TRUSTS

     For each series of securities, we will establish a trust under the related trust documents. Before the sale and assignment of the receivables under the related trust documents, the trust will have no assets or obligations. The trust will not engage in any business activity other than acquiring and holding the trust property, issuing the certificates and the notes of a series and distributing payments.

     Each certificate will represent a fractional undivided interest in, and each note will represent an obligation of, the related trust. The trust property of each trust will include, among other things,

          (1) a receivables pool,

          (2) all monies paid or payable on those receivables after the cutoff date (as specified in the prospectus supplement),

          (3) any amounts relating to the receivables pool as from time to time may be held in the collection account (including all investments in the collection account and all income from the investment of funds and all proceeds) and other specified accounts (including all proceeds),

          (4) an assignment of the security interests of Arcadia Financial in the financed vehicles securing the related receivables,

          (5) an assignment of the right to receive proceeds from the exercise of rights against dealers under dealer agreements between Arcadia Financial and various dealers and the assignment of rights in respect of each related receivable from the applicable dealer to Arcadia Financial,

          (6) an assignment of the right to receive proceeds from claims on some insurance policies covering the related financed vehicles or obligors,

          (7) an assignment of our rights under the related purchase agreement with Arcadia Financial, and

          (8) other rights as specified under related trust documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents -- Collections" in this prospectus.

The trust property will also include, if so specified in the prospectus supplement, monies on deposit in a pre-funding account to be established with the indenture trustee or the owner trustee, which we will use to purchase subsequent receivables from Arcadia Financial from time to time during the pre-funding period specified in the prospectus supplement. Any subsequent receivables so purchased will be included in the related receivables pool forming part of the trust property, subject to the prior rights of the related indenture trustee and noteholders. In addition, to the extent specified in the prospectus supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the owner trustee or the indenture trustee for the benefit of holders of one or more classes of securities.

     Arcadia Financial, as the servicer, will service the receivables held by each trust and will receive fees for its services. See "Description of the Purchase Agreements and the Trust Documents -- Servicing

Compensation" in this prospectus. Unless otherwise specified in the prospectus supplement, Arcadia Financial, on behalf of each trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each receivable and evidencing the security interest in the financed vehicle securing each receivable. In order to protect the trust's ownership interest in the receivables, Arcadia Financial and the seller will each file UCC-1 financing statements in Minnesota and Texas to give notice of the trust's ownership of the related receivables and the related trust property.

THE OWNER TRUSTEE

     The owner trustee for each trust will be specified in the prospectus supplement. The owner trustee's liability in connection with the issuance and sale of the securities of a series will be limited solely to the express obligations of the owner trustee set forth in the related trust documents. An owner trustee may resign at any time, in which event the general partner, if any, specified in the prospectus supplement, or if no general partner is specified, the servicer or its successor, will be obligated to appoint a successor trustee acceptable to the security insurer (if any). The general partner or the servicer, with the consent of the security insurer, if any (prior to an insurer default), may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust documents or if the owner trustee becomes insolvent. In those circumstances, the general partner or the servicer will be obligated to appoint a successor trustee acceptable to the security insurer, if any. Any resignation or removal of an owner trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                   THE SELLER

     We, Arcadia Receivables Finance Corp., are a wholly owned subsidiary of Arcadia Financial Ltd., incorporated in the State of Delaware on February 3, 1993. We have been organized for the limited purposes of purchasing receivables from Arcadia Financial and transferring the receivables to trusts. Our principal executive offices are located at 290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062, and our telephone number is (972) 652-4000.

     We have taken and will take steps in structuring the transactions to make it unlikely that a voluntary or involuntary application for relief by Arcadia Financial under any insolvency law will result in consolidation of our assets and liabilities with those of Arcadia Financial. First, we are a separate, limited-purpose subsidiary whose certificate of incorporation contains various limitations, including restrictions on the nature of our business and a restriction on our ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of our directors and the holders of at least 66 2/3% of our outstanding common stock. Our certificate of incorporation requires that we have at least one director who is considered an independent director. We have no intention of filing a voluntary petition under insolvency laws unless our financial affairs merit such action. However, since our stock has been pledged to a security insurer in connection with prior securitization transactions, it is possible that the security insurer could file a petition for relief under insolvency laws or take certain other actions against us.

                             ARCADIA FINANCIAL LTD.

     Arcadia Financial purchases, securitizes and services consumer automobile loans originated primarily by car dealers affiliated with major foreign and domestic manufacturers. It purchases consumer automobile loans through 14 regional buying centers located in 12 states. These buying centers are supplemented by a network of dealer development representatives who develop and maintain relationships with car dealers operating within each buying center's immediate market area or in surrounding market areas. Credit approval and loan processing are generally performed at the applicable regional buying center. Arcadia Financial acts as the servicer of all loans it has originated and securitized in return for a monthly servicing fee. To perform its servicing responsibilities, Arcadia Financial operates a national customer service center in Minneapolis, Minnesota, and four regional collection centers located in Charlotte, North Carolina; Dallas, Texas; Denver, Colorado; and Minneapolis, Minnesota.

     Arcadia Financial's lending programs are designed to serve consumers who have limited access to traditional automobile financing, and its typical borrower has prior credit difficulties or a limited credit history. Because it serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it generally charges interest at rates higher than those charged by traditional sources. Arcadia Financial also expects to sustain a higher level of credit losses than traditional sources because it provides financing to relatively high-risk borrowers.

     Arcadia Financial employs a risk-based pricing strategy for determining which loans to purchase. Its goal is to maximize the difference between the borrowers' interest rates and the level of net losses expected on the loans purchased. This strategy is based on comparing the terms the borrower wishes to obtain with the results of an evaluation of that borrower's credit characteristics according to underwriting and credit scoring criteria. Underwriting procedures focus on a borrower's credit characteristics and collateral value. See "The Receivables -- Underwriting."

     Arcadia Financial is a Minnesota corporation that was incorporated on March 8, 1990. Its principal executive offices are located at 2001 Beach Street, Suite 300, Fort Worth, Texas 76103, and its telephone number is (817) 262-5400. In April 2000, Arcadia Financial became a wholly owned subsidiary of Associates Corporation of North America which, in turn, is a wholly owned subsidiary of Associates First Capital Corporation. On November 30, 2000, a wholly-owned subsidiary of Citigroup Inc. ("Citigroup") merged with and into AFCC, with the result that Citigroup acquired 100% of the outstanding voting securities of AFCC. Immediately following the merger, Citicorp (an indirect wholly-owned subsidiary of Citigroup) became the parent of AFCC.


                                THE RECEIVABLES

GENERAL

     Arcadia Financial purchases retail installment sales contracts and promissory notes secured by new and used motor vehicles from dealers who regularly originate and sell these kinds of contracts and notes. Arcadia Financial generally acquires these contracts or notes under dealer agreements and dealer assignments which obligate the dealer to repurchase the contract or note in the event of a breach by the dealer of its representations and warranties. These representations and warranties typically relate to the origination of a loan and the security interest in the related financed vehicle. The dealers' representations and warranties do not relate to the creditworthiness of the obligor under the loan or the collectibility of the loan and, as a result, Arcadia Financial does not have recourse to dealers for credit losses on any loans.

UNDERWRITING

     Each applicant for a loan is required to complete and sign an application which lists the applicant's assets, liabilities, income, credit and employment history as well as other personal information. Upon receipt of the completed loan application, pertinent information is entered into Arcadia Financial's application processing system, and a minimum of one credit bureau report is ordered automatically. The information from the credit bureau, along with information from the loan application, is then utilized to determine in which risk tier the loan should be placed. In connection with Arcadia Financial's efforts to enhance its loan pricing process and risk management capabilities, management engaged a nationally recognized credit source consulting company to assist in the development and implementation of a new proprietary credit scoring system which Arcadia Financial began using during 1999. Prior to October 1999, Arcadia Financial utilized its own internally-developed credit scoring system, based primarily upon FICO scores and loan-to-value ratios. Starting in October 1999, Arcadia Financial began originating loans using a custom score card, which includes FICO scores and loan-to-value ratios as well as certain additional loan criteria. By March 2000, Arcadia Financial had fully transitioned to using the new internally-developed custom scoring system.

     The credit scoring process assesses the quality of credit applicant profiles resulting in a statistical assessment of performance characteristics. Factors considered in the scoring process include the applicant's residential and employment stability, financial history, current financial capacity and historical record of meeting financial obligations, as well as terms of the loan being requested and other credit bureau information. Credit scoring is utilized by Arcadia Financial to differentiate credit applicants by credit risk in terms of expected default rates, thereby enabling Arcadia Financial to decide if the risk is acceptable and to determine the appropriate loan pricing and structure to compensate for the risk. Credit scoring further improves credit decision efficiencies since applications with high credit scores can generally be processed rapidly and credit decisions quickly communicated back to the dealer, while applications with credit scores below standards established by Arcadia Financial can be rejected without further processing and review by Arcadia Financial's personnel. This prioritization of applications allows for a more effective allocation of resources to applications which require more in-depth investigation.

     Arcadia Financial's underwriting and collateral guidelines as well as its credit scoring parameters provide the basis for lending decisions. However, qualitative judgment by Arcadia Financial's personnel with respect to an applicant's credit quality is a significant factor in the final credit decision. Approval of loans outside Arcadia Financial's credit scoring standard or with terms inconsistent with the risk-based pricing guidelines are generally subject to additional management review before approval. Arcadia Financial conducts internal compliance reviews on a monthly basis and also reviews the quality of the loans it purchases on a monthly basis with an eye to validating its credit strategies by comparing actual versus forecasted performance by risk tier.

     Upon completion of the underwriting process, Arcadia Financial decides whether it will approve, conditionally approve or deny the loan application as submitted. Conditional approval of the application involves amending the dealer's proposed terms of the loan to qualify the application within acceptable risk parameters established by Arcadia Financial. Typical conditions include, but are not limited to, requiring a co-applicant, amending the length of the proposed term, requiring additional down payment, substantiating certain credit information, or requiring proof of resolution of certain credit deficiencies as noted on the applicant's credit history. Approved, declined or conditioned application decisions are promptly communicated to the dealer by phone or facsimile. Additionally, the applicant is informed by Arcadia Financial of any credit denial or other adverse action by mail, in compliance with applicable statutory requirements.

     Arcadia Financial regularly reviews the quality of the loans it purchases and conducts internal compliance reviews on a quarterly basis.

SERVICING

     Arcadia Financial, as the servicer, will be responsible for managing, administering, servicing and making collections on the receivables held by each trust. Arcadia Financial's servicing and collection activities are centralized at four locations: Charlotte, North Carolina; Dallas, Texas; Denver, Colorado and Minneapolis, Minnesota. Arcadia Financial employs service representatives and collection associates who are responsible for various aspects of the collection and repossession procedures. Arcadia Financial uses a highly automated telephone dialing system (an "autodialer") and a computerized collection system to aid its service and collection employees. Arcadia Financial regularly evaluates its servicing staffing needs based on anticipated growth in its servicing portfolio and estimated delinquency and repossession rates.

     Arcadia Financial generally utilizes the autodialer initially to contact delinquent obligors. Based on parameters established by Arcadia Financial for each of its risk tiers, the autodialer generally will phone the obligor within five to ten days after the scheduled due date. Once the call is answered, the autodialer will immediately transfer the call to an available customer service representative located in one of Arcadia Financial's four regional collection centers and will automatically display the obligor's loan information on the representative's computer screen. The autodialer will continue to follow up with obligors at various times throughout the first 30 days after a scheduled due date (generally, every day unless payment has been promised) if previous efforts do not result in the account deficiency being cured. In addition to telephone inquiries, Arcadia Financial will also send past due notices as part of its regular statements to customers.

     If the collection effort during the first 30 days after a past due date does not result in a satisfactory resolution of the delinquent account, then the account is forwarded to collection specialists. These collection specialists will typically send demand letters, make demand calls for payment and recommend further action on the account, including extension, amendment or repossession.

     Arcadia Financial utilizes behavioral scoring to help its collectors determine which delinquent accounts are most likely to become current again or ultimately default. Behavioral scores are calculated based upon borrower characteristics and recent payment behavior and are updated monthly. Delinquent borrowers who are identified as higher risks by the behavioral score are contacted earlier and more frequently and may be transferred from front-end to back-end collectors sooner. Similarly, low risk delinquent borrowers are contacted later. The delinquent borrower's behavioral score category is shown on the collector's computer screen when contact is being made, allowing the collector to modify the tone and content of the collection call accordingly.

     Arcadia Financial follows specific procedures with respect to contract extensions. Generally, an extension requires special circumstances and is based on a re-evaluation of the obligor's creditworthiness. When an extension is granted, the interest for the delinquent period is added to the receivable balance. Under the trust documents, unless otherwise specified in the prospectus supplement, the servicer will not be permitted to extend the monthly payments of a receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and in no event shall the cumulative extensions with respect to any receivable cause the term of that receivable to extend beyond the last day of the monthly period preceding the final scheduled distribution date of the latest maturing securities (as specified in the prospectus supplement). Subject to certain limited exceptions set forth in the trust documents, the servicer cannot, without the consent of any security insurer (prior to an insurer default), unless otherwise specified in the trust documents, otherwise agree to amend or modify any receivable. If an insurer default occurs, subject to certain limited exceptions, amendments and modifications of the receivables will not be permitted. See "Description of the Purchase Agreements and the Trust Documents -- Servicing Procedures."

     Arcadia Financial uses unaffiliated independent contractors to perform repossessions. Once a financed vehicle is repossessed, a letter is sent giving the obligor a specified number of days to reinstate or redeem the financed vehicle in accordance with state law. At the expiration of the time period, Arcadia Financial will determine the method of sale and will repair (if necessary) and prepare the financed vehicle for sale. Arcadia Financial currently disposes of repossessed vehicles solely through wholesale auctions. Prior to 1998, Arcadia Financial had liquidated a substantial portion of its repossessed inventory through retail consignment lots, as well as through wholesale auctions. Arcadia Financial determined in 1997 that its retail distribution channels were not sufficient to liquidate vehicles at a satisfactory pace and therefore decided to sell an increased proportion of repossessed vehicles through wholesale auctions. In 1998, Arcadia Financial discontinued its use of retail disposition channels. In the second quarter of 2000, Arcadia Financial began to accelerate the disposition of its repossessed vehicle inventory.

     Proceeds from the sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivables, and the resulting deficiency is charged-off. Arcadia Financial may pursue collections of deficiencies when it deems these efforts to be appropriate.

     The policy of Arcadia Financial is to charge off a loan on the earliest of the date on which

          (1) the loan becomes 180 days delinquent,

          (2) the related financed vehicle is repossessed and sold (if the vehicle has been in inventory for 90 days, it will be written down at 90 days to 45% of the contractual balance), or

          (3) it determines in good faith that all amounts it expects to recover have been received.

     Unless otherwise specified in the prospectus supplement, the related trust documents will define a receivable as a "Liquidated Receivable," meaning that the receivable's loan balance will be considered to be zero when calculating the aggregate pool balance, when

          (1) the servicer has repossessed the financed vehicle and all applicable redemption periods have expired,

          (2) the servicer has determined in good faith that all amounts it expects to recover have been received, or

          (3) any scheduled payment thereon or any portion thereof equal to $10 or more has become more than 180 days past due.

INSURANCE

     Arcadia Financial requires each obligor to obtain a physical damage insurance policy naming Arcadia Financial as loss payee with respect to the financed vehicle.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     Certain information relating to Arcadia Financial's delinquency, loan loss and repossession experience with respect to all loans it has purchased and continues to service will be set forth in each prospectus supplement. This information will include the experience with respect to all loans in Arcadia Financial's portfolio of loans serviced, including loans which do not meet the criteria for selection as a receivable for any particular receivables pool. There can be no assurance that the delinquency, loan loss and repossession experience on any receivables pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

     Information with respect to each receivables pool will be set forth in the prospectus supplement, including the criteria used to select the receivables, the composition of the receivables, the distribution of the receivables by annual percentage rate ("APR"), and the geographic concentration of the receivables in the pool.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     Unless otherwise specified in the prospectus supplement, the receivables will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a receivable will be funded by collections on other receivables or, to the extent collections are insufficient, by payments under the policy issued by the security insurer (if any) or any other applicable form of credit enhancement described in the prospectus supplement.

     The receivables will be prepayable, without premium or penalty, by obligors at any time. Prepayments also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Arcadia Financial of receivables, purchases by the servicer of receivables as a result of uncured breaches of covenants or as a result of us or the servicer exercising an option to purchase the receivables pool. See "Description of the Purchase Agreements and the Trust Documents." The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. No assurance can be given that prepayments on the receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the receivables. Certificateholders and noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the certificates or the notes.

     If specified in the prospectus supplement, some of the receivables included in a receivables pool may provide for level monthly payments during the scheduled term of the receivable but a substantially larger final payment at the scheduled maturity of the receivable (each a "balloon payment receivable"). Although it is likely that the inclusion of balloon payment receivables in a receivables pool would affect the weighted average lives of the related securities, no prediction can be made as to the nature or magnitude of this effect.

                                  POOL FACTOR

     The certificate pool factor for each class of certificates will be an eight-digit decimal which the servicer will compute indicating the certificate balance with respect to certificates on each distribution date, after giving effect to all distributions of principal made on the distribution date, as a fraction of the cutoff date certificate principal balance. The note pool factor for each class of notes, if any, will be an eight-digit decimal which the servicer will compute indicating the remaining outstanding principal balance with respect to the notes on each payment date, after giving effect to all distributions of principal on such payment date, as a fraction of the initial outstanding principal balance of such class of notes. Each certificate pool factor and each note pool factor will initially be 1.00000000; after that, the certificate pool factor and the note pool factor will decline to reflect reductions in the certificate balance of the applicable class of certificates or reductions in the outstanding principal balance of the applicable class of notes. The amount of a certificateholder's pro rata share of the certificate balance for the related class of certificates can be determined by multiplying the original denomination of the certificate by the then applicable certificate pool factor. The amount of a noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of notes can be determined by multiplying the original denomination of the note by the then applicable note pool factor.

     For each trust and under the related trust documents, the certificateholders and the noteholders will receive periodic reports from the owner trustee on each distribution date or payment date specifying the certificate pool factor or the note pool factor and containing various other items of information. Unless and until definitive certificates or definitive notes are issued, these reports will be sent on behalf of the trust to the owner trustee and the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of The Depository Trust Company ("DTC"). Certificateholders and noteholders may receive reports, upon written request, together with a certification that they are certificateholders or noteholders and payment of any expenses associated with the distribution of the reports, from the owner trustee or the indenture trustee at the addresses specified in the prospectus supplement. See "Information Regarding the Securities -- Statements to Securityholders" in this prospectus.

                                USE OF PROCEEDS

     Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by us from the sale of each series of securities will be used to pay to Arcadia Financial the purchase price for the receivables and to make the deposit of the pre-funded amount into the pre-funding account, if any, and/or to provide for other forms of credit enhancement specified in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the net proceeds to be received by Arcadia Financial will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd." in this prospectus.

                                THE CERTIFICATES

GENERAL

     A series of securities may include one or more classes of certificates issued under trust documents to be entered into among us, as seller, Arcadia Financial, as servicer, and the owner trustee, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summary does not claim to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the trust documents. Where particular provisions or terms used in the trust documents are referred to, the actual provisions are incorporated by reference as part of this summary.

     If the certificates of a series are issued in more than one class, the certificates of some or all of those classes may be sold under this prospectus, and there may be separate prospectus supplements relating to one or more of the classes sold. Any reference in this prospectus to the prospectus supplement relating to a series composed of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold under this prospectus. Any reference in this prospectus to the certificates of a class should be understood to refer to the certificates of a class within a series or all of the certificates of a single-class series, as the context may require. For convenience of description, any reference in this prospectus to a "class" of certificates includes a reference to any subclasses of that class.

     Unless we specify otherwise in the prospectus supplement, each class of certificates will initially be represented by a single certificate registered in the name of the nominee of the depository. See "Information Regarding the Securities -- Book-Entry Registration." Unless otherwise specified in the related prospectus supplement, the certificates evidencing interests in a trust will be available for purchase in denominations of $1,000 and integral multiples of $1,000, except that one certificate evidencing an interest in the trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related prospectus supplement, the owner trustee will initially be designated as the registrar for the certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     The timing and priority of distributions, seniority, allocations of loss, pass-through rate and amount of or method of determining distributions with respect to principal and interest on the certificates of any series will be described in the prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the prospectus supplement (each, a "distribution date") and, unless otherwise specified in the prospectus supplement, will be made prior to distributions on principal. A series may include one or more classes of strip certificates entitled to

          (1) principal distributions with disproportionate, nominal or no interest distributions, or

          (2) interest distributions, with disproportionate, nominal or no distributions in respect of principal.

     Each class of certificates may have a different pass-through rate, which may be fixed, variable or adjustable (and which may be zero for certain classes of strip certificates). The prospectus supplement will specify the pass-through rate for each class of certificate, or the initial pass-through rate and the method for determining the pass-through rate. Unless otherwise specified in the prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the prospectus supplement, distributions on the certificates will be subordinate to payments on the notes, if any, as more fully described in the prospectus supplement. Distributions on any class of certificates will be made on a pro rata basis among all of the certificateholders of a class.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of principal distributions on each class shall be as set forth in the prospectus supplement.

                                   THE NOTES

GENERAL

     For each series of securities, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the notes and the indenture, and the following summary may be supplemented or superseded in whole or in part by the prospectus supplement. Where particular provisions of or terms used in the indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

     Unless otherwise specified in the prospectus supplement, each class of notes will initially be represented by a single note registered in the name of the nominee of the depository. See "Information Regarding the Securities -- Book-Entry Registration." Unless otherwise specified in the prospectus supplement, notes will be available for purchase in denominations of $1,000 and in integral multiples of $1,000. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with the transfer or exchange. Unless otherwise provided in the prospectus supplement, the indenture trustee will initially be designated as the registrar for the notes.

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of notes of the series, or any class of certificates, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes will be made prior to payments of principal thereon. A series may include one or more classes of strip notes entitled to

          (1) principal payments with disproportionate, nominal or no interest payment; or

          (2) interest payments with disproportionate, nominal or no principal payments.

     Each class of notes may have a different interest rate, which may be fixed, variable or adjustable (and which may be zero for certain classes of strip notes). The prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate. One or more classes of notes of a series may be redeemable under the circumstances specified in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement, payments of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the prospectus supplement (each, a "payment date"), in which case each class of noteholders will receive their ratable share (based upon the aggregate amount of interest due to the class of noteholders) of the aggregate amount of interest available to be distributed on the notes.

     In the case of a series of securities which includes two or more classes of notes, the sequential order and priority of payment of principal and interest of each class will be set forth in the prospectus supplement. Unless otherwise specified in the prospectus supplement, payments of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of a class.

THE INDENTURE

     A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable indenture (without exhibits) upon request to a holder of notes issued thereunder.

     Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee (on behalf of the trust) may, with the consent of any security insurer (prior to an insurer default) but without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

          (1) to correct or amplify the description of the collateral or add additional collateral;

          (2) to provide for the assumption of the note and the indenture obligations by a permitted successor to the trust;

          (3) to add additional covenants for the benefit of the related noteholders, or to surrender any rights or powers conferred upon the trust;

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

          (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture;

          (6) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below.

     Modifications of Indenture with Noteholder Consent. With respect to each trust, with the consent of any security insurer (prior to an insurer default), and the holders representing a majority of the principal balance of the outstanding related notes (a "note majority"), the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

     Without the consent of any security insurer (prior to an insurer default) and the holder of each outstanding related note affected, however, no supplemental indenture may:

          (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any payment or any place of payment where the coin or currency in which any note or any interest thereon is payable;

          (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

          (3) reduce the percentage of the aggregate amount of the outstanding notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

          (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the seller, or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

          (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or certain other related agreements; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     Events of Default; Rights Upon Event of Default. With respect to each trust, unless otherwise specified in the prospectus supplement, "events of default" under the indenture will consist of:

          (1) a default for five days or more in the payment of any interest on any note;

          (2) a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

          (3) a default in the observance or performance in any material respect of any covenant or agreement of the trust made in the indenture, or any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property as specified in the indenture.

However, the amount of principal due and payable on any class of notes on any payment date before the final scheduled payment date, if any, for that class will generally be determined by amounts available to be deposited in the note distribution account for a payment date. As a result, unless otherwise specified in the prospectus supplement, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

     Unless we otherwise specify in the prospectus supplement, if an event of default should occur and be continuing with respect to the notes of any series, the related indenture trustee or a note majority may declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by a note majority if both of the following circumstances occur:

          (1) the issuer has paid or deposited with the indenture trustee enough money to pay:

            - all payments of principal of and interest on all notes and all other amounts that would then be due if the event of default causing the acceleration of maturity had not occurred; and

            - all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

          (2) all events of default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

     Unless we otherwise specify in the prospectus supplement, if the notes of any series have been declared due and payable following an event of default, the related indenture trustee may, and at the direction of the note majority shall, institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party, sell the related receivables, or elect to have the trust maintain possession of the receivables and continue to apply collections on the receivables as if there had been no declaration of acceleration. Upon the occurrence of (1) an event of default relating to the payment of principal of or a default for five days or more in the payment of interest of any note of the trust, in each case resulting in acceleration of the notes, or (2) an insolvency event relating to the general partner (if any) or the seller, the indenture trustee may sell the related receivables without obtaining the consent of the securityholders or may elect to have the applicable trust maintain possession of such receivables and apply collections as received. In addition, unless otherwise specified in the prospectus supplement, the indenture trustee will be prohibited from selling the related receivables following an event of default, unless:

          (1) the holders of all the outstanding related notes consent to the sale;

          (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale; or

          (3) the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

Unless otherwise specified in the prospectus supplement, following a declaration upon an event of default that the notes are immediately due and payable,

          (1) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances; and

          (2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further payment of interest or principal on the certificates.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a note majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a note majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

     No holder of a note of any series will have the right to institute any proceeding with respect to the related indenture, unless:

          (1) the holder previously has given to the indenture trustee written notice of a continuing event of default;

          (2) the holders of not less than 25% in principal amount of the outstanding notes of the series have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

          (3) the holder or holders have offered and, if requested, provided to the indenture trustee reasonable indemnity;

          (4) the indenture trustee has for 60 days failed to institute the proceeding;

          (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes; and

          (6) in the case of a series of securities with respect to which a policy is issued by a security insurer, an insurer default shall have occurred and be continuing.

     If an event of default occurs and is continuing and if it is actually known to a responsible officer of the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

     In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against us or the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related notes or for any agreement or covenant of the related trust contained in the indenture.

     Certain Covenants. Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

          (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

          (2) the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

          (3) no event of default shall have occurred and be continuing immediately after the merger or consolidation;

          (4) the owner trustee has been advised that the current rating of the related notes or certificates in effect would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation;

          (5) the security insurer for a series, if any (prior to an insurer default) has consented to the merger or consolidation; and

          (6) the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any related noteholder or certificateholder.

     Each trust will not, among other things,

          (1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust except as expressly permitted by the indenture, the purchase agreement, the trust documents or the related documents for the trust;

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the related notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

          (3) dissolve or liquidate in whole or in part;

          (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the indenture except as may be expressly permitted thereby; or

          (5) except as expressly permitted by the related documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or proceeds thereof.

     No trust may engage in any activity other than as specified under the section of the prospectus supplement entitled "The Trust." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related documents.

     Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the prospectus supplement. The indenture trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee acceptable to any security insurer for the series (prior to an insurer default). We may also remove the indenture trustee, with the consent of the security insurer, if any (prior to an insurer default), if the indenture trustee is no longer eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In any of those circumstances, we will be obligated to appoint a successor trustee acceptable to the security insurer, if any (prior to an insurer default). Any resignation or removal of the indenture trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the prospectus supplement and will not become effective until acceptance of the appointment by a successor trustee.

                      INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     Unless we provide otherwise in the prospectus supplement, the securities of each series will be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the securities will be represented by book entries on the records of the participating members of DTC. Definitive securities will be available only under limited circumstances. Holders of the securities may hold through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in those systems.

     Clearstream and Euroclear will hold omnibus positions in the securities on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in Clearstream's or Euroclear's names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform

Commercial Code, and a clearing agency registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations and facilitates the clearance and settlement of securities transactions between participants in the securities through electronic book-entry changes in accounts of participants, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificate owners and note owners who are not participants but want to purchase, sell or otherwise transfer ownership of securities may do so only through participants unless definitive certificates or definitive notes are issued. In addition, certificate owners and note owners will receive all distributions of principal of, and interest on, the securities from the owner trustee or the indenture trustee, as applicable, through DTC and participants. Certificate owners and note owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below and other circumstances as may be specified in the prospectus supplement.

     Unless and until definitive securities are issued, it is anticipated that the only certificateholder of the certificates and the only noteholder of the notes, if any, will be Cede & Co., as nominee of DTC. Certificate owners and note owners will not be recognized by the owner trustee as certificateholders or by the indenture trustee as noteholders as those terms are used in the related trust documents or indenture. Certificate owners and note owners will be permitted to exercise the rights of certificateholders or noteholders, as the case may be, only indirectly through DTC participants and DTC.

     For any series of securities, while the securities are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants with whom certificate owners or note owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners and note owners. Accordingly, although certificate owners and note owners will not possess securities, the rules provide a mechanism by which certificate owners and note owners will receive distributions and will be able to transfer their interests.

     For any series of securities, unless otherwise specified in the prospectus supplement, certificates, if any, and notes, if any, will be issued in registered form to certificate owners and note owners, or their nominees, rather than to DTC, only if:

          (1) DTC, the seller or the servicer advises the owner trustee or the indenture trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the certificates or the notes, and the seller, the servicer, the owner trustee or the indenture trustee, as the case may be, is unable to locate a qualified successor;

          (2) The seller or the administrator, if any, at its sole option has advised the owner trustee or the indenture trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC; and

          (3) After the occurrence of a servicer termination event, the holders representing a majority of the certificate balance or a note majority advises the owner trustee or the indenture trustee through DTC, that continuation of a book-entry system is no longer in their best interests.

Upon issuance of definitive certificates or definitive notes to certificate owners or note owners, the certificates or notes will be transferable directly, and not exclusively on a book-entry basis, and registered holders will deal directly with the owner trustee or the indenture trustee with respect to transfers, notices and distributions.

     DTC has advised us that, unless and until definitive certificates or definitive notes are issued, DTC will take any action permitted to be taken by a certificateholder or a noteholder under the trust documents or indenture only at the direction of one or more participants to whose DTC accounts the certificates or notes are credited. DTC has advised us that DTC will take that action for any fractional interest of the certificates or the notes only at the direction of and on behalf of participants beneficially owning a corresponding fractional interest of the certificates or the notes. DTC may take actions, at the direction of the participants, for some certificates or notes which conflict with actions taken for other certificates or notes.

     Issuance of certificates and notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of certificates or notes in the secondary market and the ability of the certificate owners or note owners to pledge them. In addition, since distributions on the certificates and the notes will be made by the owner trustee or the indenture trustee to DTC and DTC will credit those distributions to the accounts of its participants, with the participants further crediting those distributions to the accounts of indirect participants or certificate owners or note owners, certificate owners and note owners may experience delays in the receipt of distributions.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and credits or any transactions in those securities settled during such processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream Banking societe anonyme 67, Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg") was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5% of Cedel International's stock.

     Pursuant to the merger, the Board of Directors of New CI decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global service was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveilliance du Secteur Financier ("CSSF"), which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, which eliminates the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in Euroclear in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the offering described in the prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

STATEMENTS TO SECURITYHOLDERS

     On or before each payment date, the servicer will prepare and provide to the owner trustee a statement to be delivered to the related certificateholders on that payment date. On or before each payment date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the noteholders on
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

that payment date. Those statements will be based on the information in a servicer's certificate setting forth certain information required under the trust documents. Unless we specify otherwise in the prospectus supplement, each statement to be delivered to certificateholders will include the following information as to the certificates for that payment date or the period since the previous payment date, as applicable, and each statement to be delivered to noteholders will include the following information as to the notes for that payment date or the period since the previous payment date, as applicable:

          (1) the amount of the distribution allocable to interest on or for each class of securities;

          (2) the amount of the distribution allocable to principal on or for each class of securities;

          (3) the certificate balance and the certificate pool factor for each class of certificates and the outstanding principal balance and the note pool factor for each class of notes, after giving effect to all payments reported under (2) above on such date;

          (4) the amount of the servicing fee paid to the servicer for the related monthly period or periods, as the case may be;

          (5) the pass-through rate or interest rate for the next period for any class of certificates or notes with variable or adjustable rates;

          (6) the amount, if any, distributed to certificateholders and noteholders applicable to payments under any financial guaranty insurance policy or other form of credit enhancement; and

          (7) other information as may be specified in the prospectus supplement.

     Each amount described above in subclauses (1), (2), (4), (6) and (7) will be expressed as a dollar amount per $1,000 of the initial certificate balance or the initial principal balance of the notes.

     Unless and until definitive certificates or definitive notes are issued, the reports with respect to a series of securities will be sent on behalf of the trust to the owner trustee, the indenture trustee and Cede & Co., as registered holder of the certificates and the notes and the nominee of DTC. Certificate owners and note owners may receive copies of such reports upon written request, together with a certification that they are certificate owners or note owners, as the case may be, and payment of any expenses associated with the distribution of the reports, from the owner trustee or the indenture trustee, as applicable. See "Information Regarding the Securities -- Statements to Securityholders" and "-- Book-Entry Registration" in this prospectus.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a trust, the owner trustee and the indenture trustee will mail to each holder of a class of securities who at any time during such calendar year has been a securityholder, and received any payment, a statement containing information for the purposes of securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences" in this prospectus.

LISTS OF SECURITYHOLDERS

     Unless we provide otherwise in the prospectus supplement, for each series of certificates, at such time, if any, as definitive certificates have been issued, the owner trustee will, upon written request by three or more certificateholders or one or more holders of certificates evidencing not less than 25% of the certificate balance, within five business days after provision to the owner trustee of a statement of the applicants' desire to communicate with other certificateholders about their rights under the trust documents or the certificates and a copy of the communication that the applicants propose to transmit, afford such certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the trust documents. Unless otherwise specified in the prospectus supplement, the trust documents will not provide for holding any annual or other meetings of certificateholders.

     Unless we provide otherwise in the prospectus supplement, for each series of notes at such time, if any, as definitive notes have been issued, the indenture trustee will, upon written request by three or more

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

noteholders or one or more holders of notes evidencing not less than 25% of the aggregate principal balance of the notes, within five business days after provision to the indenture trustee of a statement of the applicants' desire to communicate with other noteholders about their rights under the indenture or the notes and a copy of the communication that the applicants propose to transmit, afford such noteholders access during business hours to the current list of noteholders for purposes of communicating with other noteholders with respect to their rights under the indenture. Unless otherwise specified in the prospectus supplement, the indenture will not provide for holding any annual or other meetings of noteholders.

                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

     Except as we specify otherwise in the prospectus supplement, the following summary describes terms of the purchase agreements pursuant to which we will purchase receivables from Arcadia Financial, and terms of either (1) the pooling and servicing agreements or (2) the sale and servicing agreements and the trust agreements, pursuant to which we will sell and assign receivables to a trust and the servicer will agree to service those receivables on behalf of the trust, and pursuant to which the trust will be created and any certificates will be issued. Forms of the purchase agreement and the trust documents have been filed as exhibits to the registration statement of which this prospectus forms a part. We will provide a copy of those agreements (without exhibits) upon request to a holder of securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the purchase agreement and the trust documents. Where particular provisions or terms used in the purchase agreement and the trust documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

     On the closing date with respect to a series of securities specified in the prospectus supplement, Arcadia Financial will enter into one or more purchase agreements with us pursuant to which Arcadia Financial will sell and assign to us, without recourse, its entire interest in and to the receivables, including its security interest in the financed vehicles securing the receivables and its rights to receive all payments or proceeds on such receivables to the extent paid or payable after the applicable cutoff date. Pursuant to each purchase agreement, Arcadia Financial will agree that, upon the occurrence of a repurchase event under the trust documents for any of the receivables of a trust, the indenture trustee or the owner trustee, as applicable, will be entitled to require Arcadia Financial to repurchase those receivables from the trust. Those rights of the trust under each purchase agreement will constitute part of the property of the trust. In addition, the owner trustee will pledge those rights to the indenture trustee as collateral for any notes.

     On the closing date, we will sell and assign to the owner trustee, without recourse, our entire interest in the receivables, including all principal and interest, and also including our security interests in the financed vehicles. Each receivable that we transfer to the trust will be identified in a schedule appearing as an exhibit to the trust documents. Concurrently with the sale and assignment, the owner trustee will execute and deliver the certificates to or upon our order, and the owner trustee will execute and the indenture trustee will authenticate and deliver the notes, if any, to or upon our order.

     Except as we specify otherwise in the prospectus supplement, in each purchase agreement, Arcadia Financial will warrant to us and the owner trustee, and in the trust documents, we will warrant to the owner trustee, among other things, that (except as otherwise specified in the prospectus supplement):

     (1) each receivable has created or will create a valid, binding and enforceable first priority security interest in favor of Arcadia Financial in the financed vehicle (and, within 180 days after the closing date, all title documents to the financed vehicles will show Arcadia Financial as first lienholder), which security interest has been validly assigned by Arcadia Financial to us and by us to the owner trustee;

     (2) each receivable was originated by a dealer for the retail sale of a financed vehicle in the ordinary course of such dealer's business, was fully and properly executed by the parties thereto, was purchased by

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

Arcadia Financial from such dealer under an existing dealer agreement with Arcadia Financial and was validly assigned by such dealer to Arcadia Financial;

     (3) each receivable contains customary and enforceable provisions adequate to enable realization against the collateral security;

     (4) except for any balloon payment receivables, each receivable is a fully amortizing simple interest receivable which provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term;

     (5) no selection procedures adverse to the securityholders were utilized in selecting the receivables from those receivables owned by Arcadia Financial which meet the selection criteria contained in the trust documents;

     (6) all requirements of applicable federal, state and local laws and regulations, in respect of all of the receivables and each and every sale of the financed vehicles have been complied with in all material respects;

     (7) each receivable represents the genuine, legal, valid and binding payment obligation of the obligor, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

     (8) (A) immediately before the conveyance of each receivable to the trust, that receivable will be secured by an enforceable and validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party,

          (B) immediately after the conveyance of each receivable to the trust, that receivable will be secured by an enforceable and validly perfected first priority security interest in the financed vehicle in favor of the trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest, and

          (C) as of the cutoff date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a financed vehicle which are or may be liens prior or equal to the lien of the receivable;

     (9) there has been no default, breach, violation or event permitting acceleration under the terms of any receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the cutoff date, no financed vehicle had been repossessed;

     (10) immediately prior to the conveyance of the receivables to us, Arcadia Financial had good and indefeasible title to and was the sole owner of the receivables, free of any lien; immediately prior to the conveyance of the receivables to the trust, we had good and indefeasible title to and were the sole owner of the receivables, free of any lien; and upon conveyance of the receivables by us to the trust pursuant to the trust documents, the trust will have good and indefeasible title to and will be the sole owner of the receivables, free of any lien;

     (11) no dealer has a participation in or other right to receive proceeds of any receivable, and neither Arcadia Financial nor the seller has taken any action to convey any right to any person that would result in such person having a right to payments received for any receivable;

     (12) neither Arcadia Financial nor the seller has done anything to convey any right to any person that would impair the rights of the trust, the certificateholders or the noteholders in any receivable or the proceeds;

     (13) each receivable was originated by a dealer and was sold by the dealer to Arcadia Financial without any fraud or misrepresentation on the part of the dealer;

     (14) no obligor is the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

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

     (15) no receivable is assumable by another person in a manner that would release the obligor from the obligor's obligations to Arcadia Financial with respect to that receivable;

     (16) no receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of that receivable under the purchase agreement or the trust documents or pursuant to transfers of the securities;

     (17) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the trust a first priority perfected lien or ownership interest in the receivables will have been made, taken or performed;

     (18) there exists a receivable file pertaining to each receivable, and such receivable file contains

          (A) the fully executed original of the receivable,

          (B) the original or a copy of a certificate of insurance or application form for insurance signed by the obligor,

          (C) the original lien certificate or application, and

          (D) the original or a copy of a credit application signed by the obligor,

and each of these documents required to be signed by the obligor has been signed by the obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete receivable file for each receivable is in the possession of a custodian;

     (19) there is only one original executed copy of each receivable;

     (20) the receivables constitute chattel paper within the meaning of the UCC as in effect in the States of New York, Minnesota and Texas;

     (21) each receivable was entered into by an obligor who at the cutoff date had not been identified on the records of Arcadia Financial as being the subject of a current bankruptcy proceeding;

     (22) the computer tape containing information with respect to the receivables that was made available by the seller to the owner trustee on the closing date and was used to select the receivables was complete and accurate as of the cutoff date and includes a description of the same receivables that are described in the schedule of receivables;

     (23) by the closing date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Arcadia Financial (the "electronic ledger") relating to the receivables will have been clearly and unambiguously marked to show that the receivables constitute part of the trust property and are owned by the trust in accordance with the terms of the trust documents;

     (24) the information set forth in the schedule of receivables was produced from the electronic ledger and was true and correct in all material respects as of the close of business on the cutoff date;

     (25) as of the closing date, each financed vehicle was covered by a comprehensive and collision insurance policy

          (A) in an amount at least equal to the lesser of:

             (1) its maximum insurable value or

             (2) the principal amount due from the obligor under the receivable,

          (B) naming Arcadia Financial as loss payee, and

          (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no financed vehicle was or had previously been insured under a policy of force-placed insurance;

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

     (26) no receivable has been satisfied, subordinated or rescinded; the financed vehicle securing each receivable has not been released from the lien of the receivable in whole or in part; and no provision of a receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the receivable file;

     (27) no receivable is subject to any right of rescission, set-off, counterclaim or defense;

     (28) no receivable was more than 30 days past due as of the cutoff date;
and

     (29) each receivable had a remaining principal balance as of the cutoff date equal to or greater than $500.00.

     Our warranties and Arcadia Financial's warranties will be made as of the execution and delivery of each purchase agreement and the trust documents and will survive the sale, transfer and assignment of the receivables and other trust property to the trust but will speak only as of the date made.

     Upon a breach by Arcadia Financial of any representation or warranty made in a purchase agreement with respect to a receivable that materially and adversely affects the interests of the securityholders, the security insurer, if any, or the trust in that receivable, Arcadia Financial will be obligated to repurchase the receivable from the trust unless it cures the breach by the second accounting date after the date on which Arcadia Financial becomes aware of or receives written notice from the owner trustee, the indenture trustee, the security insurer, if any, or the servicer of that breach. Any repurchase shall be made on the deposit date immediately following that second accounting date at a price equal to the purchase amount as of the second accounting date. The purchase amount of any receivable means, for any accounting date, the outstanding principal balance of the receivable as of that accounting date, plus accrued and unpaid interest thereon. The deposit date for any payment date is the business day immediately preceding the determination date for that payment date. An accounting date is the last day (whether or not a business day) of any calendar month.

     The repurchase obligation described above may be enforced by the security insurer, if any, the owner trustee or the indenture trustee on behalf of the certificateholders and the noteholders, respectively, and will constitute the sole remedy available to the certificateholders, the noteholders, the security insurer, if any (unless otherwise specified in the prospectus supplement), the owner trustee or the indenture trustee against Arcadia Financial or us for any such uncured breach, except that pursuant to the trust documents, Arcadia Financial will indemnify the owner trustee, the indenture trustee, the trust, the backup servicer, the collateral agent, the security insurer, if any, and the certificateholders and noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to the breach.

     Upon the purchase by Arcadia Financial of a receivable due to a breach of a representation or warranty, the owner trustee will convey that receivable and the trust property to Arcadia Financial.

CUSTODY OF RECEIVABLE FILES

     Unless otherwise specified in the prospectus supplement, Arcadia Financial initially will be appointed to act as custodian for the receivable files of each trust. Prior to any appointment, the trust and Arcadia Financial or other institution specified in the prospectus supplement shall enter into a custodian agreement pursuant to which Arcadia Financial or another institution will agree to hold the receivable files on behalf of the trust. Unless otherwise specified in the prospectus supplement, the custodian agreement may be terminated by the trust and, if Arcadia Financial is custodian, by the security insurer (if any), on 30 days' notice to Arcadia Financial or the other institution or, in the case of termination by the security insurer (if any) of Arcadia Financial as custodian, immediately. If Arcadia Financial resigns or is terminated as the servicer, any custodian agreement with Arcadia Financial shall terminate at the same time.

     The receivable files will be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the receivables were sold to another party or a security interest therein were granted to another party that purchased or took a security interest in any of the receivables in the ordinary course of its business and took possession of the receivables, the purchaser or secured party would acquire an interest in
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

the receivables superior to the interest of the trust if the purchaser or secured party acquired or took a security interest in the receivables for new value and without actual knowledge of the applicable trust's interest. See "Legal Aspects of the Receivables -- Rights in the Receivables" in this prospectus.

COLLECTIONS

     With respect to each trust, the servicer will establish one or more collection accounts in the name of the owner trustee or, in the case of any series including one or more classes of notes, in the name of the indenture trustee for the benefit of the securityholders. If so specified in the prospectus supplement, the owner trustee will establish and maintain for each series an account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made. For any series including one or more classes of notes, the indenture trustee will establish and maintain for each series an account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account and any pre-funding account and any amounts received from any source of credit enhancement for payment to the noteholders will be deposited and from which all distributions to such noteholders will be made. The collection account, the certificate distribution account, if any, and the note distribution account, if any, are referred to herein collectively as the "designated accounts." Any other accounts to be established with respect to a trust will be described in the prospectus supplement.

     Each designated account will be an eligible account maintained with the owner trustee, the indenture trustee and/or other depository institutions. An "eligible account" is:

          (1) a segregated trust account that is maintained with the corporate trust department of a depository institution that is acceptable to the security insurer, if any, unless otherwise specified in the prospectus supplement, or

          (2) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's, and that is acceptable to the security insurer, if any (prior to an insurer default) unless otherwise specified in the prospectus supplement.

     Unless we specify otherwise in the prospectus supplement, the servicer will deposit all payments on the receivables held by any trust received directly by the servicer from obligors and all proceeds of receivables collected directly by the servicer during each monthly period into the collection account not later than the business day after receipt. Alternatively, if we so provide in the prospectus supplement, the servicer may utilize an alternative remittance schedule acceptable to the servicer and the security insurer, if any (prior to an insurer default), if the servicer provides to the owner trustee and the indenture trustee written confirmation from each rating agency that such alternative remittance schedule will not result in the downgrading or withdrawal by any rating agency of the rating(s) then assigned to the securities. Arcadia Financial and the servicer will also deposit into the collection account on or before the deposit date the purchase amount of each receivable that Arcadia Financial is repurchasing as of the accounting date due to any uncured breaches of warranties or covenants.

     For any series of securities, funds in the designated accounts and any other accounts identified in the prospectus supplement will be invested, as provided in the trust documents, at the direction of the servicer in eligible investments, consisting (unless otherwise specified in the prospectus supplement) of:

          (1) interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

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

          (2) interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's;

          (3) demand or time deposits, certificates of deposit of and certain other obligations of domestic depository institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's;

          (4) repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's;

          (5) corporate debt securities assigned the highest credit rating by S&P and Moody's;

          (6) commercial paper rated in the highest rating category by S&P and Moody's; and

          (7) other securities meeting the criteria specified in the related trust documents.

Investments in the above eligible investments will be made in the name of the owner trustee or the indenture trustee and these investments will not be sold or disposed of prior to their maturity.

     Unless we specify otherwise in the prospectus supplement, collections or recoveries on a receivable (other than late fees or certain other similar fees or charges) received during a monthly period and purchase amounts deposited with the owner trustee prior to a payment date will be applied first to any outstanding monthly advances made by the servicer with respect to the recovered receivable, and then to interest and principal on the recovered receivable in accordance with the terms of the recovered receivable.

     As an administrative convenience and subject to conditions we specify in the trust documents, the servicer will be permitted to make deposits of amounts actually collected by it in a monthly period net of distributions to be made to it with respect to such monthly period, and those amounts may be netted prior to any remittance for the monthly period. The servicer will account, however, to the owner trustee, the indenture trustee, the security insurer (if any), the certificateholders and the noteholders as if all such deposits and distributions were made individually. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the collection account with respect to a monthly period, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

     The servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the servicer with respect to receivables owned or serviced by it, to collect all payments due with respect to the receivables held by any trust and, in a manner consistent with the trust documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

     Unless we specify otherwise in the prospectus supplement, the servicer will covenant in the trust documents that it will not extend the monthly payments under a receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and that the cumulative extensions with respect to any receivable will not cause the term of that receivable to extend beyond the last day of the monthly period immediately preceding the final scheduled payment date that we specify in the prospectus supplement. Unless we specify otherwise in the prospectus supplement, the servicer may with the consent of the security insurer, if any (prior to an insurer default), agree to modify a receivable to avoid a prepayment by the obligor, but only if that modification does not cause the APR on that receivable to be below a rate equal to the highest interest rate or pass-through rate on the securities plus 1.5%. Also, this type of modification may not cause the term of the modified receivable to extend beyond the last day of the monthly period immediately preceding the final scheduled payment date specified in the prospectus supplement. Under current Treasury Department Regulations, depending on the characterization of the trust for federal income tax purposes, no such modification of a receivable may change the APR by more than .25% or, if greater, 5% of

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

the unmodified APR of that receivable. The servicer will also covenant that it will not release a financed vehicle from the security interest granted by the receivable except when the receivable has been paid in full or as otherwise contemplated by the trust documents.

     Unless we specify otherwise in the prospectus supplement, upon the discovery by any of the servicer, the security insurer (if any), the owner trustee or the indenture trustee, or upon receipt of written notice by the servicer of any breach by the servicer of certain of its covenants that materially and adversely affects the interests of a trust, the security insurer (if any), or the securityholders in a receivable, unless this breach shall have been cured by the second accounting date following the servicer's discovery or receipt of written notice of the breach, the servicer will be required to purchase the receivable for the purchase amount on the deposit date. The purchase obligation will constitute the only remedy available to the security insurer (if any), the certificateholders, the owner trustee on behalf of certificateholders, the noteholders or the indenture trustee on behalf of the noteholders against the servicer for any uncured breach, except with respect to certain indemnities of the servicer under the trust documents.

     Under the trust documents, the servicer will be required to use its best efforts to repossess or otherwise convert the ownership of any financed vehicle securing a receivable if the servicer has determined there is a low likelihood of payment for the vehicle being resumed after any default on a receivable. The servicer is authorized to follow its normal collection practices and procedures to realize upon any receivable. The servicer may repossess and sell the financed vehicle securing any receivable at judicial sale, or take any other action permitted by applicable law. For further information, see "Legal Aspects of the Receivables" in this prospectus. The servicer will be entitled to recover all reasonable expenses incurred by it in connection with any repossession or sale. The proceeds will be deposited in the collection account at the time and in the manner described above under "-- Collections" in this prospectus.

     The trust documents will provide that the servicer will indemnify and defend the owner trustee, the indenture trustee, the backup servicer, the trust, the security insurer (if any), and the securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the servicer or any affiliate thereof of any financed vehicle or in respect of any action taken or failed to be taken by the servicer for any portion of the trust property in violation of the provisions of the trust documents. The servicer's obligations to indemnify the owner trustee, the indenture trustee, the backup servicer, the trust, the security insurer (if any), and the securityholders for the servicer's actions or omissions will survive the removal of the servicer but will not apply to any action or omission of a successor servicer.

SERVICING COMPENSATION

     Unless we specify otherwise in the prospectus supplement, for each series of securities, the servicer will be entitled to receive the servicing fee for each monthly period in an amount equal to the product of one-twelfth of the servicing rate and the aggregate principal balance as of the first day of the monthly period. The servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the receivables or applicable law. Unless we specify otherwise in the prospectus supplement, the servicing rate will equal 1.25% per year calculated on the basis of a 360-day year consisting of twelve 30-day months. The servicing fee and any additional servicing compensation will be paid out of collections on or with respect to the receivables prior to distributions to certificateholders and noteholders. Unless we specify otherwise in the prospectus supplement, a monthly period for any payment date is the calendar month immediately preceding the month in which the payment date occurs.

     Arcadia Financial, as servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the owner trustee, the indenture trustee, the custodian and independent accountants, taxes imposed on the servicer and expenses incurred in connection with distributions and reports to certificateholders and noteholders and the security insurer (if any)), except some expenses incurred in connection with realizing upon the receivables.

MONTHLY ADVANCES

     Unless otherwise provided in the prospectus supplement, if the amount deposited in the collection account allocable to interest for any receivable in any monthly period is less than the full amount of interest accrued on the receivable for the number of calendar days in the monthly period (calculated according to the method specified in the retail installment sale contract or promissory note at the APR on the principal balance of the receivable as of the accounting date preceding the payment date), the servicer will make a monthly advance equal to the amount of the shortfall, unless the servicer determines in good faith and in its sole discretion that such advance will not be ultimately recoverable from collections in respect of the receivable or other receivables; provided, however, that the servicer shall not be required to make a monthly advance with respect to a receivable extended for any monthly period during which no scheduled payment is due according to the terms of the extension; and provided further, that the servicer shall not be required to make a monthly advance with respect to a receivable that is less than 31 days delinquent at the end of the related monthly period. The servicer will be reimbursed for any monthly advances from subsequent payments or collections relating to the receivable or from the purchase amount of the receivable, or in the case of a liquidated receivable, from liquidation proceeds of the receivable. If the receivable becomes a liquidated receivable and the liquidation proceeds are insufficient fully to reimburse the servicer, the servicer will be entitled to be reimbursed from collections on other receivables. If, by reason of reimbursement of the servicer for monthly advances, there is a deficiency in a scheduled payment, the servicer will be obligated to advance the deficiency, subject to the limitations described above.

DISTRIBUTIONS

     With respect to each trust, beginning on the distribution date or payment date, as applicable, specified in the prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of securities entitled thereto will be made by the owner trustee or the indenture trustee, as applicable, to the certificateholders and the noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of certificateholders and all payments to each class of noteholders will be set forth in the prospectus supplement.

CREDIT ENHANCEMENT

     The amounts and types of credit enhancement arrangements and the provider of these arrangements, if applicable, for each class of securities will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements as may be described in the prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a series of securities may cover one or more other series of securities.

     The presence of credit enhancement is intended to enhance the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due and to decrease the likelihood that the certificateholders and the noteholders will experience losses. Unless we specify otherwise in the prospectus supplement, the credit enhancement for a class of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of that series will be subject to the risk that credit enhancement will be exhausted by the claims of securityholders of other series.

EVIDENCE AS TO COMPLIANCE

     The trust documents will require the servicer to cause a firm of independent certified public accountants to furnish to the owner trustee and the indenture trustee, the security insurer, if any, and each rating agency,

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

on or before March 31 of each year (or, if the servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the servicer's fiscal year), beginning on the first March 31 after the closing date, for the twelve months ended the immediately preceding December 31 or other fiscal year-end (or any other period as shall have elapsed from the closing date to the date of the certificate), a statement addressed to the Board of Directors of the servicer, to the owner trustee, the indenture trustee, the backup servicer (if any) and the security insurer (if any) as to compliance by the servicer during the period with certain standards relating to the servicing of the receivables set forth in the trust documents. A copy of the statement may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities -- Statements to Securityholders" above.

     The trust documents will also provide for delivery to the owner trustee, the security insurer (if any), the indenture trustee, each rating agency and the backup servicer, on or before March 31 (or, if the servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the servicer's fiscal year) of each year, beginning on the first March 31 following the closing date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the servicer, dated as of December 31 of that year (or any other date on which the servicer's fiscal year ends), stating that:

          (1) a review of the activities of the servicer during the preceding 12-month period (or any other period as shall have elapsed from the closing date to the date of the first certificate) and of its performance under the trust documents has been made under the officer's supervision, and

          (2) to the officer's knowledge, based on a review, the servicer has fulfilled all its obligations under the trust documents throughout the period, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of each default.

A copy of the certificate may be obtained by any certificate owner or note owner upon compliance with the requirements described above. See "Information Regarding the Securities -- Statements to Securityholders" above.

MATTERS REGARDING THE SERVICER

     Unless otherwise provided in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to a series of securities, Arcadia Financial's appointment as servicer under the trust documents will run for successive 90-day periods, subject to renewal by the security insurer, if any (prior to an insurer default). It is expected that the security insurer, if any, will renew Arcadia Financial's appointment as servicer until the time, if any, as a servicer termination event shall have occurred. Unless otherwise provided in the prospectus supplement, if any insurer default occurs or if no financial guaranty insurance policy is issued with respect to a series, Arcadia Financial's appointment as servicer under the trust documents will continue until the time it resigns, is terminated as servicer, or until the time, if any, as a servicer termination event shall have occurred under the trust documents. The trust documents will provide that the servicer may not resign from its obligations and duties, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the owner trustee, the indenture trustee and the security insurer, if any (prior to an insurer default)), that by reason of a change in legal requirements its performance of these duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the servicer. No such resignation will become effective until the backup servicer or other successor servicer has assumed the servicing obligations and duties under the trust documents.

     Unless otherwise provided in the prospectus supplement, any corporation or other entity into which the servicer may be merged or consolidated, resulting from any merger or consolidation to which the servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the servicer or succeeding to all or substantially all the business of the servicer, where the servicer is not the surviving entity, which corporation or other entity assumes every obligation of the servicer under each trust document, will be the successor to the servicer under the trust documents; provided, however, that:

          (1) the entity is an eligible servicer;

          (2) immediately after giving effect to such transaction, no servicer termination event, no event of default under the agreement, if any, providing for the issuance of a financial guaranty insurance policy (prior to an insurer default) and no event which, after notice or lapse of time, or both, would become a servicer termination event or an event of default under the insurance agreement, if any (prior to an insurer default) shall have occurred and be continuing;

          (3) the servicer shall have delivered to the owner trustee, the indenture trustee and the security insurer (if any) an officers' certificate and an opinion of counsel each stating that the consolidation, merger or succession and the agreement of assumption comply with the trust documents and that all conditions precedent provided for in the trust documents relating to the transaction have been complied with; and

          (4) the servicer shall have delivered an opinion of counsel either:

             (A) stating that, in the opinion of the counsel, all financing statements, continuation statements and amendments have been executed and filed that are necessary fully to preserve and protect the interests of the owner trustee and the indenture trustee in the receivables and the other trust property and reciting the details of these filings, or

             (B) stating that, in the opinion of such counsel, no action shall be necessary to preserve and protect this interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

     Unless we specify otherwise in the prospectus supplement, the trust documents will provide that the servicer will be liable only to the extent of the obligations specifically undertaken by it under the trust documents and will have no other obligations or liabilities under them. The trust documents will further provide that neither the servicer nor any of its directors, officers, employees and agents will have any liability to the trust, the certificateholders or the noteholders or the security insurer (if any), except as provided in the trust documents, for any action taken or for refraining from taking any action pursuant to the trust documents, other than any liability that would otherwise be imposed by reason of the servicer's breach of the trust documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the trust documents or any violation of law.

     The servicer may, with the prior consent of the security insurer, if any (prior to an insurer default), the owner trustee, the indenture trustee, if any, and the backup servicer, if any, delegate duties under the trust documents to any of its affiliates. In addition, the servicer may at any time perform the specific duty of repossessing financed vehicles through subcontractors who are in the business of servicing automotive receivables. The servicer may also perform other specific duties through subcontractors, with the prior consent of the security insurer, if any (prior to an insurer default); provided, however, that the delegation of these duties by the servicer shall not relieve the servicer of its responsibility with respect to them.

SERVICER TERMINATION EVENTS

     Unless otherwise provided in the prospectus supplement, servicer termination events under the trust documents will consist of:

          (1) any failure by the servicer to deliver to the owner trustee for distribution to certificateholders or the indenture trustee for distribution to noteholders any proceeds or payment required to be so delivered under the terms of the certificates, the trust documents, the notes or the indenture (or, for so long as Arcadia Financial is the servicer, the purchase agreement) that continues unremedied for a period of two business days after written notice is received by the servicer from the owner trustee, the indenture trustee
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

     or the security insurer, if any, or after discovery of any such failure by a responsible officer of the servicer;

          (2) any failure by the servicer to deliver to the owner trustee and the indenture trustee and the security insurer, if any (before an insurer default), certain reports required by the trust documents by the fourth business day before the payment date;

          (3) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the certificates, the trust documents, the notes or the indenture (or, for so long as Arcadia Financial is the servicer, the purchase agreement), which failure:

             (A) materially and adversely affects the rights of securityholders (determined without regard to the availability of funds under any financial guaranty insurance policy) or of the security insurer, if any (before an insurer default), and

             (B) continues unremedied for a period of 30 days after the date on which written notice of such a failure, requiring the same to be remedied, shall have been given to the servicer by the owner trustee, the indenture trustee or the security insurer, if any (or, if an insurer default shall have occurred and be continuing, any securityholder);

          (4)

             (A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and the case is not dismissed within 60 days; or

             (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the servicer under the bankruptcy laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of its properties or ordering the winding up or liquidation of the affairs of the servicer;

          (5) the commencement by the servicer of a voluntary case under any bankruptcy law, or the consent by the servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the servicer or of any substantial part of the servicer's property or the making by the servicer of an assignment for the benefit of creditors or the failure by the servicer generally to pay debts as they become due or the taking of corporate action by the servicer in furtherance of any of the foregoing;

          (6) any representation, warranty or statement of the servicer made in the trust documents or any certificate, report or other writing delivered pursuant to the trust documents shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of the representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any financial guaranty insurance policy) on the trust and, within 30 days after written notice thereof shall have been given to the servicer by the owner trustee, the indenture trustee or the security insurer, if any (or, if an insurer default shall have occurred and be continuing, any securityholder), the circumstances or condition in respect of which the representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

          (7) if applicable, unless an insurer default shall have occurred and be continuing, the occurrence of an event of default under the insurance agreement.

     Unless we specify otherwise in the prospectus supplement, if a servicer termination event occurs and is continuing, the security insurer, if any (or, if no financial guaranty insurance policy was issued with respect to the series or an insurer default shall have occurred and be continuing, the owner trustee, the indenture trustee, if any, or a certificate majority or a note majority, as applicable), by notice then given in writing to the servicer (and to the owner trustee and the indenture trustee if given by the security insurer or the securityholders) may terminate all of the rights and obligations of the servicer under the trust documents. Immediately upon the giving of this notice, and the acceptance by the successor servicer of its appointment,
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

all authority of the servicer will pass to the indenture trustee or other successor servicer. In addition to any other amounts that are then payable to the outgoing Servicer under the trust documents, the servicer shall then be entitled to receive reimbursements for any outstanding monthly advances. The owner trustee, the indenture trustee and the successor servicer may set off and deduct any amounts owed by the servicer from any amounts payable to the outgoing servicer.

     On and after the time the servicer receives a notice of termination, the indenture trustee or other successor servicer appointed by the indenture trustee will be the successor in all respects to the servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the servicer under the trust documents; provided, however, that the successor servicer shall have no liability for any obligation which was required to be performed by the prior servicer before the date that the successor servicer becomes the servicer or any claim of a third party (including a securityholder) based on any alleged action or inaction of the prior servicer. Unless we specify otherwise in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to the series, the security insurer may (before an insurer default) exercise at any time its right to appoint as backup servicer or as successor to the servicer a person other than the indenture trustee. Notwithstanding the above, if the indenture trustee or any designated backup servicer, as applicable, shall be legally unable or shall be unwilling to act as servicer, and if an insurer default shall have occurred or if no financial guaranty insurance policy was issued with respect to such series, the owner trustee, the indenture trustee, a certificate majority or a note majority may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the servicer. Pending any appointment, the indenture trustee or the backup servicer, as applicable, shall act as successor servicer unless it is legally unable to do so, in which event the outgoing servicer shall continue to act as servicer until a successor has been appointed and accepted appointment. Eligible servicer means a person which, at the time of its appointment as servicer:

          (1) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans;

          (2) is legally qualified and has the capacity to service the receivables;

          (3) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the receivables in accordance with high standards of skill and care; and

          (4) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the servicer uses in connection with performing its duties and responsibilities under the trust documents or otherwise has available software which is adequate to perform its duties and responsibilities under the trust documents.

     Any successor servicer shall be entitled to the compensation payable out of the collection account as the outgoing servicer would have been entitled to under the trust documents if the outgoing servicer had not resigned or been terminated, except as otherwise provided in the trust documents.

     Upon any termination of, or appointment of a successor to, the servicer, the owner trustee and the indenture trustee, if any, will each give prompt written notice thereof to certificateholders and noteholders, respectively, at their respective addresses appearing in the certificate register or the note register, to the security insurer, if any (before an insurer default) and to each rating agency.

     Unless we specify otherwise in the prospectus supplement, if a financial guaranty insurance policy has been issued with respect to a series, the security insurer (or, if an insurer default shall have occurred and be continuing, a certificate majority or note majority, as applicable) may waive any servicer termination event.

AMENDMENT

     Unless otherwise provided in the prospectus supplement, the trust documents may be amended by the seller, the servicer, the owner trustee and the indenture trustee, if any, with the prior written consent of the security insurer, if any (before an insurer default), but without the consent of any of the securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that the action will not, in the
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

opinion of counsel (which may be internal counsel to the seller, Arcadia Financial or the servicer) reasonably satisfactory to the owner trustee and the indenture trustee, materially and adversely affect the interests of the securityholders. The trust documents may also be amended by the seller, the servicer and the owner trustee and the indenture trustee, if any, with the prior written consent of the security insurer, if any (before an insurer default), and a certificate majority and a note majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust documents or of modifying, in any manner, the rights of the certificateholders or the noteholders. None of these amendments may:

          (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made on any certificate or note or the pass-through rate or interest rate; or

          (2) reduce the percentage of the certificate balance evidenced by certificates or of the aggregate principal amount of notes then outstanding required to consent to an amendment, without the consent of the holders of all certificates or all notes, as the case may be, then outstanding.

TERMINATION

     Unless otherwise provided in the prospectus supplement, for each trust, the trust and the respective obligations of us, the servicer, the security insurer, if any, the owner trustee and the indenture trustee, if any, pursuant to the trust documents will terminate upon the later of:

          (1) the distribution date or payment date, as the case may be, immediately following the maturity or other liquidation of the last receivable (including the seller's or the servicer's purchase of the receivables, as described below); or

          (2) payment to certificateholders and noteholders of all amounts required to be paid to them pursuant to the trust documents and the indenture and the payment to the security insurer, if any, of all amounts payable or reimbursable to it under the insurance agreement, if any;

and in either case there shall be delivered to the owner trustee and the indenture trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (1) or (2) above.

     Unless otherwise provided in the prospectus supplement, for each series of securities, in order to avoid excessive administrative expense, the seller and the servicer will each be permitted, at its option (with the consent of the security insurer, if any (before an insurer default), if the purchase would result in a claim on the financial guaranty insurance policy or in an amount owing to the security insurer under the insurance agreement remaining unpaid), to purchase from the trust, on any payment date immediately following an accounting date as of which the aggregate principal balance is equal to or less than 10% (or any other percentage as may be specified in the prospectus supplement) of the cutoff date principal balance, all remaining receivables in the trust and the other remaining trust property at a price equal to the aggregate of their purchase amounts and the appraised value of any other remaining trust property. The exercise of this right will effect an early retirement of the certificates and notes.

     Unless we specify otherwise in the prospectus supplement, for each series of securities, the owner trustee will give written notice of the final distribution with respect to the certificates, if any, to each certificateholder of record, and the indenture trustee will give written notice of the final payment with respect to the notes, if any, to each noteholder of record. The final distribution to any certificateholder and the final payment to any noteholder will be made only upon surrender and cancellation of the holder's certificate or note at the office or agency of the owner trustee, for certificates, or of the indenture trustee, for notes, specified in the notice of termination. Any funds remaining in the trust, after the owner trustee or the indenture trustee has taken measures to locate a certificateholder or noteholder, as the case may be, and these measures have failed, will be distributed to The United Way, and the certificateholders and noteholders, by acceptance of their certificates and notes, will waive any rights with respect to such funds.

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

THE OWNER TRUSTEE

     The owner trustee for each trust will be specified in the prospectus supplement. The owner trustee, in its individual capacity or otherwise, and any of its affiliates may hold certificates or notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the owner trustee, with the consent of the servicer and the security insurer, if any (so long as an insurer default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the trust. In the event of appointment, all rights, powers, duties and obligations conferred or imposed upon the owner trustee by the trust documents will be conferred or imposed upon the owner trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction where the owner trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the owner trustee.

     The owner trustee of any trust may resign at any time, in which event the general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer or its successor will be obligated to appoint a successor trustee acceptable to the security insurer, if any (before an insurer default). The general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer may also remove the owner trustee, with the consent of the security insurer, if any (before an insurer default), if the owner trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In these circumstances, the general partner, if any, specified in the prospectus supplement or, if no general partner is specified, the servicer will be obligated to appoint a successor trustee, acceptable to the security insurer, if any (before an insurer default). Any resignation or removal of the owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

     The owner trustee will make no representation as to the validity or sufficiency of any trust document, the certificates or the notes (other than its execution of the certificates and the notes), the receivables, any financial guaranty insurance policy or any other credit enhancement or any documents, and will not be accountable for the use or application by the servicer of any funds paid to the servicer in respect of the certificates, the notes or the receivables prior to deposit in the collection account.

     The owner trustee will be required to perform only those duties specifically required of it under the trust documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the servicer to the owner trustee under the trust documents, in which case it will only be required to examine the certificates, reports or instruments to determine whether they conform substantially to the requirements of the trust documents.

     The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust documents or to institute, conduct, or defend any litigation under them or in relation to them at the request, order or direction of any of the certificateholders or noteholders, unless the certificateholders or noteholders have offered the owner trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred. No certificateholder nor any noteholders will have any right under the trust documents to institute any proceeding with respect to the trust documents, unless the holder has given the owner trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the certificate balance or the holders of notes evidencing not less than 25% of the aggregate principal balance of the notes then outstanding, as the case may be, have made written request to the owner trustee to institute a proceeding in its own name as trustee and have offered to the owner trustee reasonable indemnity, and the owner trustee for 30 days after the receipt of a notice, request and offer to indemnify has neglected or refused to institute any proceedings. Certificateholders and noteholders will not have the right to make a claim directly under any financial guaranty insurance policy issued with respect to a series, but in the event that the owner trustee or the indenture trustee fails to make a claim, certificateholders and noteholders may compel the owner trustee or the indenture trustee, as applicable, to do so.

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

ADMINISTRATOR

     If an administrator is specified in the prospectus supplement, such administrator will enter into an agreement pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture and the trust agreement.

                        LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The receivables are chattel paper as defined in the UCC in effect in the States of Minnesota, New York and Texas. Pursuant to the UCC, an ownership interest in chattel paper is perfected by possession or by filing a UCC-1 financing statement in the state where our principal executive office is located. We, as seller, and Arcadia Financial will file financing statements covering the receivables in Minnesota and Texas. In addition, the documents evidencing the receivables initially will be held by the custodian specified in the prospectus supplement for the trust.

     The servicer will be obligated to take those actions as are necessary to continue the perfection of each trust's interest in the receivables and the proceeds. Arcadia Financial will warrant in each purchase agreement for the receivables held by the trust, and in the trust documents we, as seller, will assign the right to enforce those warranties to the owner trustee on behalf of the trust, and the owner trustee will pledge that right to the indenture trustee as collateral for any notes that, as of the closing date:

          (1) the receivables have not been sold, pledged or assigned by Arcadia Financial or the seller to any other person;

          (2) that it has good and indefeasible title and is the sole owner free of any liens; and

          (3) immediately upon the transfer of the receivables to that trust under the trust document, the trust will have good and indefeasible title to and will be the sole owner of the receivables, free of any liens.

In the event of an uncured breach of any warranties in a purchase agreement that materially and adversely affects the trust's, certificateholders' or noteholders' interest in any receivable, Arcadia Financial will be obligated to repurchase that receivable.

     Unless we provide otherwise in the prospectus supplement, Arcadia Financial will hold the receivable files for each trust under a custodian agreement with the trust. The receivable files will be physically segregated. Despite these precautions, if any of the receivables were sold to another party, or a security interest were granted to another party, that purchased, or took a security interest in, any of those receivables in the ordinary course of its business and took possession of those receivables, the purchaser or secured party would acquire an interest in the receivables superior to the interest of the trust if the purchaser or secured party acquired, or took a security interest in, the receivables for new value and without actual knowledge of that trust's interest.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Security interests in the financed vehicles must be perfected by notation of the secured party's lien on the certificate of title or by notation on or actual possession of the certificate of title, depending on the law of the state where the purchaser resides. The practice of Arcadia Financial is to take whatever action is required in each state to perfect a security interest for a financed vehicle in that state. Due to clerical errors, administrative delays or other mistakes, the correct actions may not have been taken to perfect an interest in a

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

financed vehicle in which case our security interest in the financed vehicle would be subordinate to the interests of others such as:

          (1) subsequent purchasers of the financed vehicle;

          (2) holders of perfected security interests in the financed vehicle;
     and

          (3) the trustee in bankruptcy of the obligor.

That failure would give rise to a repurchase event and obligate Arcadia Financial to repurchase the affected receivable if the interests of the certificateholders, noteholders or trust were materially and adversely affected.

     Under the trust documents, the seller will assign the security interests in the financed vehicles assigned to it by Arcadia Financial under the purchase agreement to the owner trustee on behalf of the trust. Because of the administrative burden and expense that would be entailed in doing so, none of Arcadia Financial, the seller, the owner trustee or the servicer will be required, except to the extent provided below, to amend the certificates of title, or other lien certificates, to identify the owner trustee, or the seller, as the new secured party and, accordingly, Arcadia Financial will continue to be named as the secured party on the certificates of title, or other lien certificate, relating to the financed vehicles. Further, the servicer will be required to note the interest of the trust on the certificates of title for the financed vehicles only upon a servicer termination event, or in an event of default under the insurance agreement, if any, prior to an insurer default, or under some circumstances and unless an insurer default shall have occurred and be continuing, at the request of the security insurer, if any. In most states, an assignment under the trust documents should be an effective transfer of a security interest without amendment of any lien noted on the certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the obligor or administrative error by state recording officials, the notation of the lien of Arcadia Financial on the certificate of title should be sufficient to protect the trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the financed vehicle. However, in the absence of an amendment, the security interest of the trust in the financed vehicles might be defeated by, among others, the trustee in bankruptcy of Arcadia Financial or the obligor. However, that failure would give rise to a repurchase event and obligate Arcadia Financial to repurchase the affected receivable if the interests of the certificateholders, noteholders or trust were materially and adversely affected.

     In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly, the secured party must surrender possession if it holds the certificate of title to the vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing its receivables portfolio, it is the practice of Arcadia Financial to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed vehicle, Arcadia Financial must surrender possession of the certificate of title or receive notice as a result of its lien and accordingly should have an opportunity to require satisfaction of the receivable before release of the lien. Under the trust documents, the servicer will be obligated to take steps, at the servicer's expense, as are necessary to maintain perfection of security interest in the financed vehicle, and the failure to take those steps would obligate the servicer to purchase the receivable if that failure materially and adversely affects the interests of the certificateholders, noteholders and trust in the receivables.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. We, as the seller in the trust documents, and Arcadia Financial in the purchase agreement, will represent that, immediately before the sale, assignment and transfer to the trust, each receivable held by that trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of us as the seller, or Arcadia Financial, as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a receivable. In addition, the laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the owner trustee, indenture trustee, certificateholders or noteholders in the event that a lien or confiscation arises, and if that lien arises or confiscation occurs after the date of issuance of any series of certificates and notes, neither Arcadia Financial nor the servicer will be required to repurchase or purchase the receivable.

REPOSSESSION

     In the event of default by an obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless those means would constitute a breach of the peace. Self-help repossession is the method employed by Arcadia Financial in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default before repossession. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party could be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The servicer will be required to indemnify the trust for any liability imposed upon the trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral before actual sale by paying the secured party the entire unpaid time balance of the obligation, less any unaccrued finance charges, plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of a financed vehicle generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit these judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Arcadia Financial generally seeks to recover any deficiency existing after repossession and sale of a financed vehicle.

     Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien on the vehicle, if certain conditions have been met. If no new lienholder exists, we would generally remit the surplus to the former owner of the vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     The Soldiers' and Sailors' Civil Relief Act of 1940 imposes some limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person before entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into before the person's entering military service, for a loan default which occurred before or during such service, without court action. The Soldiers' and Sailors' Civil Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Soldiers' and Sailors' Civil Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act, the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

     In addition to federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts and promissory notes under which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the trustee, to enforce consumer finance contracts such as the receivables. The credit practices rule of the Federal Trade Commission imposes additional restrictions on contract provisions and credit practices.

     The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions, and some related lenders and their assignees, to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to the aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due is subject to these claims and defenses. Accordingly, each trust, as assignee of the receivables, will be subject to claims or defenses that the purchaser of the financed vehicle may assert against the seller of the vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

     In addition, for used vehicles, the FTC's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete, and display a buyer's guide which explains the warranty coverage for those vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a buyer's guide or odometer disclosure statement was not provided to the purchaser of a financed vehicle, the purchaser might be able to assert a defense as to a retail installment sales contract or promissory note against the seller of the motor vehicle.

     Under the Texas Credit Code, non-bank retail installment sellers and their assignees are required to register with the Office of Consumer Credit Commissioner of Texas. The Texas Credit Code imposes disclosure and substantive requirements on the sellers and any subsequent holder of the contracts and imposes monetary penalties for violations.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     We will warrant in the trust document, and Arcadia Financial will warrant in the purchase agreement, that as of the date of origination each receivable held by the trust complied with all requirements of applicable law in all material respects. Accordingly, if the trust's interest in a receivable were materially and adversely affected by a violation of any law, that violation would constitute a repurchase event and would obligate Arcadia Financial to repurchase the receivable unless the breach were cured. Under each purchase agreement, Arcadia Financial will be required to indemnify the trust for any liability resulting from the failure of a receivable to be in compliance with all requirements of law.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

     The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of securities will be discussed in the prospectus supplement. The discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which are subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan from engaging in some transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Internal Revenue Code with respect to the plan. ERISA also imposes some duties and some prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of the plan. A violation of these prohibited transaction rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons.

     Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation was applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of notes and certificates will be discussed in the prospectus supplement.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

     You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy these reports and other information at the following regional offices of the SEC:

New York Regional Office            Chicago Regional Office
Seven World Trade Center            Citicorp Center
Suite 1300                          500 West Madison Street,
New York, NY 100048                 Suite 1400 Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

     All documents of a trust formed by the seller for purposes of an offering under this prospectus filed with the SEC under to Section 13(a), 13(c), 15 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the certificates or notes issued by that trust, will be incorporated by reference into this prospectus.

     We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, exhibits to those documents. Please direct your requests for copies to Associates Corporation of North America, 250 East Carpenter Freeway, Irving, Texas 75062,
Attention: Senior Vice President -- Corporate Finance, telephone number (972) 652-4000.

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

                              PLAN OF DISTRIBUTION

     Under the terms and conditions of an underwriting agreement for each trust, we will agree to sell to each of the underwriters named under each trust's prospectus supplement and the underwriters will severally agree to purchase the principal amount of each class of securities of the series described in the prospectus supplement.

     In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions described in the underwriting agreement, to purchase all of the securities which are offered under this prospectus and the prospectus supplement if any of the securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, the nondefaulting underwriters may have to buy larger amounts of securities, or it may provide that the underwriting agreement may be terminated.

     Each prospectus supplement will either:

          (1) describe the price at which each class of securities being offered will be offered to the public and any concessions offered to some dealers participating in the offering of securities; or

          (2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and concession amount may be changed.

     Each underwriting agreement will provide that Arcadia Financial and we, as seller, will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933.

     The indenture trustee, if any, may, from time to time, invest the funds in the designated accounts in eligible investments acquired from the underwriters.

     Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes of securities in that offering.

     The place and time of delivery for the securities for which this prospectus is delivered will be explained in the prospectus supplement.

                           MARKET MAKING TRANSACTIONS

     This prospectus and any prospectus supplement may be used by broker-dealer affiliates of Arcadia Receivables Finance Corp. in connection with offers and sales of the securities issued by the Trust in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any broker-dealer affiliate of Arcadia Receivables Finance Corp. may act as principal or agent in such transactions. No broker-dealer affiliate of Arcadia Receivables Finance Corp. has any obligation to make a market in any of the outstanding securities and any broker-dealer affiliate may discontinue its market-making activities at any time without notice, at its sole discretion.

     Each of the broker-dealer affiliates of Arcadia Receivables Finance Corp. is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the outstanding securities issued by the Trust. Accordingly, the participation of any such entity in the offerings of outstanding securities issued by the Trust will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                                 LEGAL MATTERS

     Some matters about the validity of the certificates and the notes will be passed upon for the seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the certificates and the notes will be passed upon for the underwriters named in the prospectus supplement by counsel named in the prospectus supplement.

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the securities will be available only in book-entry form. Investors in the global securities may hold these global securities through any of The Depository Trust Company ("DTC"), Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear System ("Euroclear"). The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, that is, seven calendar day settlement.

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet special requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depository to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. In many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depository, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, such as if the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the global securities in the U.S. from a DTC participant one day before settlement, which would give the global notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payment of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

          (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between a beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

          (b) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners of global securities or its agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term U.S. person means:

          (1) a citizen or resident of the United States;

          (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision;

          (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. federal income tax withholding relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisers for specific tax advice about holding and disposing of the global securities.

             ------------------------------------------------------
             ------------------------------------------------------
     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE. WE ARE NOT OFFERING THE NOTES IN ANY STATES WHERE IT IS NOT PERMITTED.

                             ----------------------

                       ARCADIA RECEIVABLES FINANCE CORP.
                                     SELLER

                             ARCADIA FINANCIAL LTD.
                                    SERVICER

                          A WHOLLY OWNED SUBSIDIARY OF

                    ASSOCIATES CORPORATION OF NORTH AMERICA

                             ----------------------

Dealer Prospectus Delivery Obligation. Dealers will deliver this prospectus supplement and the accompanying prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and
accompanying prospectus until            .

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------


                             ASSOCIATES AUTOMOBILE
                               RECEIVABLES TRUST
                             $            CLASS A-1
                                % ASSET-BACKED NOTES
                             $            CLASS A-2
                                % ASSET-BACKED NOTES
                             $            CLASS A-3
                                % ASSET-BACKED NOTES
                             $            CLASS A-4
                                % ASSET-BACKED NOTES
                             $            CLASS A-5
                                % ASSET-BACKED NOTES
                      Payment of interest and principal on
                    the        Notes is unconditionally and
                        irrevocably guaranteed pursuant
                          to a Note Guaranty Insurance
                                policy issued by

                        [SECURITY INSURER, IF ANY, LOGO]

                             ----------------------
                             PROSPECTUS SUPPLEMENT

                             ----------------------






                                 [UNDERWRITERS]
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be incurred in connection with the offering of the Automobile Receivables-Backed Securities, other than underwriting discounts and commissions, described in this Registration
Statement:

Securities and Exchange Commission Registration Fee.........       120,816*
Printing and Engraving......................................  $    187,500**
Legal Fees and Expenses.....................................       375,000**
Blue Sky Filing and Counsel Fees............................        75,000**
Accounting Fees and Expenses................................        62,500**
Trustee Fees and Expenses...................................       150,000**
Rating Agencies' Fees.......................................       250,000**
Miscellaneous Expenses......................................        29,184
                                                              ------------
Total.......................................................  $  1,250,000**
                                                              ============

----------
*  Previously Paid

** All fees and expenses, other than the Securities and Exchange Commission
   Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Arcadia Receivables Finance Corp. is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    The Certificate of Incorporation and Bylaws of Arcadia Receivables Finance Corp. provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 16.  EXHIBITS.

    The Exhibits filed as part of this Registration Statement are:

      1.1     --      Form of Pricing Agreement (incorporated by reference to
                      Exhibit 1.1 to the Registrant's Current Report on Form 8-K dated September 7, 2000).

      1.2     --      Form of Underwriting Agreement (incorporated by reference
                      to Exhibit 1.2 to the Registrant's Current Report on Form
                      8-K dated September 7, 2000).

      3.1     --      Certificate of Incorporation of the Registrant
                      (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, for the quarter ended June 30, 1997).

      3.2     --      ByLaws of the Registrant (incorporated by reference to
                      Exhibit 3.2 to the Registrant's Quarterly Report on Form
                      10-Q, for the quarter ended June 30, 1997).

      4.1     --      Form of Pooling and Servicing Agreement among the
                      Registrant, the Servicer and the Owner Trustee, including
                      OFL Grantor Trusts Standard Terms and Conditions of
                      Agreement Effective January 31, 1995 (incorporated by reference to Exhibit 4.1 to the Registrant's Current
                      Report on Form 8-K dated January 31, 1995).

      4.2     --      Form of Sale and Servicing Agreement relating to Trusts
                      including Pre-Funding Accounts or issuing Notes
                      (incorporated by reference to Exhibit 4.3 to the registrant's Current Report on Form 8-K, dated September
                      7, 2000).

      4.3     --      Form of Trust Agreement relating to Trusts including
                      Pre-Funding Accounts or issuing Notes (incorporated by reference to Exhibit 4.1 to the Registrant's Current
                      Report on Form 8-K, dated September 7, 2000).

      4.4     --      Form of Indenture between the Trust and the Indenture
                      Trustee, including form of Note (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form
                      8-K, dated September 7, 2000).

      5.1     --      Opinion and consent of Dorsey & Whitney LLP with respect
                      to legality.

      8.1     --      Opinion and consent of Dorsey & Whitney LLP with respect
                      to tax matters (to be filed by amendment).

     10.1     --      Form of Purchase Agreement between the Registrant and
                      Arcadia Financial Ltd. (incorporated by reference to
                      Exhibit 4.4 to the Registrant's Current Report on Form
                      8-K, dated September 7, 2000).

     23.1     --      Consent of Dorsey & Whitney LLP (included as part of
                      Exhibit 5.1).

     23.2     --      Consent of Dorsey & Whitney LLP (included as part of
                      Exhibit 8.1).

     25.1     --      Form of T-1 Statement of Eligibility under the Trust
                      Indenture Act of 1939 of the Indenture Trustee
                      (incorporated by reference to Form 305B2, dated September
                      21, 2000).

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, where applicable, each filing of the employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon

    Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in the information set forth in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 31st day of January, 2001.

                                          ARCADIA RECEIVABLES FINANCE CORP.

                                          By /s/ JUDITH L. LETO
                                             ------------------------------
                                             Judith L. Leto
                                             Senior Vice President
                                             and Controller

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 31, 2001. Each person whose signature to this Registration
Statement appears below hereby constitutes and appoints Judith L. Leto or Michael J. Forde, Esq., as his true and lawful attorneys-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


                    SIGNATURE                                  TITLE                           DATE
--------------------------------------------------  ----------------------------          --------------

             /s/ JERRY W. BAYLESS
   -------------------------------------------      President,                           January 31, 2001
               Jerry W. Bayless                      Director (principal
                                                     executive officer)


                                                    Senior Vice President                January 31, 2001
                /s/ JUDITH L. LETO                   and Controller
   -------------------------------------------       (principal financial
                  Judith L. Leto                     officer)


              /s/ R. STEPHEN NICHOLS                Executive Vice President and         January 31, 2001
   -------------------------------------------       General Counsel, Director
                R. Stephen Nichols


              /s/ JAMES W. PARKER
   -------------------------------------------      Director                             January 31, 2001
                James W. Parker


              /s/ JOSEPH E. THEIS
   -------------------------------------------      Director                             January 31, 2001
                Joseph E. Theis

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

   1.1    --      Form of Pricing Agreement (incorporated by reference to
                  Exhibit 1.1 to the Registrant's Current Report on Form 8-K
                  dated September 7, 2000).

   1.2    --      Form of Underwriting Agreement (incorporated by reference to
                  Exhibit 1.2 to the Registrant's Current Report on Form 8-K
                  dated September 7, 2000).

   3.1    --      Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly
                  Report on Form 10-Q, for the quarter ended June 30, 1997).

   3.2    --      ByLaws of the Registrant (incorporated by reference to Exhibit
                  3.2 to the Registrant's Quarterly Report on Form 10-Q, for the
                  quarter ended June 30, 1997).

   4.1    --      Form of Pooling and Servicing Agreement among the Registrant, the Servicer and the Owner Trustee, including OFL Grantor
                  Trusts Standard Terms and Conditions of Agreement Effective
                  January 31, 1995 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated January 31,
                  1995).

   4.2    --      Form of Sale and Servicing Agreement relating to Trusts
                  including Pre-Funding Accounts or issuing Notes (incorporated by reference to Exhibit 4.3 to the registrant's Current Report on Form 8-K, dated September 7, 2000).

   4.3    --      Form of Trust Agreement relating to Trusts including
                  Pre-Funding Accounts or issuing Notes (incorporated by
                  reference to Exhibit 4.1 to the Registrant's Current Report on
                  Form 8-K, dated September 7, 2000).

   4.4    --      Form of Indenture between the Trust and the Indenture Trustee, including form of Note (incorporated by reference to Exhibit
                  4.2 to the Registrant's Current Report on Form 8-K, dated
                  September 7, 2000).

   5.1    --      Opinion and consent of Dorsey & Whitney LLP with respect to legality.

   8.1    --      Opinion and consent of Dorsey & Whitney LLP with respect to tax matters (to be filed by amendment).

  10.1    --      Form of Purchase Agreement between the Registrant and Arcadia
                  Financial Ltd. (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K, dated September
                  7, 2000).

  23.1    --      Consent of Dorsey & Whitney LLP (included as part of Exhibit
                  5.1).

  23.2    --      Consent of Dorsey & Whitney LLP (included as part of Exhibit
                  8.1).

  25.1    --      Form of T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of the Indenture Trustee (incorporated by
                  reference to Form 305B2, dated September 21, 2000).